    As filed with the Securities and Exchange Commission on November 20, 1997
                                                      Registration No. 333-31407

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 -------------
                               AMENDMENT NO. 2 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                        PHOENIX PRESCHOOL HOLDINGS, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



             Pennsylvania                             8351                         52-2044492
----------------------------------------------------------------------------------------------------
   (State or other jurisdiction of        (Primary Standard Industrial          (I.R.S. Employer
    incorporation or organization)        Classification Code Number)        Identification Number)


                        PHOENIX PRESCHOOL HOLDINGS, INC.
                                   31st Floor
                              150 East 58th Street
                               New York, NY 10155
                                 (212) 826-6130
               (Address, including zip code, and telephone number,
                      including area code, of Registrant's
                          principal executive offices)

                               MICHAEL C. KOFFLER
                 Chairman, Chief Executive Officer and President
                        Phoenix Preschool Holdings, Inc.
                                   31st Floor
                              150 East 58th Street
                               New York, NY 10155
                                 (212) 826-6130
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:


    FREDERICK D. LIPMAN, ESQUIRE                      JAY M. KAPLOWITZ, ESQUIRE
     MICHAEL MEDVECKUS, ESQUIRE                       ARTHUR S. MARCUS, ESQUIRE
   Blank Rome Comisky & McCauley            Gersten, Savage, Kaplowitz & Fredericks, LLP
          One Logan Square                              101 East 52nd Street
  Philadelphia, Pennsylvania 19103                     New York, NY 10022-6018
           (215) 569-5500                                  (212) 752-9700


           Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434 please check the following box. |_|


                       CALCULATION OF REGISTRATION FEE(1)

=================================================================================================================
                                                               Proposed
                                                                maximum
                                                            offering price
       Title of each class of                Amount            per share     Proposed maximum       Amount of
     securities to be registered        to be registered                     offering price(2)   registration fee
------------------------------------------------------------------------------------------------------------------

Common Stock.........................           1,466,250(3)    $4.25           $  6,231,562.50      $    1,888.35
------------------------------------------------------------------------------------------------------------------
Warrants.............................           1,466,250(3)    $0.125          $    183,281.25             $55.54
------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon exercise
of Warrants..........................            1,466,250      $5.10(6)        $  7,477,875.00      $    2,266.02
------------------------------------------------------------------------------------------------------------------
Underwriters' Warrants...............              127,500       ----           $         10.00                 (5)
------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to
Underwriters' Warrants...............              127,500      $5.10           $    650,250.00      $      197.05
------------------------------------------------------------------------------------------------------------------
Warrants issuable pursuant to
Underwriters' Warrants...............              127,500      $0.15           $     19,125.00      $        5.80
------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon exercise
of Warrants granted pursuant to
Underwriters' Warrants...............              127,500(4)   $5.10(6)        $    650,250.00      $      197.05
------------------------------------------------------------------------------------------------------------------
Total Fee for Registration...........                                                                $ 4,609.81 (7)
------------------------------------------------------------------------------------------------------------------



(1) Included due to change in offering price of shares and reconfiguration of offering.


(2)      Estimated solely for purposes of calculating registration fee.


(3) Includes 191,250 shares of Common Stock and 191,250 Warrants which the Underwriters have the option to purchase to cover over-allotments, if any. See "Underwriting."


(4) Pursuant to Rule 416, there are also being registered such indeterminate number of additional shares as may become issuable pursuant to the anti-dilution provisions of the Warrants and the Underwriters' Warrants (and the Warrants included therein).

(5) Pursuant to Rule 457(g) promulgated under the Securities Act of 1993, no filing fee is required.

(6)      Calculated pursuant to Rule 457(g).

(7) Registration fee in the amount of $6,669.01 was paid upon filing of initial registration statement.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

      This Offering Memorandum and the information contained herein are subject to change, completion or amendment without notice. These securities may not be sold nor may an offer to buy be accepted prior to the time the Offering Memorandum is delivered in final form. Under no circumstances shall this Offering Memorandum constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.


                 Subject to Completion, Dated November 20, 1997

PROSPECTUS                                                              [LOGO]

                        PHOENIX PRESCHOOL HOLDINGS, INC.

                        1,275,000 Shares of Common Stock

                                       and

                               1,275,000 Warrants
                   (each to acquire one share of Common Stock)

         Phoenix Preschool Holdings, Inc. (the "Company"), a Pennsylvania corporation, is hereby offering (a) 1,275,000 shares of its common stock (the "Common Stock"), par value $0.10 per share, and, (b) on behalf of the selling securityholders named herein (the "Selling Securityholders"), 1,275,000 redeemable stock purchase warrants (each a "Warrant") each to acquire one share of Common Stock (the "Offering"). The Company will not receive any of the proceeds of the sale of the Warrants. The Warrants are exercisable at an exercise price of $5.10 per share for a period of three years commencing two years from the effective date of the Company's registration statement filed with the Securities and Exchange Commission in connection with the Offering (the "Effective Date"). The exercise price of the Warrants is subject to adjustment in certain events pursuant to the anti-dilution provisions thereof. The Warrants are subject to redemption by the Company, in whole or in part, at $0.05 per Warrant, at any time commencing two years after the Effective Date, on not less than thirty (30) days prior written notice to the holders of the Warrants, provided that the closing sale price of the Common Stock has been at least $7.00 for the twenty (20) consecutive trading days ending on the third day prior to the date on which the Company gives notice of redemption. The Warrants will remain exercisable until the close of business on the day immediately preceding the date fixed for redemption.

         Prior to the Offering, there has been no public market for the Common Stock or the Warrants, and there can be no assurance that a public market for such securities will develop or be sustained after completion of the Offering. See "Risk Factors--Absence of Public Trading Market." It is anticipated that the Common Stock and Warrants will be separately traded. The Company has applied to have the Common Stock and Warrants quoted on The Nasdaq SmallCap Market, under the proposed symbols "FENX" and "FENXW," respectively, and listed on the Boston Stock Exchange, under the proposed symbols "FNX and FNXW," respectively. No assurance can be given that the Company will receive approval to have its Common Stock and Warrants listed on the Boston Stock Exchange or quoted on the NASDAQ SmallCap Market. See "Market for Securities and Related Stockholder Matters." The offering price per share of Common Stock and per Warrant have been established through negotiations between Duke & Co., Inc. and Briarwood Investment Counsel (together, the "Underwriters") and the Company, and does not necessarily bear any relationship to any generally accepted criteria of value. See "Underwriting" for a discussion of the factors considered in determining the initial public offering price.

   THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS" AND "DILUTION" AT
     PAGES 6 AND 19 OF THIS PROSPECTUS. ONLY INVESTORS WHO CAN BEAR THE RISK
            OF LOSS OF THEIR ENTIRE INVESTMENT IN THE COMPANY SHOULD
                   INVEST IN THE COMMON STOCK AND/OR WARRANTS.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                        ---------------------------------

=====================================================================================================================
                                                                              Underwriting
                                                          Price to           Discounts and          Proceeds to
                                                           Public            Commissions(1)          Company(2)
---------------------------------------------------------------------------------------------------------------------
Common Stock......................................         $ 4.25               $ 0.425               $ 3.825
---------------------------------------------------------------------------------------------------------------------
Total(3)..........................................      $ 5,418,750            $ 541,875             $4,876,875
=====================================================================================================================

=====================================================================================================================
                                                                              Underwriting            Proceeds
                                                          Price to           Discounts and           to Selling
                                                           Public            Commissions(1)     Securityholders(2)
---------------------------------------------------------------------------------------------------------------------
Warrants..........................................         $0.125               $0.0125               $0.1125
---------------------------------------------------------------------------------------------------------------------
Total(3).........................................       $ 159,375             $15,937.50           $ 143,437.50
=====================================================================================================================

(1) The Company has agreed to pay the Underwriters a sales commission of 10% of the gross proceeds of the Offering. Underwriting discounts shown excludes (i) a non-accountable expense allowance equal to 3% ($0.1275 per share of Common Stock and $.00375 per Warrant, or $167,343.75 in total (less $27,300 which the Company paid to a previous underwriter)) of the gross proceeds of the Offering payable to the Underwriters; (ii) warrants (the "Underwriters' Warrants") entitling the Underwriters to acquire up to 10% of the number of shares of Common Stock and Warrants sold to the public in the Offering (excluding the Over-allotment Option described in note 3 below) at an exercise price of $5.10 per share and $0.15 per Warrant (120% of the Price to Public); (iii) a financial advisory fee of $4,166 per month payable to the Underwriters for the twenty-four (24) months following the Offering (which is payable in full ($99,984) at the closing of the Offering); and (iv) a Warrant solicitation fee of 8% of the exercise price of each Warrant exercised more than twelve (12) months after the Offering under certain circumstances. The Company has agreed to indemnify the Underwriters against certain liabilities, including certain liabilities under the federal securities laws. See "Underwriting."

(2) After deducting the 10% sales commission payable to the Underwriters, but before payment of the non-accountable expense allowance and legal, accounting and other expenses of the Offering (estimated to be $710,000) payable by the Company.

(3) The Company has granted the Underwriters an option, exercisable within forty-five (45) calendar days of the date hereof, to purchase from the Company up to 191,250 additional shares of Common Stock and/or Warrants solely to cover over-allotments, if any (the "Over-allotment Option"). To the extent that such option is exercised, the Underwriters will offer the additional Common Stock and/or Warrants at the Price to Public shown above. If the option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be approximately $6,414,844, $641,484 and $5,773,359, respectively.
      See "Underwriting."

         The Common Stock and Warrants are offered by the Underwriters on a "firm-commitment" basis, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, subject to the approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify the Offering and to reject any order in whole or part. It is expected that delivery of the shares of Common Stock and Warrants will be made against payment therefor at the offices of Duke & Co., Inc., 909 Third Avenue, New York, New York, on or about _____________, 1997.


                                     [Logo]

                                DUKE & CO., INC.

                          BRIARWOOD INVESTMENT COUNSEL

             The date of this Prospectus is _______________ __, 1997

                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (together with all exhibits and schedules thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in such Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company, the securities offered by this Prospectus and related matters, reference is made to such Registration Statement, including the exhibits filed as a part thereof. Each statement in this Prospectus referring to a document filed as an exhibit to such Registration Statement is qualified by reference to the exhibit for a complete statement of its terms and conditions.

         Following the Offering, the Company will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will file reports, proxy statements, information statements, and other information with the Commission. So long as the Company is subject to the reporting requirements of the Exchange Act, it will continue to furnish the reports and other information required thereby to the Commission. The Company will furnish to its stockholders annual reports containing audited financial statements and an opinion thereon expressed by the Company's independent auditors and will make available copies of quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

         The Registration Statement and any reports and other information to be filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows: Chicago Regional Office, Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, IL 60661-2511; and New York Regional Office, 7 World Trade Center, New York, NY 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web Site is http://www.sec.gov. In addition, such reports, proxy statements and other information concerning the Company will also be available for inspection at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, DC 20006 and the Boston Stock Exchange, Member Services Department, One Boston Place, Boston, MA 02108.

         CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK AND WARRANTS, INCLUDING COMMON STOCK AND WARRANTS, OFFERED HEREBY, INCLUDING PURCHASES OF SUCH SECURITIES TO STABILIZE MARKET PRICES. PURCHASES OF SUCH SECURITIES TO COVER SOME OR ALL OF A SHORT POSITION IN SUCH SECURITIES MAINTAINED BY THE UNDERWRITERS AND THE IMPOSITION OF PENALTY BIDS.
FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

         DUE TO CERTAIN RESTRICTIONS IMPOSED BY THE STATE OF CALIFORNIA, EACH PURCHASER OF SECURITIES AND EACH TRANSFEREE THEREOF RESIDING IN CALIFORNIA MUST, EITHER INDIVIDUALLY OR JOINTLY WITH THE PERSON'S SPOUSE, MEET THE FOLLOWING SUITABILITY STANDARDS: (1) NOT LESS THAN $250,000 LIQUID NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES) PLUS $65,000 OF GROSS ANNUAL INCOME OR
(2) $500,000 LIQUID NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES) OR (3) $1,000,000 NET WORTH (INCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES), OR (4) $200,000 GROSS ANNUAL INCOME.

                               PROSPECTUS SUMMARY


         The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the consolidated financial statements, including the notes thereto appearing elsewhere in this Prospectus. Prospective investors should carefully consider the factors set forth under "Risk Factors." Except as otherwise specified, all information in this Prospectus assumes no exercise of the Over-allotment Option. See "Underwriting." Phoenix Preschool Holdings, Inc. is a newly formed Pennsylvania corporation which, following the reorganization described herein, became the holding company for Phoenix Preschool Education Centers, Inc. References to the "Company" in this Prospectus include, as the context requires, Phoenix Preschool Education Centers, Inc., the subsidiary and predecessor of the Company through the reorganization described herein. See "Reorganization."


                                   The Company

         Phoenix Preschool Holdings, Inc. (the "Company" or "Phoenix Preschool") provides for-profit child care through 22 child care centers located in Florida, Georgia and North Carolina. Center-based child care and preschool educational services are provided five days a week throughout the year to children between the ages of six weeks and 12 years. As of November 17, 1997, the Company had approximately 2,529 children enrolled in its centers, which had licensed capacity of 3,028 (full and part-time). All of the Company's child care centers are operated under the "Phoenix Preschool Education Centers, Inc." name. The Company's centers are primarily located on free-standing sites in suburban residential areas and/or near military installations, each with substantial preschool populations. See "Business -- Overview."

         The Company's strategy is to offer an independently developed educational curriculum within a stimulating environment in order to provide high quality child care and to maximize development and preparation of children for school. The Company emphasizes the recruitment, selection and ongoing training of its child care center directors. Within a framework of centralized financial and quality controls, the Company grants significant authority over center operations to its center directors and rewards directors and assistant directors on an incentive basis, tied to individual center performance.

         According to Childcare Information Exchange (1996), the child care industry is currently a $26 billion annual industry. The Company believes that the market for center-based child care will continue to grow rapidly. The Company believes the following factors will contribute to increased demand for high quality child care centers: a growing number of women in the work force with small children, single-parent homes, a shift in parental preference toward the more structured and education-based environment provided by center-based child care, as well as the effects of nationwide welfare reform, which encourages entry by mothers into the workforce.
See "Business -- Industry Overview."

         The percentage of mothers in the work force with children under age six has increased from 39% in 1975 to 58% in 1990 and reached 67% by the end of 1996. In addition, the child care industry is highly fragmented, with approximately 100,000 centers serving pre-school and/or school-age children in the United States. According to Childcare Information Exchange, ownership of the approximately 100,000 childcare centers breaks down as follows: (i) independent for-profit - 29%; (ii) independent non-profit - 25%; (iii) church-housed - 15%;
(iv) head start - 9%; (v) public school - 8%; (vi) sponsored non-profit - 8%; and (vii) for-profit chain - 6%. In total, 2,800 centers are owned by the six largest national child care providers. The Company believes that many child care centers are managed by individuals who lack the systems, financial sophistication and professional management skills to operate their centers profitably in an increasingly regulated industry. The Company believes that the industry will experience consolidation, as these factors, coupled with increasing competition from large, well capitalized and better known providers, combine to create a more difficult operating environment for smaller child care providers. See "Business -- Industry Overview."

         The Company has pursued a growth strategy that has focused on the acquisition of existing centers. Upon formation in 1995, the Company acquired eight units of a Florida entity in bankruptcy under Bankruptcy Court authority and installed a new management team with experience in the fields of child care and education. The Company then added eight centers through various acquisitions during 1996 and an additional six centers to date in 1997. See "Business -- Growth Strategy."

         The Company has developed a comprehensive education-based child care program for its centers that is designed to respond to the increasing demand for center-based care. Each of the Company's centers utilizes an age-appropriate, education-based curriculum designed to promote each child's intellectual, social, physical and emotional growth. In addition to the traditional areas of language arts, mathematics, science and creative arts, the Company's curriculum includes an incipient preschool computer science program and a foreign language program. The Company's centers incorporate a number of features designed to promote child safety and to support the Phoenix Preschool curriculum. In addition to interactive learning aids and toys, several centers include swimming pools. The Company's program also emphasizes continuous communication between teachers and parents concerning each child's development. The Company believes that this communication is critical to maintaining parental confidence and satisfaction. See "Business -- Curriculum."

         The Company has developed systems and methodologies with respect to its operating, accounting and quality control procedures that help it to maintain uniform quality standards. These systems and methodologies, which have been compiled in a series of manuals that are periodically revised and updated, were developed by the Company's management based upon its experience in the child care industry.

         Key to the operations of the Company is the implementation of a recently licensed data processing system. This system keeps account of the tuition and timesheets for staff and will utilize an internet routing system for information and e-mail between preschool sites and the home office. Additionally, a pilot program is in process to test the viability of using computers in teaching children. The Company is testing Apple Macintosh computers to gauge market responsiveness and is testing IBM-compatible personal computers in one of its North Carolina centers. The Company is also pursuing the delivery of preschool services to large employers, either contracted to Company sites, or utilizing a sponsor's site. See "Business -- Management Information System" and "-- Financial Planning; Budgeting and Cost Control."

         The Company is a newly organized corporation formed under the laws of the Commonwealth of Pennsylvania. Following the reorganization described herein, the Company holds all of the outstanding capital stock of Phoenix Preschool Education Centers, Inc., which was incorporated in May 1995 under the laws of the State of Delaware. See "Reorganization." The Company's principal executive offices are located at 150 East 58th Street, 31st Floor, New York, New York 10155, and its telephone number is (212) 826-6130.

                                  The Offering


Securities Offered..........................         The Company is offering (a) 1,275,000 of its common stock, $0.10 par value per share ("Common Stock") and (b) on behalf of the Selling Securityholders named herein, 1,275,000 redeemable stock purchase warrants ("Warrants"), as described below (the "Offering"). See "Description of Securities."

Common Stock Offering Price.................         $4.25 per share of Common Stock.

Warrant Offering Price......................         $0.125 per Warrant.

Warrants ...................................         Each Warrant entitles the investor to purchase one share of Common Stock.
                                                     See "Description of Securities--Warrants."

         Exercise Price.....................         $5.10 per share of Common  Stock,  subject  to  adjustment  in certain events. See "Description of Securities -- Warrants."

         Exercise Period....................         At any time during the three year period commencing two years from the date the Company's registration statement with respect to the Offering is declared effective by the Securities and Exchange Commission (the "Effective
                                                     Date"). See "Description of Securities -- Warrants."

         Redemption.........................         Warrants are redeemable by the Company at a redemption price of $0.05 per
                                                     Warrant upon not less than thirty (30) days prior written notice to the holders of the Warrants at any time commencing two years after the Effective
                                                     Date, provided that the closing sale price per share of Common Stock has been at least $7.00 for twenty (20) consecutive trading days ending on the third day prior to the date upon which the Company gives notice of redemption. The Warrants will remain exercisable until the close of business on the day immediately preceding the date fixed for redemption. See
                                                     "Description of Securities-- Warrants."

Market for Securities.......................         Prior to the Offering, there has been no public market for the Common Stock or the Warrants, and there can be no assurance that a public market for such securities will develop or be sustained after completion of the Offering.
                                                     See "Risk Factors --Absence of Public Trading Market," and "Market for
                                                     Securities and Related Stockholder Matters."



Proposed Nasdaq Smallcap
Market Symbols..............................         The Company has applied to have the Common Stock and Warrants quoted on The
                                                     Nasdaq SmallCap Market, under the proposed symbols "FENX" and "FENXW,"
                                                     respectively, and listed on the Boston Stock Exchange, under the proposed symbols "FNX" and "FNXW," respectively. See "Market for Securities and
                                                     Related Stockholder Matters."

Use of Proceeds.............................         The net proceeds of the Offering will be used (i) to acquire additional centers, (ii) to expand sales and marketing efforts, (iii) to repay an outstanding officer note, (iv) to repay certain promissory notes issued by the Company in a bridge financing completed in June, 1997, and (v) for working capital and other general corporate purposes. See "Use of Proceeds."

Common Stock Outstanding:

     Before the Offering....................         810,890 shares (1)

     After the Offering.....................         2,085,890 shares (1)

Warrants Outstanding:

     Before the Offering....................         1,275,000(2)

     After the Offering.....................         1,275,000(3)


Risk Factors................................         An investment in the Company's securities is highly speculative and involves substantial risks. Prospective investors should carefully review and consider the factors described under "Risk Factors."

-------------------

(1) Does not include (i) a minimum of 500,000 shares issuable upon conversion of the Company's Series A Preferred Stock, (ii) 1,527,277 shares reserved for issuance under the Company's Amended and Restated Stock Option Plan, of which options to purchase 1,307,883 shares of Common Stock were outstanding as of the date hereof; (iii) 14,583 shares reserved for issuance under the Company's Non-employee Stock Option Plan; (iv) up to 1,275,000 shares issuable upon exercise of the Company's privately placed Bridge Warrants (see note (2) below), which will be converted and constitute the Warrants sold hereunder; (v) an aggregate of 87,678 shares issuable upon exercise of two warrants issued to Gerard Cappello and Linda S. Cappello, with an adjusted exercise price of $0.63 per share; (vi) 127,500 shares issuable upon exercise of the Underwriters' Warrants, or (vii) 127,500 shares issuable upon exercise of Warrants included in the Underwriters' Warrants. See "Certain Transactions" and "Description of Securities -- Series A Preferred Stock."

(2) Figure shown reflects the number of shares of Common Stock which may be acquired pursuant to 25.5 warrants (the "Bridge Warrants"), issued by the Company in a bridge financing completed in June 1997. Each such Bridge Warrant provided an option to acquire up to 50,000 shares of Common Stock at an exercise price of $4.50 per share, and, in the aggregate, up to 1,275,000 shares of Common Stock were subject to Bridge Warrants. As of the Effective Date, the Bridge Warrants will automatically be converted into the Warrants issued in the Offering. Does not include an aggregate of 87,678 shares issuable upon the exercise of two unregistered warrants issued to Gerard Cappello and Linda S. Cappello, with an adjusted exercise price of $0.63 per share.

(3) Excludes 127,500 Warrants which may be acquired by the Underwriters pursuant to the Underwriters' Warrant. Does not include an aggregate of 87,678 shares issuable upon the exercise of two unregistered warrants issued to Gerard Cappello and Linda S. Cappello, with an adjusted exercise price of $0.63 per share.

                          SUMMARY FINANCIAL INFORMATION


         The following information has been derived from the Company's audited consolidated financial statements for the years ended June 30, 1997 and 1996 and its unaudited financial statements for the three months ended September 30, 1997 and 1996, included elsewhere in this Prospectus. This information should be read in conjunction with such consolidated financial statements, the related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations."



Operating Statement Data:
                                                                                      Three Months Ended
                                                       Year Ended June 30,              September 30,
                                                     ------------------------   ---------------------------
                                                        1997        1996            1997          1996
                                                     ---------- -------------   ------------- -------------
                                                            (In thousands, except per share amounts)
Revenue..........................................    $ 5,608       $ 2,824        $ 2,157       $ 1,123
Gross profit.....................................      2,104         1,196            849           487
Net loss.........................................      (288)         (200)           (30)          (89)
Net loss per common share........................      (.33)         (.23)          (.03)         (.10)
Weighted average number of common
   shares outstanding ...........................        863           863            863           863


 Balance Sheet Data:
                                                         June 30, 1997               September 30, 1997
                                                      ------------------------   ---------------------------
                                                                                                     As
                                                                                     Actual     Adjusted(1)
                                                                                 ---------------------------
                                                                         (In thousands)
Working capital (deficiency).....................          $  (426)               $ (599)       $ 2,917
Total assets.....................................             4,553                 4,523         7,707
Total debt.......................................             3,289                 3,222         2,336
Stockholder's equity ............................               621                   591         4,661

-------------
(1) Gives effect to (a) the 1,275,000 shares of Common Stock and 1,275,000 Warrants offered hereby and application of certain proceeds thereof toward the repayment of an officer's note in the amount of $248,000 and repayment of notes in the amount of $637,500 issued in the Company's bridge financing.

            CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

         Certain statements contained in this Prospectus such as statements in Management's Discussion and Analysis of Financial Condition and Results of Operations concerning the Company's ability to meet its liquidity needs and control costs; certain statements contained under the heading "Business" such as statements concerning strategy and government regulation; statements with respect to the Company's ability to acquire, integrate and achieve efficiencies with respect to new centers; statements concerning the growth of the child care and preschool education industry and other statements contained herein regarding matters that are not historical facts are forward looking statements (as such term is defined in the Securities Act) and because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. In many cases, forward looking statements may be identified by the use of words such as "believe," "anticipate" and "expect." Many aspects of the Company's operations are subject to influences outside its control. Any one or any combination of these factors could have a material adverse effect on the Company's business financial condition and results of operations. These factors include competitive pressures, economic conditions, governmental regulation and policies, and other conditions effecting capital markets. Factors which could cause actual results to differ materially include, but are not limited to, those discussed herein under "Risk Factors."


                                  RISK FACTORS

         In addition to the other information contained in this Prospectus, the following risk factors should be considered by investors in evaluating the Company and its business before purchasing the securities offered hereby. The securities offered involve a high degree of risk and as such should be purchased only by persons who can afford to sustain a total loss of their investment. The risk factors reflected below and elsewhere in this Prospectus are not intended to be an exhaustive list of all risks involved, but merely a representative listing of those risks currently contemplated by the Company.

1.        Ability to Implement Growth Strategy

         The mission of the Company is to grow through acquisition of additional preschool centers and internal growth of its preschool center business. While there are a large number of other existing day care/preschool centers currently in existence, it is not possible to guaranty that the anticipated growth will be achieved due to the suitability and availability of appropriate targets to the Company. Additionally, competition from rival companies for acquisition of centers targeted by the Company may hamper the Company's efforts depending upon the relative capital, financial resources and strength of such competitors. Future acquisitions may result in dilution of the Company's earnings and the ownership interests of then existing stockholders of the Company if the Company issues securities as part of the consideration for such acquisitions. The Company has historically obtained between 50% to 75% seller financing for its center acquisitions. There is no assurance that sellers will continue to provide this level of financing on terms that are acceptable to the Company. See "Business -- Growth Strategy."

         The Company does not presently have any pending acquisitions or plans, proposals or understandings with respect to future acquisitions. The Company does not presently expect to consider acquisitions involving entities related to the Company, although there are no written policies, procedures or controls in place which currently limit future transactions with parties related to the Company. If undertaken, the Company intends to obtain an independent appraisal in connection with any such transaction and would also require that such a transaction was on terms and conditions no less favorable to the Company than those which could be obtained from third parties. See "Certain Relationships and Related Transactions."

2.       Demographic and Seasonal Fluctuations

         Traditionally, education-oriented institutions experience dramatic downturns during the summer months. The Company expects to continue experiencing decreased revenues during the first quarter of its fiscal year, which quarter ends on September 30, adversely impacting cash flow. In addition to the decreased revenue during the summer season, demographic cycles could also adversely impact revenue at times when children outgrow their need for the Company's facilities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Seasonality."

3.        History of Losses/Future Uncertainty

         The Company experienced net losses of approximately $288,000 and approximately $200,000 for the fiscal years ending June 30, 1997 and 1996, respectively and a net loss of approximately $30,000 for the three months ended September 30, 1997. The Company had a working capital deficit of approximately $599,000 at September 30, 1997. The Company's ability to attain, maintain or improve profitability is dependent upon increased enrollment, acquisition of existing centers and significant modernization of its operations. Despite the Company's efforts to control expenses, because of unanticipated general economic conditions and negative demographic trends, the Company cannot ensure that it will be profitable in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


4.       Ability to Manage Expanding Operations

         The Company's anticipated future expansion may place a strain on its management systems and resources. The Company expects that it will be required to continue to improve its financial and management controls, reporting systems and procedures, and will need to expand and train its management personnel. There can be no assurance that the Company will be able to manage these tasks cost-effectively, and the failure to do so could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Growth Strategy."

5.       Availability of Suitable Locations

         The Company's growth and expansion plans depend on successful acquisitions of existing preschool centers and the ability to open additional centers in areas that have the desired demographics. Demographic, strategic and esthetic criteria are used in evaluating each targeted facility. The expenses of appropriate site analysis, acquisition due diligence and transactional costs may also adversely impact and operating results. See "Business -- Growth Strategy."

6.        Competition

         Competition for attracting and maintaining student enrollment among child care facilities is significant. It is estimated that there are approximately 100,000 licensed facilities for day care/preschool services across the United States; approximately 2,800 of which are owned by the five largest day care/preschool firms, including Kindercare Learning Centers, Inc. and La Petite, Inc. Additional competition comes from small individually owned facilities, small at-home sites and many religious/church sponsored child care, day care or preschool centers. While several of the large national chains have capital and financial resources significantly greater than those of the Company, many of the small religious and other non-profit operated centers benefit from significantly lower or no facility rental costs, and receive private and/or community contributions to subsidize their operating expenses. Curricula are also easily duplicated and are difficult to protect in any meaningful proprietary sense. See "Business -- Competition."

7.       Government Regulation; Reliance on Government Funding

         The Company's operations are subject to a variety of laws and regulations of federal, state and local authorities, including numerous state and local governmental regulatory and licensing requirements applicable to child care/preschool centers governing, among other things, the Company's buildings and facilities, discrimination on the basis of disability in public accommodations, fire safety, sanitary conditions, day care activities, social services requirements, food service requirements, staffing ratios, health, record keeping and curricula standards. Sanctions may be imposed by regulatory agencies consisting of probation, fines or, when warranted, suspension or revocation of applicable licenses. The Company has been fined by licensing agencies on different occasions for violations of certain requirements. Such fines were not material in amount. The Company believes that it is currently substantially in compliance with all material ordinances, regulations and laws currently in effect within the jurisdictions in which it operates. However, there can be no assurance that no additional restrictions will not be imposed upon the Company's operations in the future which might have a material adverse effect upon its business operating results.

         In order for the Company to operate its centers, the Company must first obtain licenses from the regulatory agency supervising child care center operations in each state in which the centers are located. Licenses are typically valid for a period of one year and must be renewed upon expiration. The renewal of the Company's licenses is contingent upon an annual inspection by a consultant for the states' regulatory agencies. Five of the Company's centers are operating under expired licenses. Annual inspections have been completed on each of these centers. Based upon the results of the completed inspections, the Company has no reason to believe that the licenses for these centers will not be renewed. There is no assurance, however, that renewal licenses will be approved for any of the Company's centers. Failure to obtain such licenses could have a material adverse impact on the Company's business.

         For the fiscal year ended June 30, 1997, the Company generated approximately 34% of its net revenues from federal food and/or childcare assistance programs. Funding for such programs, is subject to changes in federal and state political environments and governmental appropriation procedures, both of which are unpredictable and are outside the Company's control. There is no assurance that such funding will continue. Curtailment or diminution of the programs may have an adverse financial impact on the Company. Additionally, it is possible that provisions of the Internal Revenue Code of 1986, as amended, authorizing certain tax deductions for parents utilizing child care programs could change, adversely impacting the Company's business, financial condition and results of operations. See "Business -- Government Regulation."

8.       Dependence Upon Key Personnel/Conflicts of Interest

         The Company's success and future performance will depend significantly upon the efforts and abilities of Michael C. Koffler, Chairman, President and Chief Executive Officer of the Company. The loss of Mr. Koffler could adversely effect the Company's business and, coupled with the limited depth of management as presently configured, such loss would likely result in a significant adverse impact. The Company intends to obtain a key man life insurance policy in the amount of $1,000,000 on the life of Michael Koffler within thirty (30) days after the Effective Date. Mr. Koffler has a three (3) year employment agreement with the Company, subject to earlier termination under certain circumstances. See "Management -- Employment Agreement." The Company's ability to attract and hire skilled personnel to supervise and manage the Company's present and future activities is uncertain. The Company's ability to expand is dependent upon its ability to hire and retain qualified supervisory and management personnel, all of whom are in high demand and often subject to competing offers. There can be no assurance that the Company will be able to attract and retain the qualified personnel necessary for its business and planned growth. See "Management."

         Michael C. Koffler manages other ventures including other ventures related to preschool education. While Mr. Koffler anticipates spending an average of at least thirty (30) hours per week on Company matters, Mr. Koffler will not devote all of his time to the Company and will devote substantial amounts of his time to ventures other than the Company, principally Williamsburg Developmental School.

9.       Principal Stockholder Control

         Upon completion of the Offering, Michael C. Koffler, Chairman, President and Chief Executive Officer of the Company, will beneficially own approximately 40% of the outstanding and voting Common Stock. In addition, as a result of ownership of 500,000 shares of Series A Preferred Stock, Mr. Koffler is entitled to cast (together with holders of Common Stock) an additional 500,000 votes on any matter submitted to shareholder vote. Assuming no exercise of the over-allotment option, Mr. Koffler will therefore be entitled to cast 1,310,890 votes or approximately 51% of the votes entitled to be cast on any matter submitted for shareholder vote. As a result, he will be able to exercise significant influence and control over the election of directors, stockholder voting and all other matters affecting the Company. See "Management-Directors and Executive Officers," "Principal Stockholders" and "Description of Securities." In addition, he will hold all of the issued and outstanding Series A Preferred Stock. See "Description of Securities -- Series A Preferred Stock - Voting Rights."

10.      Adverse Publicity/Insurance

         As a result of reported incidents of alleged child physical and sexual abuse against child care and educations providers throughout the nation, and the adverse publicity attendant thereto, a heightened sensitivity to and significant real exposure to legal liability currently exists in the child care/preschool industry. Compounding this problem is the extended statute of limitations in many jurisdictions for the bringing of child abuse and personal injury claims. Bodily injury and sexual molestation issues have heightened the risks attendant to serving young children and adversely affect the Company's activities. The Company maintains $2,000,000 in general liability insurance. General liability insurance premiums have risen appreciably and there is no assurance that such premiums will not continue to increase in the future. The Company's current coverage for child abuse claims is subject to an annual aggregate limitation of $500,000 per child and $1,000,000 per occurrence. There is no assurance that the Company will be able to maintain and/or obtain such insurance coverage in the future. See "Business -- Insurance."

11.      Broad Discretion as to Use of Proceeds/Repayment of Insider Debt


         Approximately $3.0 million or 72.0% of the net proceeds of the Offering have been allocated to acquisition of new sites and will be used for such purposes as the Company's management in its discretion may determine. Approximately $663,000, or 15.9%, of the net proceeds will be used to repay debt incurred by the Company in a bridge financing. In addition, approximately $248,000, or 6.0%, of the net proceeds will be applied to repay debt owed to Michael Koffler, a director, officer and stockholder of the Company. Such amounts will therefore be unavailable for use by the Company in future business activities. Net proceeds will also be applied to expand sales and marketing efforts and for working capital. Management will have broad discretion with respect to the utilization of a significant portion of the net proceeds of the Offering. Additionally, the estimated allocations for the use of the anticipated proceeds of this Offering is subject to reapportionment among existing or new categories. Depending upon the progress of the Company's growth plans and its overall operating performance, market and general economic conditions, the timing and amount of any anticipated expenditures may vary. See "Use of Proceeds."

12.       No Dividends

         The Company has never declared a dividend on the Common Stock. The Company anticipates retaining all of its future earnings, if any, for use in the growth, expansion and operation of its business. The Company does not anticipate paying any cash dividends in the foreseeable future. The payment of any future dividends will be at the discretion of the Board of Directors and will depend on, among other things, earnings and financial condition of the Company. Future lenders to the Company may limit the Company's ability to declare or pay dividends. See "Dividend Policy."

13.      Immediate and Substantial Dilution

         Investors who purchase Common Stock as part of the Offering will experience immediate dilution of $2.52 per share or 59% in the net tangible book value of their investment from the initial offering price of $4.25 per share of Common Stock. The Warrant exercise price herein is substantially higher than the pro forma net tangible book value per share. Accordingly, purchasers will likely incur an immediate and substantial dilution in the pro forma net tangible book value per share upon exercise of the Warrants. The Company has also increased the number of shares subject to its Amended and Restated Stock Option Plan to 1,527,277 shares, which plan provides for options at an exercise price equal to the fair market value on the date of the grant, which may be lower than the exercise price of the Warrants. In addition, stockholders purchasing Common Stock in the Offering will pay substantially more per share of Common Stock than existing stockholders invested per share of Common Stock and will therefore bear substantially more of the financial risk of investment in the Company. See "Dilution."

14.       Future Capital Needs/Uncertainty of Additional Funding/No Line of
          Credit

         The Company has no established line of credit. The Company had a net working capital deficit of approximately $426,000 at June 30, 1997 and $599,000 at September 30, 1997, respectively. While the Company anticipates that its existing capital resources, including the net proceeds of the Offering and future earnings will be adequate to satisfy its capital requirements on a short-term basis (i.e, for up to approximately twelve (12) months) to the extent that the Company makes acquisitions, the Company's working capital requirements may increase significantly. To the extent that the funds raised in the Offering, together with existing capital resources and future earnings, are insufficient to fund the Company's activities, the Company may need to raise additional funds through debt or equity financing. No assurance can be given that additional financing will be available or that, if available, it can be obtained on terms favorable to the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

15.      Price to Public Not Necessarily Reflective of Market Value

         The price of the Common Stock and Warrants, and the exercise price of the Warrants, were determined in negotiations between the Company and the Underwriters and may not necessarily represent the fair market value of such securities. To the extent that market valuations of such securities are less than the initial price to the public, the price, if any, that investors are able to realize upon sale of such securities may be significantly less than the initial price to the public (i.e., investors risk the loss of a substantial portion of, or all of, their investment). See "Underwriting."

16. Anti-Takeover Effects of Certain Provisions of Articles of Incorporation, By-laws and Applicable Law

         The Company's articles of incorporation authorize the board of directors to issue up to 15,000,000 shares of common stock, par value $.10 per share, to designate an additional 1,000,000 shares as either common or preferred, and to issue 1,000,000 shares of preferred stock in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by the stockholders, and which may include voting rights (including the right to vote as a class or series on particular matter), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions. The issuance of any such preferred stock could materially adversely affect the rights of holders of Common Stock and, therefore, could reduce the value of the Common Stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict the Company's ability to merge with, or sell its assets to, a third party, thereby preserving control of the Company by present stockholders. The issuance of preferred stock may in some circumstances, deter or discourage takeover attempts and other changes in control of the Company, including takeovers and changes in control which some holders of the Common Stock may deem to be in their best interest and in the best interest of the Company, by making it more difficult for a person who has gained a substantial equity interest in the Company to obtain voting control or exercise control, thereby effectively preserving control of the Company for the current stockholders. See "Description of Securities -- Preferred Stock." The Pennsylvania Business Corporation Law, which governs the Company, includes certain provisions applicable to the Company which may have the effect of discouraging takeover attempts, such as provisions limiting business combinations with 20% or more shareholders and expanding the considerations the Board of Directors may weigh in evaluating a takeover offer. See "Description of Securities -- Certain Provisions of Pennsylvania Law."

17.      Absence of Public Trading Market

         There has been no public or private market for the Common Stock or the Warrants, and there can be no assurance that any such market will develop or be sustained in the foreseeable future. No assurance can be given that the Common Stock or Warrants can be resold in the future at or near the Offering price to the public. See "Market for Securities and Related Stockholder Matters."

18.       Dilutive Effect of Underwriters' Warrant and Other Options

         Upon completion of the Offering, the Company will sell to the Underwriters a warrant to purchase up to 127,500 shares of Common Stock and 127,500 Warrants at an exercise price of $5.10 per share of Common Stock and $0.15 per Warrant. The Underwriters' Warrant will be exercisable at any time during the five year period commencing one year from the Effective Date. As of the date of this Prospectus, there are outstanding warrants to purchase an aggregate of 1,275,000 shares of Common Stock (which excludes the Cappello Warrants described under "Description of Securities -- Warrants") and options to purchase an aggregate of 1,322,466 shares of Common Stock. In addition, in the aggregate, the Company's Series A Preferred Stock is convertible into between 500,000 and 1,320,674 shares of Common Stock. See "Description of Securities -- Series A Preferred Stock." If the Underwriters' Warrant and the outstanding Warrants and options are exercised, the percentage of Common Stock then held by the existing stockholders will be reduced and such exercise would result in dilution of the ownership interests of such stockholders. The Underwriters' Warrant and the outstanding Warrants and options can be expected to be exercised at a time when the Company would be able to obtain funds from the sale of Common Stock or other securities at a price higher than the exercise price thereof. See "Underwriting."


19. The Nasdaq SmallCap Market/Boston Stock Exchange Maintenance
Requirements;  Possible  Delisting  of Securities; Risks of Low-Priced Stocks

         The Company has applied to have the Common Stock and Warrants quoted on The Nasdaq SmallCap Market and listed on the Boston Stock Exchange upon the Effective Date. No assurance can be given that the Company will receive approval to have its Common Stock and Warrants listed on the Boston Stock Exchange or quoted on the NASDAQ SmallCap Market. The Commission has approved rules imposing criteria for quotation of securities on The Nasdaq SmallCap Market, including standards for maintenance of such listing. Currently, for continued quotation on the NASDAQ SmallCap Market, a company must, among other things, have total assets of at least $2.0 million, a public float of at least 500,000 shares with a market value of $1.0 million, two market makers, at least 300 shareholders, and a minimum bid price of $1.00 per share. Criteria required to be met for continued listing on the Boston Stock Exchange include total assets of at least $1.0 million, a public float of at least 150,000 shares with a market value of $500,000 and at least 250 shareholders. If the Company is unable to satisfy The Nasdaq SmallCap Market's or the Boston Stock Exchange's maintenance criteria in the future, its securities will be delisted from these markets. In the event the Company's securities are delisted from The Nasdaq SmallCap Market and the Boston Stock Exchange and are not traded on any other exchange, trading, if any, in securities would, thereafter, be conducted in the over-the-counter on the OTC Bulletin Board. Consequently, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's securities. Neither quotation on The Nasdaq SmallCap Market nor listing on the Boston Stock Exchange implies that a meaningful, sustained market for the Company's securities will develop or, if developed, that it will be sustained for any period of time. See "Absence of Public Trading Market."

20.       Potential Adverse Effect of Redemption of Warrants

         The Warrants offered hereby are redeemable, in whole or in part, at a price of $.05 per Warrant, commencing two years after the Effective Date and prior to their expiration; provided that (i) prior notice of not less than thirty (30) days is given to the holders of the Warrants; (ii) the closing sale price per share of Common Stock on each of the 20 consecutive trading days ending on the third business day prior to the date on which the Company gives notice of redemption has been at least $7.00; and (iii) holders may exercise Warrants until the close of the business day preceding the date fixed for redemption. Notice of redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, or to sell the Warrants at the current market price when they might otherwise wish to hold them, or to accept the redemption price, which may be substantially less than the market value of the Warrants at the time of redemption. The Warrants may not be exercised unless the registration statement pursuant to the Securities Act covering the underlying shares of Common Stock is current and such shares have been qualified for sale, or there is an exemption from applicable qualification requirements, under the securities laws of the state of residence of the holder of the Warrants. Although the Company does not presently intend to do so, the Company reserves the right to call the Warrants for redemption whether or not a current prospectus is in effect or such underlying shares are not, or cannot be, registered in the applicable states. Such restrictions could have the effect of preventing certain holders of Warrants from liquidating their Warrants. See "Description of Securities -- Warrants."

21. Current Prospectus and State Blue Sky Registration Required to Exercise Warrants

         Holders of the Warrants will have the right to exercise the Warrants for the purchase of shares of Common Stock only if a current prospectus relating to such shares is then in effect and only if the shares qualified for sale under the securities laws of the applicable state or states. The Company has undertaken and intends to file and keep effective and current a prospectus which will permit the purchase and sale of the Common Stock underlying the Warrants, but there can be no assurance that the Company will be able to do so. Although the Company intends to seek to qualify for sale the shares of Common Stock underlying the Warrants in those states in which the securities are to be offered, no assurance can be given that such qualifications will occur. The Warrants may lose or be of no value if a prospectus covering the shares issuable upon the exercise thereof is not kept current or if such underlying shares are not, or cannot be, registered in the applicable states. See "Description of Securities -- Warrants."

22.       Penny Stock Regulation

         In the event that the Company is unable to satisfy the respective maintenance requirements for The Nasdaq SmallCap Market and Boston Stock Exchange, trading would be conducted on the NASD's OTC Bulletin Board (i.e., the "pink sheets"). In the absence of the Common Stock being quoted on The Nasdaq SmallCap Market or the Boston Stock Exchange, the Common Stock may become a "penny stock." Commission regulations generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include an equity security listed on Nasdaq or an exchange, or an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years. Unless an exception is available, the Commission regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith. Broker-dealers who recommend such securities to persons other than established customers and institutional accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale.

         If the Company's securities were to become subject to the regulations applicable to penny stocks, the market liquidity for the securities would be severely affected, limiting the ability of broker-dealers to sell the securities and the ability of purchasers in this Offering to sell their securities in the secondary market. There is no assurance that trading in the Company's securities will not be subject to these or other regulations that would adversely affect the market for such securities.

23.      Non-Registration in Certain Jurisdictions of Shares Underlying the
         Warrants

         Although the shares of Common Stock and Warrants will not knowingly be sold to purchasers in jurisdictions in which they are not registered or otherwise qualified for sale, purchasers may buy Warrants in the aftermarket or may move to jurisdictions in which the shares of Common Stock issuable upon exercise of the Warrants are not so registered or qualified during the period that the Warrants are exercisable. In such event, the Company would be unable to issue shares to those persons desiring to exercise their Warrants unless and until the shares could be registered or qualified for sale in the jurisdiction in which such purchasers reside, or an exemption to such qualification exists or is granted in such jurisdiction. If the Company was unable to register or qualify the shares in a particular state and no exemption to such registration or qualification was available in such jurisdiction, in order to realize any economic benefit from the purchase of the Warrants, a holder might have to sell the Warrants rather than exercise them. No assurance can be given, however, as to the ability of the Company to effect any required registration or qualification of the Common Stock or Warrants in any jurisdiction in which registration or qualification has not already been completed. See "Description of Securities."


24.       Underwriters' Limited Underwriting Experience; Pending Investigation

         While certain of the officers of Duke & Co., Inc. ("Duke") have significant experience in corporate financing and the underwriting of securities, Duke has previously underwritten only five public offerings. Accordingly, there can be no assurance that Duke's limited public offering experience will not affect the Company's offering of the Common Stock and Warrants and subsequent development of a trading market, if any, in such securities. In addition, Duke is aware that the Commission is investigating certain of Duke's trading practices and mark-ups in connection with the securities of an issuer whose 1995 public offering was underwritten by Duke. There can be no assurance that this investigation will not adversely and materially affect this Offering or subsequent trading in the Common Stock and/or Warrants of the Company. See "Underwriting."

         Although certain officers of Briarwood Investment Counsel ("Briarwood") have had experience working on public offerings, and other corporate finance matters, Briarwood has not previously served as the sole or managing underwriter of a firm commitment public offering nor has it participated as member of an underwriting syndicate. Since Briarwood's experience in underwriting firm commitment public offerings is limited, there can be no assurance that the lack of experience will not adversely affect the public offering of the Company's Common Stock and Warrants and the subsequent development, if any, of a trading market for the Common Stock and Warrants. See "Underwriting."

25.       Limitation on Director Liability

         The Company's articles of incorporation provide that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions under Pennsylvania law. This may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of the Company against a director. In addition, the Company's articles of incorporation provides for mandatory indemnification of directors and officers. See "Management -- Indemnification of Directors and Officers."

26. Underwriters' Influence on the Market; Possible Limitations on Market Making Activities

         A significant number of shares of Common Stock and Warrants may be sold to customers of the Underwriters. Such customers subsequently may engage in transactions for the sale or purchase of such securities through or with the Underwriters. The Underwriters have indicated that they intend to act as market-makers and otherwise effect transactions in the Common Stock and Warrants. To the extent the Underwriters act as market-makers in the Common Stock and Warrants, they may exert a dominating influence in the markets for those securities. The prices and liquidity of the shares of Common Stock and Warrants may be significantly affected to the extent, if any, that the Underwriters participate in such markets. Furthermore, the Underwriters may discontinue such activities at any time or from time to time. The Underwriters also have the right to act as the Company's exclusive agent in connection with any future solicitation of holders of Warrants to exercise their Warrants. Applicable rules of the Commission prohibit the Underwriters and any other soliciting broker-dealers from engaging in any market making activities or solicited brokerage activities with regard to the Common Stock and Warrants for a period of up to five business days prior to the solicitation of the exercise of any Warrants until the later of the termination of such solicitation activity or the termination of any right the Underwriters may have to receive a fee for the solicitation of the Warrants. As a result, the Underwriters and such soliciting broker-dealers may be unable to continue to make a market for the Common Stock and the Warrants during certain periods while the Warrants are exercisable. Such a limitation, while in effect, could impair the liquidity and market price of the Common Stock and the Warrants. See "Underwriting" and "Risk Factors -- Continued Involvement of Underwriters; Advisory Fees."


27.       Absence of Independent Director Approval

         The Offering and the Reorganization (described under "Reorganization" below) were approved by Michael C. Koffler as the sole stockholder and director of the Company. Hence, no independent director considered and approved any aspect of the Offering and Reorganization.

28.       Offering Proceeds to Benefit Affiliated Person

         As further described under "Use of Proceeds," $248,000 of the net proceeds of the Offering will be applied to the repayment of debt owed to Michael C. Koffler, the Chief Executive Officer and President and a stockholder and director of the Company. See "Use of Proceeds."


29.       Continued Involvement of Underwriters; Advisory Fees

         The Underwriters will have continued involvement and influence over the Company following the Offering. Pursuant to an Advisory and Investment Banking Agreement with the Underwriters, for a period of two years after the Effective Date, the Underwriters will provide certain financial advisory and investment banking services to the Company. The Company will pay fees of $4,166 per month, for a total of $99,984, under such agreement, payable in advance at the closing of the Offering. This will reduce the amount of Offering proceeds available for business operations. In addition, pursuant to its underwriting agreement with the Underwriters, the Company has agreed to either use its best efforts to have a designee of the Underwriters elected as a member of the Board of Directors or to engage a designee of the Underwriters as a nonvoting advisor to the Board of Directors for a period of three (3) years following the completion of the Offering. See "Underwriting" and "Management."

                                 REORGANIZATION

         On or before the Effective Date of the Offering, the Company, Michael
C. Koffler, and Phoenix Preschool Education Centers, Inc., a Delaware corporation (the "PPEC") will have completed a reorganization transaction (the "Reorganization") in accordance with Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"). Pursuant to the Plan of Reorganization, dated as of July 7, 1997 (as amended), among Mr. Koffler, PPEC and the Company (the "Plan"), Mr. Koffler will have contributed all of the 1,600,000 issued and outstanding shares of common stock of PPEC to the Company, together with $500,000 in debt owed to him by PPEC. In exchange therefor, the Company will have delivered to Mr. Koffler 810,890 shares of Common Stock and 500,000 shares of the Company's Series A Preferred Stock. PPEC will pay Mr. Koffler, from proceeds of the Offering, the balance of its debt owed to him, equal to approximately $248,000. See "Risk Factors -- Offering Proceeds to Benefit Affiliated Person." As a result of the Reorganization, PPEC became a wholly-owned subsidiary of the Company. In connection with the Reorganization, the Company assumed the obligations of PPEC under all outstanding warrants and options, which consequently relate solely to the Common Stock (and not the common stock of PPEC).


         Because the Company is a newly formed corporation, the financial data contained herein, including data included in the Consolidated Financial Statements which are included as part of this Prospectus, are those of PPEC.

                                 USE OF PROCEEDS


         The net proceeds to the Company from the sale of the 1,275,000 shares of Common Stock offered hereby at $4.25 per share, and after deducting underwriting discounts and commissions and other expenses of this Offering (estimated at $710,000) will be approximately $4,166,875 (or approximately $4,919,922 if the Over-allotment Option is exercised in full). The Company will not receive any of the proceeds of the sale of the Warrants for the account of Selling Securityholders. The Company expects that the net proceeds of the Offering, together with any cash flow from operations, will be adequate to meet the Company's short-term cash requirements (i.e., for a period of up to approximately twelve (12) months).

         The Company anticipates that the net proceeds of the Offering will be used (i) to acquire additional centers, (ii) to repay promissory notes issued in connection with the Company's bridge financing closed on June 9, 1997, (iii) to repay certain indebtedness to an officer, (iv) to expand the Company's sales and marketing efforts, and (v) for working capital requirements and for other general corporate purposes. The following table provides an approximate allocation of the net proceeds of the Offering among such uses.


                             Use                                           Amount          Percent
---------------------------------------------------------------       --------------    ------------
Acquire additional centers..................................            $ 3,000,000            72.0%
Repay Bridge Notes (1).....................................                 663,000            15.9
Repay officer note..........................................                248,000             6.0
Expand sales and marketing efforts .........................                 80,000             1.9
Working capital requirements and general
     corporate purposes ....................................                175,875             4.2
                                                                        -----------     -----------

         Total..............................................             $4,166,875          100.0%
                                                                        ===========     ===========

-------------------------

(1) A portion of the net proceeds of the Offering will be used to repay bridge notes in the aggregate principal amount of $637,500, plus interest of approximately $25,500. The bridge notes, issued in connection with the Company's bridge financing (the "Bridge Financing") completed in June, 1997, bear interest at 8% per annum and are payable upon the earlier of October 9, 1998 or the consummation of an initial public offering or private placement of the Company's debt and/or equity securities resulting in gross proceeds to the Company of at least $5,000,000. The net proceeds of the Bridge Financing (approximately $555,000) were used primarily to reimburse Michael C. Koffler, the Company's Chief Executive Officer and principal stockholder, for advances Mr. Koffler made to fund the acquisition of new centers and to upgrade the Company's management information system. The Company used the remaining net proceeds as working capital.

         Acquisitions. The Company has allocated approximately $3.0 million of the net proceeds for the acquisition of an estimated 40 to 50 new centers. The $3.0 million of the proceeds allocated to the acquisition of additional centers includes the cash portion of the purchase price of such centers, which represents approximately one third of such purchase price, and certain start-up costs for the new centers. The cash portion of a new center purchase price and start up costs for a new center can vary significantly depending upon a number of factors, including the amount of available Seller financing, the existing enrollment and facility size, and the condition of, and supplies and amenities available at, the acquired center. Consequently the actual number of centers which the Company will be able to acquire may be more or less than the Company's estimate. See also, "Risk Factors -- Ability to Implement Growth Strategy" and "-- Availability of Suitable Locations". The Company has historically financed between 50% to 75% of the purchase price for center acquisitions in the form of seller financing. There is no assurance that sellers will continue to provide this level of financing, and, as the Company's debt increases, sellers may not be willing to extend financing at these levels.


         Sales and Marketing. The Company intends to use an aggregate of approximately $80,000 of the net proceeds to expand the Company's sales and marketing activities. These activities will consist of marketing and advertising to support the new and existing Company-owned centers, hiring of a marketing staff person, expansion of print advertising, and general sales and marketing activities.

         Working Capital. The Company intends to use approximately $175,875 of the net proceeds for working capital and general corporate purposes. Further allocations of the portion of the Offering proceeds that are to be utilized for working capital and general corporate purposes have not yet been specifically determined by the Company.

         The foregoing allocations represent the Company's best estimate of its allocation of the net proceeds of this Offering and are subject to a reapportionment of proceeds among the categories listed above or to new categories. The amount and timing of expenditures will vary depending upon a number of factors, including the progress of the Company's expansion plans, the number of additional centers which are opened, the operating performance of such centers, changing competitive conditions, and general economic conditions. Pending the use of the proceeds as set forth above, the Company intends to invest the net proceeds from this Offering in short-term interest-bearing, investment grade securities, certificates of deposit or direct or guaranteed obligations of the United States of America. See "Risk Factors -- Broad Discretion as to Use of Proceeds/Repayment of Insider Debt."

                                 CAPITALIZATION


         The following table sets forth the short-term debt and capitalization of the Company at September 30, 1997, and as adjusted to give effect to (i) completion of the Reorganization, and (ii) the Company's sale of the Common Stock and Warrants offered hereby. This table should be read in conjunction with the consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

                                                                                September 30, 1997
                                                                         -----------------------------------
                                                                            Actual            As Adjusted
                                                                         --------------     ---------------
Current maturities of long-term debt.................................      $    466,843      $      466,843
                                                                           ------------      --------------
Long-term debt:
   Officer/stockholder loans.........................................           247,831                  --
   Notes payable - other.............................................         2,506,912           1,869,418
                                                                           ------------      --------------
      Total long-term debt...........................................         2,754,743           1,869,418
                                                                           ------------      --------------
         Total debt..................................................         3,221,586           2,336,261
                                                                           ------------      --------------
Stockholders' equity
     Convertible Preferred Stock, $.10 par value; Authorized
       1,000,000  shares;  Issued and outstanding 500,000 shares (1).            50,000              50,000
     Common stock, $.10 par value; Authorized 15,000,000 shares;
     Issued and outstanding 810,890 shares actual,
         2,085,890 shares as adjusted ...............................            81,089             208,589

     Additional paid-in capital......................................           777,514           4,816,889

     Deficit (2).....................................................          (317,530)           (414,496)
                                                                           ------------      --------------
         Total stockholders' equity..................................           591,073           4,660,982
                                                                           ------------      --------------
              Total capitalization...................................       $ 3,812,659          $6,997,243
                                                                           ============      ==============


------------

(1)  See "Description of Securities" for conversion features.


(2) Deferred financing costs of $96,933 related to the Bridge Financing will be expensed upon repayment of the Bridge Notes.

                                 DIVIDEND POLICY

         The Company intends to retain earnings, if any, to finance its operations. Since its inception, the Company has not paid any cash dividends on its Common Stock and does not anticipate paying such dividends in the foreseeable future. The payment of dividends by the Company is within the discretion of its Board of Directors and depends in part upon the Company's earnings, capital requirements and financial condition. See "Risk Factors -- No Dividends."

                                    DILUTION

         At September 30, 1997, the net tangible book value of the Company was approximately $(786,000), or approximately $(.97) per share of Common Stock.
The net tangible book value attributable to holders of Common Stock of the Company is tangible assets (total assets less intangible assets, deferred financing and offering costs) less total liabilities and preferred stock. Dilution per share represents the difference between net tangible book value and the amount paid per share of Common Stock by investors in the Offering.

         After giving effect to the issuance and sale of 1,275,000 shares of Common Stock and 1,275,000 Warrants in the Offering, the pro forma net tangible book value of the Company as of September 30, 1997 attributable to holders of Common Stock would have been approximately $3,616,000 or $1.73 per common share. This represents an increase in net tangible book value per common share of $2.70 to the Company's existing stockholders and an immediate dilution of $2.52 per common share (or 59% of the public offering price) to new stockholders purchasing shares of Common Stock in the Offering. The following table illustrates this dilution on a per share basis:


Initial Public offering price per share...........................                             $    4.25
Net tangible book value per share at September 30, 1997...........           $     (.97)
Increase attributable to new investors in the Offering............                 2.70
                                                                             ----------
Pro forma net tangible book value per share
      after the Offering..........................................                                  1.73
                                                                                              ----------
Dilution per share to new investors...............................                             $    2.52
                                                                                              ==========

      The information in the following table summarizes, through September 30, 1997, (i) the number and percentages of shares of Common Stock purchased from the Company, (ii) the amount and percentage of consideration paid and (iii) the average price per share paid to the Company, by existing stockholders and by new investors pursuant to the Offering:

                                                                                               Average
                                                                                              Price Per
                                          Shares Purchased      Total Consideration Paid        Share
                                         --------------------   ------------------------      ---------
Existing stockholders..............       810,890         39%      $  626,558                  $      .77
                                                                                    10.4%
New investors......................     1,275,000         61%       5,418,750       89.6%      $     4.25
                                        ---------      -----       ----------     ------       -----------
                                        2,085,890      100.0%      $6,045,308      100.0%

      The information in the foregoing table does not give effect to (i) 38,887 shares reserved for issuance upon exercise of outstanding options at an exercise price of $2.53 per share, (ii) 24,303 shares reserved for issuance upon exercise of outstanding options at an exercise price of $3.55 per share, (iii) 1,275,000 shares to be reserved for issuance upon exercise of the Warrants (including the Warrants to be issued upon automatic conversion of the Bridge Warrants at the date of the Prospectus), (iv) 585,000 shares, reserved for issuance upon exercise of the Over-Allotment Option and the Warrants included therein, (v) 255,000 shares reserved for issuance pursuant to the Underwriters' Warrants and the Warrants included therein, (vi) 56,607 shares reserved for issuance upon exercise of outstanding options at an exercise price of $0.76 per share, (vii) 47,346 shares reserved for issuance upon exercise of outstanding options at an exercise price of $0.84 per share, (viii) 4,861 shares reserved for issuance upon the exercise of outstanding options at an exercise price of $2.53 per share, (ix) 1,150,000 shares reserved for issuance upon exercise of outstanding options at an exercise price of $4.25 per share, (x) an aggregate of 462 shares reserved for issuance upon exercise of outstanding options at an exercise price of $1.27 per share, (xi) an aggregate of 87,678 shares issuable upon exercise of two warrants issued to Gerard Cappello and Linda S. Cappello, with an adjusted exercise price of $0.63 per share; and (xii) up to 1,320,674 shares issuable upon conversion of the Series A Preferred Stock. See "Description of Securities -- Series A Preferred Stock."

                             SELLING SECURITYHOLDERS

      The following table identifies the Selling Securityholders on behalf of whom the Company is offering the Warrants, the number of Warrants owned by such persons and their percentage Warrant ownership. None of the Selling Securityholders holds or has held during the past three years, any position, office or any material relationship with the Company, its affiliates or predecessors, other than as investors in the Company's Bridge Financing described herein. See "Use of Proceeds."


                                                                                Percentage of
                                                                             Warrants Before the         Percentage
             Selling Securityholders                       No. of Warrants          Offering           After Offering
             -----------------------                       ----------------  --------------------      ---------------
a.  Leonard Tarr.................................              100,000                 7.84%                   0%

b.  Gilda Shapiro................................              200,000                15.69%                   0%

c.  Robert L. Dubofsky...........................               50,000                 3.92%                   0%

d.  Richard S. Gershman..........................               25,000                 1.96%                   0%

e.  Anthony Recchia..............................               50,000                 3.92%                   0%

f.  Milton and Lila Leblang Trust(1).............              200,000                15.69%                   0%

g.  Phyllis H. Kramer............................              100,000                 7.84%                   0%

h.  Lawrence E. Putterman........................               50,000                 3.92%                   0%

i.. Mark Henkin..................................              400,000                31.37%                   0%

j.  Martin Rosenman..............................              100,000                 7.84%                   0%

                                                             1,275,000               100.00%                   0%

-----------------

(1) Mr. Koffler's wife and certain in-laws are beneficiaries of this trust and the trustee of the trust is Mr. Koffler's sister-in-law.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The following are, under currently applicable law, the material United States federal income tax considerations applicable to the purchase of the Common Stock and Warrants. The tax treatment described herein may vary depending upon each stockholder's particular circumstances and tax position. Certain stockholders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations, persons who are not citizens or residents of the United States, and stockholders who do not acquire their shares as capital assets may be subject to special rules not discussed below. No ruling from the Internal Revenue Service ("IRS") will be applied for with respect to the federal income tax consequences discussed herein and, accordingly, there can be no assurance that the IRS will agree with the conclusions stated herein. The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those discussed below. In addition, this discussion does not consider the effect of any applicable foreign, state, local or other tax laws. Each purchaser of a share of Common Stock and/or Warrant should consult his or her own tax advisor as to the particular tax consequences to him or her of the investment, including the applicability and effect of any foreign, state, local or other tax laws, any recent changes in applicable tax laws and any proposed legislation.

        Under present law, the Company will not recognize any gain or loss for federal income tax purposes upon the issuance of the Common Stock or the issuance, exercise or expiration of the Warrants. For federal income tax purposes, the purchase of the Common Stock and the purchase, exercise or expiration of the Warrants will involve the following tax consequences to a holder thereof:

        1. The exercise of a Warrant will not give rise to taxable gain or loss to the holder of such Warrant. However, the holder of a Warrant or of Common Stock (including Common Stock acquired upon the exercise of a Warrant) generally will recognize gain or loss on the sale or disposition of such Warrant or Common Stock equal to the difference between the amount realized from such sale or other disposition and the adjusted tax basis for such Warrant or Common Stock. This gain or loss generally will be capital gain or loss, and will be long-term, mid-term, or short-term capital gain or loss depending upon the applicable holding period that is satisfied.

        2. If a Warrant if not exercised and is allowed to expire, the Warrant will be deemed to have been sold or exchanged on the expiration date. Any loss to the holder of a Warrant will be capital loss if the Warrant was held as a capital asset and if the Common Stock underlying the Warrant would have been a capital asset had such Warrant been exercised. The classification of the loss as long-term, mid-term or short-term will depend upon the date the Warrant was acquired and the length of time the Warrant was held.


        3. A Purchaser's adjusted tax basis of the Common Stock acquired upon exercise of a Warrant will include both the tax basis of the Warrant and the exercise price thereof. With respect to the Warrants and Common Stock acquired in the Offering, the holding period will begin on the day after the Warrants and Common Stock are acquired. With respect to any Common Stock acquired upon exercise of a Warrant, the holding period will begin on the date such Warrant is exercised.

        4. Common Stock issued in the Offering may be "qualified small business stock" eligible for certain special tax benefits under the Code. Under the Revenue Reconciliation Act of 1993, an exclusion from gross income is allowed to certain taxpayers of 50% of any gain from the sale of qualified small business stock held for at least five years and acquired in an original issue. A number of conditions apply in determining whether stock is eligible for the 50% exclusion. The Taxpayer Relief Act of 1997 added to the Code a special rollover provision whereby gain from the sale of qualified small business stock held for more than six months may be deferred at election of the taxpayer if other qualified small business stock is purchased during a sixty day period beginning on the date of sale, if the cost of the replacement stock exceeds the amount realized on the prior sale. Accordingly, a taxpayer who holds stock acquired in the offering for more than six months and recognizes a gain on the disposition of such stock may be able to defer such recognition indefinitely, and a taxpayer may be able to defer the recognition of gain from the sale of other qualified small business stock held for more than six months by purchasing stock in the Offering.


        ALTHOUGH THE FOREGOING ARE THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS GENERALLY APPLICABLE TO AN INVESTMENT IN THE COMMON STOCK AND WARRANTS, THE FOREGOING DISCUSSION DOES NOT ADDRESS EVERY FEDERAL INCOME TAX CONCERN WHICH MAY BE APPLICABLE TO A PARTICULAR STOCKHOLDER. EACH STOCKHOLDER IS URGED TO CONSULT SUCH STOCKHOLDER'S OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES TO SUCH STOCKHOLDER, IN THE LIGHT OF HIS OR HER PARTICULAR CIRCUMSTANCES.

                             SELECTED FINANCIAL DATA

         The selected financial data as of June 30, 1997 and for the years ended June 30, 1997 and 1996 have been derived from the Company's consolidated financial statements which have been audited by BDO Seidman LLP, independent certified public accountants. The selected financial data as of September 30, 1997 and for the three month periods ended September 30, 1997 and 1996 have been derived from the Company's unaudited consolidated financial statements and, in the opinion of the Company, reflect and include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position and results of operations of the Company for such periods. Such interim results, however, are not necessarily indicative of the Company's results for a full year. The selected financial data should be read in conjunction with, and are qualified in their entirety by, the consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this Prospectus.

Operating Statement Data:

                                                             Year Ended        Three Months Ended
                                                              June 30,            September 30,
                                                          --------------       ------------------
                                                          1997      1996        1997       1996
                                                          ----      ----        ----       ----
                                                          (In thousands, except per share amounts)
Revenue................................................  $5,608      $ 2,824    $2,157       $1,123
Gross profit...........................................   2,104        1,196       849          487
Operating expenses.....................................   2,243        1,308       812          528
(Loss) income from operations..........................    (139)        (113)        37         (41)
Net loss...............................................    (288)        (200)      (30)         (89)
Net loss per common share..............................    (.33)        (.23)     (.03)        (.10)
Weighted average number of common
    shares outstanding.................................     863          863       863          863

Balance Sheet Data:

                                                          At June 30, 1997    At September 30, 1997
                                                          ----------------    ---------------------
                                                                       (In thousands)
Working capital (deficiency)...........................     $    (426)              $  (599)
Total assets...........................................         4,553                 4,523
Total debt.............................................         3,289                 3,222
Stockholder's equity...................................           621                   591

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus. The following discussion and analysis should be read in conjunction with the Company's Consolidated Financial Statements and the notes thereto appearing elsewhere in this Prospectus.

General

         The Company provides for-profit child care through 22 child care centers located in Florida, Georgia and North Carolina. The Company's revenues consist principally of tuition funded directly by parents and revenues generated from federal food and/or child care assistance programs. Substantially all tuition funded directly by parents is paid on a weekly basis in advance of the Company providing the corresponding child care services.


         The Company was formed in November 1997 in anticipation of the Reorganization. See "Reorganization." Prior to the Reorganization the Company merged with Phoenix Preschool Holdings, Inc., a Delaware corporation, with the Company surviving the merger. Phoenix Preschool Education Centers, Inc. was formed in 1995 under the laws of the State of Delaware with a goal to grow through acquisition and internal growth to become a premier for-profit provider of preschool services in the United States. In 1995, eight (8) facilities located in three cities in Florida were acquired, followed by an acquisition of eight (8) additional facilities in North Carolina in 1996, and an additional six
(6) facilities to date in 1997.


         The Company seeks to achieve continued growth primarily by increasing revenue at existing child care centers (primarily through increased enrollment and to a lesser extent through increased rates) and by increasing the number of centers through acquisitions of existing centers. Over the past fiscal year, revenue from existing centers has increased as a result of slightly higher tuition rates and improved operations which have increased center utilization rates. Center acquisitions are typically asset purchases ranging in cost from $100,000 to $200,000 per center. These acquisitions are financed through various combinations of cash and debt financing.

         In connection with its expansion plans, the Company has begun to develop the required corporate infrastructure. This development has involved the incurrence of substantial one-time and continuing expenses, without the immediate realization of offsetting income. The Company's rapid expansion significantly affects the comparability of results of operations from period to period, in part because costs are typically higher as a result of pre-opening marketing activities, promotions and general inefficiencies related to the start-up and assimilation of new centers.

Results of Operations and Financial Condition for the Three-Month Period Year Ended September 30, 1997 Compared to the Three-Month Period Ended September 30, 1996

         The following table sets forth, for the periods indicated, certain data from the Company's Statement of Operations.

                                                          Three Month Period Ended September 30,
                                                       ---------------------------------------------
                                                               1997                    1996
                                                          -------------            -------------
Revenue..............................................        $2,157,081              $1,122,932
Direct Costs.........................................         1,308,181                 636,130
Operating Expenses...................................           812,233                 527,649
Interest Expense.....................................            66,752                  48,805
Net Loss.............................................           (29,763)                (88,960)

         Revenues increased by $1.03 million during the three months ended September 30, 1997 when compared to the corresponding period in the prior year. Of such increase, approximately $600,000 was attributable to six new centers opened in the 1997 fiscal year and approximately $434,000 was attributable to increased revenues in existing centers. Of the increase in direct costs of approximately $672,000 in the comparative periods, approximately $349,000 was attributable to new operations and approximately $323,000 was attributable to existing operations. Of the increase experienced in operating expenses of approximately $284,000 for the three months ended September 30, 1997, approximately $207,000 was attributable to the six new centers and approximately $77,000 was attributable to existing sites. Operating expenses, as a percentage of revenue for the three months ended September 30, 1996 was 47% compared to 37.7% in 1997.

         The percentage decrease related to the fixed nature of certain operating expenses was due to a substantial growth in revenue. Higher interest expense was incurred in conjunction with additional financing of centers acquired subsequent to September 30, 1996. The reduction in the incurred loss is directly attributable to the above factors.


Results of Operations and Financial Condition for the Year Ended June 30, 1997 Compared to Year Ended June 30, 1996

         The following table sets forth, for the years indicated, certain data derived from the Company's Consolidated Statement of Operations.

                                                                   Year Ended June 30,
                                                       ---------------------------------------------
                                                               1997                    1996
                                                           ------------            ------------
Revenue..............................................      $ 5,608,092             $ 2,824,168
Direct Costs.........................................        3,504,466               1,628,635
Operating Expenses...................................        2,242,535               1,308,483
Interest Expense.....................................          150,113                  89,464
Net Loss.............................................         (287,767)               (199,703)

         Revenue increased $2.8 million, or 100%, to $5.6 million for the year ended June 30, 1997 from $2.8 million for the year ended June 30, 1997. Of such increase, approximately $1.6 million was attributable to revenue generated by the eleven new centers acquired in the 1997 fiscal year and $1.2 million was attributable to increased revenue from existing centers, including centers that were acquired during the year ended June 30, 1996.

         Direct costs consist primarily of preschool center compensation costs. Direct costs increased $1.9 million, or 119%, to $3.5 million for the year ended June 30, 1997 from $1.6 million for the year ended June 30, 1996. Of the $1.9 million increase in direct costs, approximately $978,000 was attributable to the eleven new centers acquired during fiscal 1997 and approximately $902,000 was attributable to existing centers, including centers that were acquired during the year ended June 30, 1996. Direct costs, as a percentage of revenue, were 62.5% for the year ended June 30, 1997 as compared to 57.7% for the year ended June 30, 1996.

         Operating expenses increased $934,000, or 71%, to $2.2 million for the year ended June 30, 1997 from $1.3 million for the year ended June 30, 1996. The increase in operating expenses was primarily due to an increase in general and administrative expenses as a result of the acquisition of eleven new centers. Operating expenses, as a percentage of revenue was 40.5% for the year ended June 30, 1997 as compared to 46.3% for the year ended June 30, 1996. The percentage decrease experienced resulted from the fixed nature of certain operating expenses, while there was a substantial growth in revenue. Based upon the Company's current growth strategy, it is anticipated that operating expenses will continue to increase in the future as the Company acquires additional centers but will decrease as a percentage of revenue.

         Interest expense increased $61,000, or 68%, to $150,000 for the year ended June 30, 1997 from $89,000 for the year ended June 30, 1996. The increase in interest expense was the result of additional financing of centers acquired during fiscal 1997.

         The Company had a net loss of $288,000 for the year ended June 30, 1997, as compared to a loss of $200,000 for the year ended June 30, 1996. This represents a loss per share of $0.33 for the year ended June 30, 1997 based upon weighted average common shares outstanding of 862,811.

Liquidity and Capital Resources

         The Company's primary cash requirements are operating expenses, new center expansion (through new leases and acquisitions), maintenance of existing centers and the scheduled repayment of debt and interest thereon. These requirements are generally satisfied out of operating cash flows and borrowings. While the Company believes that cash flow from operations and proceeds of the Offering will be sufficient to satisfy the Company's anticipated cash requirements on a short-term basis (i.e., up to approximately one year), to the extent that the Company makes acquisitions, the Company's working capital requirements may increase significantly. No assurance can be given that additional financing will be available or that, if available, it can be obtained on terms favorable to the Company.


         During the three month period ended September 30, 1997, approximately $81,000 was used to make capital improvements to existing and recently acquired centers. Net cash provided by operations was approximately $256,000 during the three month period ended September 30, 1997 compared to approximately $20,000 during the comparative period ended September 30, 1996. Net cash used in investment activities totaled approximately $188,000 for the period ended September 30, 1997 as compared to $280,000 used in the period ended September 30, 1996. Interest paid for the period ended September 30, 1997 was approximately $61,000 as compared to approximately $49,000 in the three-month period ended September 30, 1996.

         During the fiscal year 1996, available cash was principally used to add three new centers and to make capital improvements to existing centers. Net cash (used in) provided by operations was approximately $(58,000) during fiscal 1996 and approximately $585,000 during fiscal 1997. The Company also, from time to time, borrowed from its officers to fund acquisitions. See "Certain Relationships and Related Transactions." The Company has no established line of credit with a bank. The financial impact of acquired centers will vary with the economic impact and size of each transaction. The Company's estimated total cash requirements for center expansion and ongoing maintenance of existing centers should approximate $390,000 in fiscal 1997. An acquisition of a larger multi-unit operator could increase these cash requirements. See "Use of Proceeds."

         During fiscal 1997, the Company acquired eleven (11) new centers. The costs for the Company's acquisitions vary considerably depending, in part, upon the profitability and maturity of the centers to be acquired, as well as their size and number. The Company has historically targeted an acquisition price ranging from $100,000 to $200,000 per center and provides for cash down payments ranging from 25% to 30% of the acquisition price. On occasion, the Company has been required to invest additional amounts of $10,000 to $35,000 improve certain acquired centers up to the Company's standards.

         Cash provided by operating activities amounted to approximately $585,000 for the fiscal year 1997. The major components of this increase were non-cash charges for depreciation and amortization of $447,980. Cash used in investing activities amounted to approximately $1,106,000 for the year ended June 30, 1997, which includes acquisitions of property and equipment of $315,000 and cash paid for assets of acquired businesses of $659,000. Cash provided by financing activities was approximately $523,000 for the year ended June 30, 1997. Funds of $303,000 were provided by officer/stockholder loans offset by repayments of other borrowings totaling approximately $312,000.

         In June 1997, the Company sold an aggregate of 25.5 units in a private placement, each unit consisting of the Company's 8% promissory note (the "Bridge Notes") in the principal amount of $25,000 per unit and a warrant to acquire up to 50,000 shares of Common Stock. The net proceeds of the Bridge Financing were approximately $555,000 and were used primarily to repay stockholder loans used to finance preschool center acquisitions subsequent to March 31, 1997. The Bridge Notes are payable upon the earlier of October 9, 1998 or the consummation of an initial public offering ("IPO") or private placement of the Company's debt and/or equity securities resulting in gross proceeds to the Company of at least $5,000,000.

Plan of Operation


         Over the next six fiscal quarters, the Company intends to attempt to locate, and attempt to acquire additional preschool operations. The acquisitions could involve up to 40 to 50 sites. This would likely result in up to 400 additional employees, and the establishment of three to four additional geographical regional operating divisions (some of which may be located in new markets while others may be in the Company's existing markets). The Company plans to continue efforts to upgrade its marketing capabilities and information management system as needed. There is no assurance that the Company's efforts in these endeavors will be successful. See "Risk Factors" -- Ability to Implement Growth Strategy" and "Business--Growth Strategy."


Seasonality

         Due to a seasonal reduction in enrollment during the summer months which occurs throughout the child care industry, the Company historically has experienced a decrease in tuition revenues during the first quarter (July 1 through September 30). The Company expects to continue to experience such a decrease in tuition revenues during the first quarter of each fiscal year. As a result, the Company's annual earnings have been and will continue to be heavily dependent on the results of operations during the second, third and fourth quarters of each year. See "Risk Factors -- Seasonality and Quarterly Fluctuations."

Effect of Inflation

         The impact of general inflation on the Company's business has been insignificant to date.

Recent Accounting Pronouncements

         In March 1997, the Financial Accounting Standards Board issued Statement of Financial Standards No. 128, Earnings Per Share ("SFAS 128"). SFAS 128 provides a different method of calculating earnings per share than is currently used in Accounting Principle Board Opinion 15. SFAS 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to existing fully diluted earnings per share. The Company believes adopting SFAS 128 will not have a material effect on its calculation of earnings per share. The Company will adopt the provisions for computing earnings per share set forth in SFAS 128 for its quarter ending December 31, 1997.

         Statement of Financial Standards No. 129, Disclosure of Information about Capital Structure ("SFAS 129") effective for periods ending after December 15, 1997, establishes standards for disclosing information about an entity's capital structure. SFAS 129 requires disclosure of the pertinent rights and privileges of various securities outstanding (stocks, options, warrants, preferred stock, debt and participation rights) including dividend and liquidation preferences, participant rights, call prices and dates, conversion or exercise prices and redemption requirements. Adoption of SFAS 129 will have no effect on the Company as it currently discloses the information specified.

         In October 1995, the Financial Accounting Standards Board issued statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"). SFAS 123 is effective for transactions entered into in fiscal years beginning after December 15, 1995. During fiscal year 1997, the Company adopted only the disclosure provisions of SFAS 123 and accounted for stock-based compensation using the intrinsic value method set forth in Accounting Principle Board Opinion 25.

         In June 1997, the Financial Accounting Standards Board issued two new disclosure standards. Results of operations and financial position will be unaffected by implementation of these new standards.

         Statement of Financial Accounting Standards (SFAS) No. 130, Reporting Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

         SFAS No 131, Disclosures about Segments of an Enterprise and Related Information, which supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

         SFAS No. 130 and No. 131 are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Due to the recent issuance of these standards, management has been unable to fully evaluate the impact, if any, they may have on future financial statement disclosures.

                                    BUSINESS

Overview


         The Company provides for-profit child care through 22 child care centers located in Florida, Georgia and North Carolina. Center-based child care and preschool educational services are provided five days a week throughout the year to children between the ages of six weeks and 12 years. As of November 17, 1997 the Company had approximately 2,529 children enrolled in its centers, which had a licensed capacity of 3,028 (full and part-time) nationwide. All of the Company's child care centers are operated under the "Phoenix Preschool Education Centers, Inc." name. The Company's centers are primarily located on free-standing sites in suburban residential areas and/or near military installations, each with substantial preschool populations.


         The Company's strategy is to offer an independently developed educational curriculum within a stimulating environment in order to provide high quality child care and to maximize development and preparation of children for school. The Company places emphasis on the recruitment, selection and ongoing training of its child care center directors. Within a framework of centralized financial and quality controls, the Company grants significant authority over center operations to its center directors and rewards directors on an incentive basis tied to individual center performance.

         The Company has pursued a growth strategy that has focused on the acquisition of existing facilities. In 1995, the Company acquired eight units of a Florida entity in bankruptcy under Bankruptcy Court authority and installed a new management team with experience in the fields of child care and education. This new senior management team initiated a series of changes intended to attain profitability, including the recruitment and training of new managers, acquisition of additional facilities, the implementation of centralized financial and quality controls and the introduction of revitalized marketing programs designed to increase each center's enrollment.

         The Company has developed a comprehensive education-based child care program for its centers that is designed to respond to the increasing demand for center-based care. Each Phoenix Preschool center utilizes an age-appropriate, education-based curriculum designed to promote each child's intellectual, social, physical and emotional growth. In addition to the traditional areas of language arts, mathematics, science and creative arts, the Phoenix Preschool curriculum includes an incipient preschool computer science program and a foreign language program.

         Phoenix Preschool centers incorporate a number of features designed to promote child safety and to support the Phoenix Preschool curriculum. In addition to interactive learning aids and toys, several centers include swimming pools. The Phoenix Preschool program also emphasizes continuous communication between teachers and parents concerning each child's development. The Company believes this communication is critical to maintaining the highest level of parental confidence and satisfaction.

         The Company has developed a set of systems and methodologies with respect to its operating, accounting and quality control procedures that it believes enables it to maintain uniform quality standards. These systems and methodologies, which have been compiled in a series of manuals that are periodically revised and updated, were developed by the Company's management based upon its experience in the child care industry.

         Key to the operations of the Company is the implementation of a recently licensed data processing system. The Company has contracted for software and technical support from Solomon, Inc. This system keeps account of the tuition, accounts receivable, accounts payable and will utilize a telecommunication routing system for information and e-mail between preschool sites and the home office. Additionally, a pilot program is in process to test the viability of utilizing computers in teaching children. The Company is testing Apple Macintosh machines to gauge market responsiveness, and is testing IBM-compatible personal computers in one of its North Carolina centers.

         The Company maintains a growth strategy to expand its business by acquiring additional existing child care centers. The Company believes that its ability to grow through the acquisition of existing child care centers affords it the flexibility to sustain its controlled growth strategy in various geographic markets. Upon formation in 1995, the Company acquired eight centers from an entity in bankruptcy and installed a new management team with experience in the fields of child care and education. The Company then added eight centers through various acquisitions during 1996 and an additional six centers to date in 1997. See "Business--Growth Strategy."

Industry Overview

         According to Childcare Information Exchange (1996), the child care industry is currently a $26 billion annual industry. The Company believes that the market for center-based child care will continue to grow rapidly. The Company believes that the following factors will contribute to increased demand for high quality child care include: a growing number of women in the work force with small children, single-parent homes, a shift in parental preference toward the more structured and education-based environment provided by center-based child care, as well as the effects of nationwide welfare reform, which encourages mothers to enter the workforce.

         The child care industry in the United States is experiencing steady growth in demand driven by demographic and market changes. The percentage of mothers in the work force with children under age six has increased from approximately 39% in 1975 to approximately 58% in 1990 and reached approximately 67% at the end of 1996. In addition, the child care industry is highly fragmented, with over 57,000 licensed sites in the United States, approximately 2,800 of which are owned by the five largest national child care providers. The Company believes that many child care centers are managed by individuals who lack the systems, financial sophistication and professional management skills to operate their centers profitably in an increasingly regulated industry. The Company believes that the industry will experience consolidation as these factors, coupled with increasing competition from large, well capitalized and better known providers, combine to create a more difficult operating environment for smaller child care providers.

         According to Childcare Information Exchange (Insider's Report #3,
1996), as of 1996, there were approximately 100,000 commercial, nonprofit and "in-home" day-care facilities in the United States. See "Risk Factors -- Competition."

         The child care industry is highly fragmented, with national child care providers holding less than five percent of the industry's licensed capacity and the 50 largest providers accounting for less than 10% of licensed capacity. Substantially all of the industry's licensed centers are owned by single center and other small providers. Among the multi-unit operators, most own fewer than five centers. Although there are a number of regional multi-unit operators, there are only a few national providers operating more than 50 centers. Among the many child care providers, there is a wide range of educational quality. The Company believes that parents are becoming increasingly aware of this disparity in quality, resulting in a greater demand for the services of higher quality providers. At the same time, in home, single center and other small providers are facing increased state regulation and difficulty in obtaining insurance. The Company believes that many child care centers are managed by individuals who lack the systems, financial sophistication and professional management to operate their centers profitably in this increasingly regulated industry. Consequently, the Company believes that the industry will experience consolidation as these factors, coupled with increasing competition from large, well capitalized and better known providers, combine to create a more difficult operating environment for smaller child care providers.

Growth Strategy

         The Company's strategy is to (i) acquire new high quality centers in convenient areas which meet its specific demographic requirements; (ii) maintain and enhance profitability through a program of financial planning, budgeting and cost control; (iii) continue to invest in its centers to maintain and improve quality; (iv) emphasize its sales and marketing programs aimed at increasing new enrollments and promoting customer loyalty; (v) offer programs to better utilize its centers on a year-round basis; and (vi) continue to improve the quality of its staff through recruitment, training and incentive programs.

         The success of new centers will depend on various factors, including the availability of suitable centers, the negotiation of acceptable terms, permitting and regulatory compliance, the ability to meet schedules, the ability of the Company to manage this expansion, the hiring of additional personnel, and general economic and business conditions. There can be no assurance that the Company will be able to achieve these goals or that the Company's strategy will result in improved earnings. See "Risk Factors -- Availability of Suitable Locations" and "--Ability to Implement Growth Strategy."

         The Company added three (3) additional centers in fiscal 1996, and in fiscal 1997, the Company added eleven (11) centers. The Company seeks to add units in its existing markets in order to increase market concentration and to leverage administrative and advertising expenses. Entry into new markets is also considered, but only if these regional markets can eventually support a minimum of eight centers.

         The following is a summary of the material terms of the Company's acquisitions. For further information, see Note 6 to the Consolidated Financial Statements included in this Prospectus.

         In June 1995, the Company acquired the assets of Phoenix Preschool Education Centers, Inc. (primarily the fixed assets and supplies of eight existing Florida preschool centers) in a business combination accounted for as a purchase. The total cost of the acquisition was $1,000,000, which was financed by a $250,000 cash deposit and a $750,000 five year note payable with interest at 9% per annum.

         In January 1996, the Company acquired the assets of Pollack Enterprises, Inc. (primarily the fixed assets and supplies of three existing North Carolina preschool centers) in a business combination accounted for as a purchase. The total cost of the acquisition was $875,000, which was financed by a $215,000 cash deposit and a $660,000 ten year note payable with interest at 9% per annum.

         In July 1996, the Company acquired the assets of Coastal Kiddie College, Inc. (primarily the fixed assets and supplies of three existing North Carolina preschool centers) in a business combination accounted for as a purchase. The total cost of the acquisition was $365,000, which was allocated among the fair market value of the current assets, property and equipment, and intangible assets acquired. The purchase was financed by a $115,000 cash deposit and a $250,000 eight year note payable with interest at 8% per annum.

         In September 1996, the Company acquired the assets of Libbus, Inc. (primarily the fixed assets and supplies of two existing North Carolina preschool centers) in a business combination accounted for as a purchase. The total cost of the acquisition was $300,000, which was allocated among the fair market value of the current assets, property and equipment, and intangible assets acquired. The purchase was financed by a $110,000 cash deposit and a $190,000 ten year note payable with interest at 8% per annum.


         In April 1997, the Company acquired the assets of Brighter Day Care Center, Inc. (primarily the fixed assets and supplies of an existing preschool center) in a business combination accounted for as a purchase. The total cost of the acquisition was $130,000, which was allocated among the fair market value of the current assets, property and equipment, and intangible assets acquired. The purchase was financed by a $44,000 cash payment and an $86,000 ten-year note payable with interest at 8% per annum.

         In May 1997, the Company acquired the assets of Gingham Goose School, Inc. (primarily the fixed assets and supplies of an existing preschool center) in a business combination accounted for as a purchase. The total cost of the acquisition was $100,000, which was allocated among the fair market value of the current assets, property and equipment and intangible assets acquired. The purchase price was financed by a $25,000 cash payment and a $75,000 ten-year note payable with interest at 8% per annum.

         In May 1997, the Company acquired the assets of Reelsboro Christian Day Care, Inc. (primarily the fixed assets and supplies of an existing preschool center) in a business combination accounted for as a purchase. The total cost of the acquisition was $60,000, which was allocated among the fair market value of the current assets, property and equipment and intangible assets acquired. The purchase price was financed by a $15,000 cash payment and a $45,000 ten-year note payable with interest at 7.5% per annum.

         In May 1997, the Company acquired the assets of TLC Recreation Center, Inc. (primarily the fixed assets and supplies of an existing preschool center) in a business combination accounted for as a purchase. The total cost of the acquisition was $815,000, which was allocated among the fair market value of the current assets, property and equipment and intangible assets acquired. The purchase was financed by a $300,000 cash payment and a $515,000 eight-year note payable with interest at 8% per annum.

         In June 1997, the Company acquired the assets of Humpty Dumpty Play School, Inc. (primarily the fixed assets and supplies of two existing pre-school centers) in a business combination accounted for as a purchase. The total cost of the acquisition was $180,000, which was allocated among the fair market value of the current assets, property and equipment and intangible assets acquired. The purchase was financed by a $50,000 cash payment and a $130,000 eight-year note payable with interest at 8.5% per annum.

         In choosing locations for new centers, the Company considers a number of factors, emphasizing suburban neighborhoods with growing populations of young families. Management looks for sites in proximity to newly developed or developing residential areas on heavily traveled local streets. The Company performs a detailed analysis of the demographics of the area surrounding the proposed site and focuses on several site selection criteria: an above-average concentration in the percentage of children under age six; a minimum population density of 20,000 people within a ten-mile radius surrounding a proposed site; and an average household income in excess of $35,000. The Company also analyzes the percentage of the population consisting of college-educated, dual income families, as well as the average home value in the target area. The Company believes that parents in more affluent areas are more willing to pay a premium for higher quality child care services.

         In addition to acquiring centers in residential areas, the Company is also actively pursuing contracts with employers and office complex managers to operate centers in at-work locations. One currently owned site, in Morrisville, North Carolina, is located in the Research Triangle Park area. Historically, public agencies and hospitals have been the principal employers providing or otherwise arranging for child care services for their employees. A number of private sector employers have begun to offer this benefit, as they recognize that reduction of employee absenteeism due to a lack of reliable and available child care can significantly offset the cost to employers in offering such benefits. The Company expects to capitalize on this trend by actively pursuing contracts with employers, as well as selectively acquiring existing at-work centers.

         The Company's acquisition activity is generally limited to child care centers in market areas showing growth potential and to sites which the Company believes it can conform to its standard facility and educational format. Historically, the Company has targeted its acquisition activities on less profitable centers which meet its demographic criteria. After consummation of the Offering, the Company will be able to focus its acquisition program toward more profitable centers and larger multi-unit operations in addition to its historical targets. The Company believes that it can continue to acquire centers on terms which compare favorably with the costs and risks of establishing new facilities. Management is continually reviewing possible acquisition candidates, although there can be no assurance that the Company will be able to continue acquiring acceptable centers. The Company, from time to time, reviews the possible acquisition of multi-unit child care operations consisting of more than five centers. There can be no assurance that an acquisition of this size will be consummated.

Phoenix Preschool Centers

         Safety

         The Company's primary concern is the care and safety of children enrolled at its centers. Precautions are taken at each Phoenix Preschool center to insure the safety and well-being of all Phoenix Preschool students. In most centers, the Center Director's office is located adjacent to the entrance-way of the center which enables the Center Director to monitor any individuals who enter or leave the building. Additional safety precautions vary from center to center depending on factors such as the center's floor plan, surrounding area and size, and may include photo identification badges, parent sign-in logs, video camera monitors, door alarms and system-wide criminal background checks on center personnel. It is the Company's policy, upon the occurrence of any allegations of child abuse, to report such allegations to the appropriate authorities, to investigate all such allegations and, if appropriate, suspend any accused employee pending resolution of the incident. The Company's procedures are designed to prevent child abuse and, historically, the Company believes it has been successful in its efforts to prevent any such abuse. No assurances can be made that allegations of abuse will not occur in the future.

         Locations


         The following table shows the locations by state of the Company centers which were open and operating as of September 30, 1997.


                                                        Open and
                    State                               Operating
-------------------------------------------            -----------
Florida....................................                10

Georgia....................................                 3

North Carolina.............................                 9
                                                        --------
         Total.............................                22
                                                        --------

Addresses for the Company's centers are as follows:

    2623 W. Michigan Avenue, Pensacola, FL 32526
    2406 Langley Avenue, Pensacola, FL 32504
    7525 West Fairfield Drive, Pensacola, FL 32506
    1338 Florida Avenue, Panama City, FL 32401
    3905 West Highway 390, Panama City, FL 32405
    5705 Hickory Street, Panama City, FL 32404
    967 Raymond Diehl Road, Tallahassee, FL 32308
    2881 E. Park Avenue, Tallahassee, FL 32301
    1883 Granada Street, Navarre, FL 32566
    502 Schneider Drive, Ft. Walton Beach, FL 32547
    P.O. Box 828/469 Lakes Boulevard, Lake Park, GA 31636
    104 Kelly Drive, Valdosta, GA 31636
    3737 Perimeter Road, Valdosta, GA 31602
    270 Highway 70 West, Havelock, NC 28532
    204 N. Shepard Street, Havelock, NC 28532
    204 N. 18th Street, Morehead City, NC 28557
    6458 Highway 55 E, New Bern, NC 28560
    928 Henderson Drive, Jacksonville, NC 28540
    312 Brynn Marr Road, Jacksonville, NC 28540
    783 West Corbett Avenue, Swansboro, NC 28584
    580 E. Chatham Street, Cary, NC 27511
    4823 Hopson Road, Morrisville, NC 27560


         As of September 30, 1997, the Company owned 22 centers, all of which are operated at leased sites. The leases have initial terms ranging from five to 10 years, often with renewal options. The leases typically require the Company to pay utilities, maintenance, insurance and property taxes.


         The leases have terms (including renewal options) expiring as follows:

                                                          Number of
                           Fiscal Year                  Leases Expiring
----------------------------------------------------   -----------------
2000-2003...........................................          1

2004 and later......................................         21

         A typical Phoenix Preschool center is a one-story building of approximately 6,000 square feet located on approximately one acre of land. Each center accommodates between 60 to 314 children. Each center is equipped with a variety of audio and visual aids, educational toys, games, puzzles and supplies and has an adjacent playground, many of such playgrounds are divided into separate areas for different age groups with age-appropriate equipment and toys. In addition, several centers have swimming pools.

         The various classrooms within a center are decorated with a variety of colorful pictures, nursery rhyme depictions, seasonal pictures, maps, bilingual calendars and color charts, and other age-appropriate materials designed to stimulate the children's curiosity and to support the Phoenix Preschool curriculum. Colorful educational carpets display themes appropriate for various age groups such as the alphabet, numbers, time and educational board games. Decorative wall hangings in each classroom correlate to the Phoenix Preschool curriculum's monthly and weekly themes and provide other learning supplements. See "Business -- Curriculum."

         Each center is open throughout the year, five days per week, from 6:30 a.m. to at least 6:00 p.m. Certain centers have extended hours depending on local conditions such as the length of the typical commute of the parents. Each center provides those children attending on a full-time basis with breakfast, a hot lunch and two snacks, all of which are prepared on the center's premises and meet state nutrition requirements.

         Children may be enrolled on a full-time or part-time basis, with the majority of children enrolled on a full-time basis. Tuition for the programs varies depending on the location of the center, the age of the child and whether the child attends on a full-time or part-time basis. Tuition is generally higher for infants than it is for older children, due, in part, to the lower child/staff member ratio required by most licensing authorities for the care of infants. Tuition is proportionally higher for students attending on a part-time basis. Tuition is typically paid on a weekly basis and must be paid in advance. Tuition for full-time enrollment ranges from $70 to $95 per week.

         Personnel

         All Phoenix Preschool centers are managed by a Center Director and an Assistant Director. Center Directors are required to have either a college degree with concentrations in early childhood education or a college degree in any discipline along with prior experience in the child care industry. Requirements as to the specific qualifications of Center Directors are generally mandated by state licensing authorities and vary from state to state. Each center's initial Center Director also must successfully complete the Company's own training program. The Company assists Center Directors with the training of other center personnel. It is the Company's policy that all centers must comply with, and in some cases exceed, states' recommendations and guidelines pertaining to teacher-to-child ratios. These ratios vary from state to state and depend upon the age group of children under supervision. In general, a Phoenix Preschool center employs one teacher or assistant for every four to five infants under 12 months, one teacher or assistant for every four to eight toddlers between 12 and 23 months, one teacher or assistant for every six to seven two-year-olds, one teacher or assistant for every 10 three-years-olds, one teacher or assistant for every 10 to 15 children between four and five years of age and one teacher or assistant for every 15 to 20 children over age five. A typical Phoenix Preschool Center employs one Center Director, one Assistant Director, eight teachers, nine assistants and one additional staff member.

Curriculum

         The Phoenix Preschool curriculum incorporates two basic principles of learning: (i) preschool age children learn through direct experience by the use of their own creative abilities to manipulate objects in an environment which encourages curiosity and exploration, and (ii) teachers must emphasize verbal skills in order to develop the child's ability to understand, recall and analyze information conveyed to them. The Phoenix Preschool curriculum encourages children to construct, move and interact and supplies teachers with the tools to communicate information in a manner appropriate for various age groups. The curriculum is supported by both the design and layout of each center and the supplies and equipment available in each center. The Phoenix Preschool curriculum emphasizes more structured academics during the traditional school-year months (September through June) and recreation and socialization through athletic activities and field trips during the summer months (July and August). During the school year, monthly themes are established and divided into specific weekly programs and daily projects, all of which directly relate to the monthly theme. As children advance through Phoenix Preschool's curriculum, the specific skills learned at each succeeding age build upon the foundation established in the previous year or years.

         Infant/Toddler Program

         Phoenix Preschool's infant/toddler program is designed to enable the teacher to work individually with each child to accommodate the child's physical, cognitive and psychosocial stages of development. During the early stages of development (six weeks - 12 months), the infant is provided with objects that will enable him/her to begin development of fine motor skills. Once such skills are mastered, the infant is given challenges to broaden his/her cognitive development. The teacher communicates with parents to develop a daily schedule, which are typically updated every two months, individualized for each child in order to develop consistency for the child and to build a relationship between the parent and the teacher.

         The toddler program (12 months - 24 months) is designed to promote intellectual, social, emotional and physical development by providing the toddler with a stimulating environment which nurtures the child's curiosity and motivates him/her to explore, experiment and problem solve.

         Two-Year-Old Program

         The two-year-old program is designed to meet the rapid overall growth of the child. Early two-year-olds are encouraged to speak in sentences of three or more words to develop language skills. Play is primarily sensory-motor (free movement of large and small muscles). All activities in the two-year-old program are designed for limited time allotments, which are appropriate for the child's relatively short attention span, and the developmental needs of each child.

         Three-Year-Old Program

         The three-year-old program is designed to promote the child's development of imagination and language. Three-year-olds are encouraged to speak in sentences of six or more words, listen to short stories, identify colors and shapes and to begin to recognize the letters of the alphabet.

         Four-Year-Old Program

         The four-year-old program focuses on the development of pre-reading skills, such as recognition of the child's name in written form, improvement of fine motor abilities and increase in verbal interaction through socio-dramatic role play. Emphasis is placed on the individual child's readiness for school in different areas of development.

         Five-Year-Old Program

         In the five-year-old program, activities enable the children to apply concepts, thought processes, content and skills during planned learning experiences. Emphasis is placed on recognition of upper and lower case letters, printing of the child's own name, auditory sound discrimination of letters, recognition of the child's home address and telephone number, recognition of body parts and identification of the child's family members.

         School-Age Program

         Phoenix Preschool provides before and after school care for children ages six through 12 with an emphasis on the provision of a safe and secure learning environment. Centers are equipped to provide activities in the areas of arts and crafts, science and discovery, dramatic play and constructive building. During the school year, before and after school programming allows for groups of children to socialize in an age-appropriate setting with staff members available to assist children with daily school assignments. Children are given the opportunity to choose from a wide variety of individual and/or group activities. During the summer months, Phoenix Preschool implements its summer camp program. While classes continue in areas such as language, science and math, less emphasis is placed on academic learning in favor of a greater focus on socialization, recreational and outdoor experiences.

         Through regular parent surveys, the Company continually assesses the quality of its educational curriculum. These surveys provide the Company with feedback on parental satisfaction with their child's developmental growth and with the Company's curriculum, Center Director, as well as the overall quality of the center. Center Directors also conduct both formal and informal parent interviews in order to ascertain parent satisfaction levels and address any concerns. Information gained from these interviews is forwarded to the Company's management for review so that all centers can benefit from such feedback. The Company also endeavors to provide an exit-survey to parents who stop utilizing the Company's services.

Financial Planning; Budgeting and Cost Control

         The Company has implemented a program of financial planning and cost control that seeks to maximize operational profit without sacrificing quality child care. To work toward this goal the Company engages the Regional Director and Center Director in the formulation and implementation of the budget for each center. Under this budgeting process, budgets are initially developed at the center level, with center directors taking an active role in developing and submitting the budget for their respective centers through their regional director and are then submitted to the Company's corporate management for approval. Directors are then responsible for implementing the approved budget and become primarily responsible for the financial performance of the center. In order to encourage profitable performance, the Company has implemented a financial incentive program for meeting or exceeding pre-approved budget goals.

Center Selection

         The Company undertakes an extensive selection process for each potential center. A market analysis is first conducted to ascertain the desirability of a market for a center and to determine the location of suitable areas within the market. The market is evaluated by researching demographic data, such as population, age, household income, employment levels, growth and the local economy. Several geographic areas may be identified within the market under study.

         Within each geographical area, supply and demand for child care is evaluated through an analysis of the quantity and quality of existing child care centers, the local schedule of fees, the demographic characteristics of each area and the enrollment levels in existing competing centers. In addition, state and local laws, including zoning requirements, development regulations and child care licensing regulations are reviewed in order to determine the timing requirements and the probability of receiving the necessary approvals to acquire and operate a child care center.

         Within each geographical area, several sites are typically analyzed. Each potential site is evaluated against the Company's standards for location, convenience, visibility, traffic, size, layout, affordable economic terms and functionality. The Company attempts to locate centers in suitable free-standing buildings.

Marketing

         The Company believes that the quality of the Center Director and staff, center location and consistent advertising and marketing are the key components to a successful center. The Company relies heavily on recommendations from current customers as a source of new enrollments. The Company's marketing efforts, which are designed to build awareness of Phoenix Preschool centers, consist of advertising and promotion of Phoenix Preschool centers. The Company's marketing campaigns include a targeted direct-mail program, advertising placement in regional newspapers, grand opening activities, yellow-page listings and signage. In addition to traditional marketing methods, the Company also employs a number of more personal marketing techniques. For example, Center Directors are trained to solicit parents via telephone and personal contacts. Facility tours and "meet the teacher" interviews are included in the marketing efforts of each Phoenix Preschool center.

Management Information System

         The Company utilizes a centralized Management Information System to track revenue and expenses, enrollment, attendance and staffing of all centers. This system is an important component of the Company's business management system. As a result of this system, the Company receives accurate data on enrollment, contracted attendance, extra attendance day(s), and staff-to-child ratios necessary to optimize labor utilization and to meet ratios legislated by each state. The majority of the financial data and reporting for each individual center is generated, controlled and processed on computers by the Company's corporate accounting department, which enables the Company to monitor each center's overall financial performance, including revenues and expenses, and profitability. The Company believes that its Management Information System reduces incorrect billing and enables management to control payroll and other variable expenses.
         All tuition funds received are deposited in an account established by the Company in a bank located near each center and verified by the corporate vendor by the Company's corporate accounting department.

Insurance

         The Company currently has in place (i) a commercial liability policy with an aggregate policy and per occurrence limit of $2,000,000, which includes property, business interruption, computer, criminal, comprehensive general liability and automobile liability coverage, (ii) a worker's compensation policy, and (iii) an umbrella liability policy with an aggregate policy and per occurrence limit of $1,000,000. The Company believes that the types of insurance and amounts of coverage it maintains are customary of businesses of comparable size in its industry. The Company has not experienced difficulty in obtaining insurance coverage, but there can be no assurances that adequate insurance coverage will be available in the future, or that the Company's current coverage will protect it against all possible claims.

         Within thirty (30) days after the Effective Date, the Company will obtain a $1,000,000 key man life insurance policy on the life of Michael C. Koffler.

Government Regulation

         Child care centers are subject to numerous state and local regulations and licensing requirements. Although these regulations vary by jurisdiction, governmental agencies typically review the fitness and adequacy of buildings and equipment, the ratio of staff to enrolled children, the dietary program, the daily curriculum, staff training and compliance with health and safety standards. In most jurisdictions, these agencies conduct both scheduled and unscheduled inspections of the centers and licenses must be renewed periodically. Licenses for certain of the Company's centers are in the process of renewal or have been issued on a temporary basis pending final licensing. There is no assurance that final licenses will be obtained for such centers.

         In a few jurisdictions, new legislation or regulations have been enacted or are being considered which establish requirements for employee background checks or other clearance procedures for new employees of child care centers. Repeated failures by a center to comply with applicable regulations can subject it to state imposed sanctions, which might include fines, corrective orders, being placed on probation or, in more serious cases, suspension or revocation of the center's license to operate. The Company has been fined by licensing agencies on different occasions for violations of certain requirements. Such fines were immaterial in amount. Management has never experienced a license revocation and believes the Company is in substantial compliance with all material regulations applicable to its business.

         For the year ended June 30, 1997, approximately 34% of the Company's net revenues were generated from federal food and/or child care assistance programs. These programs are typically designed to assist low-income families with child care expenses and are administered through various state agencies. Although no federal license is required at this time, there are minimum standards which must be met to qualify for participation in certain federal programs. There is no assurance that funding for such federal and state programs will continue at current levels and a significant reduction in such funding may have an adverse impact on the Company. All of the Company's schools meet all the objective standards to participate in the program; however, certain schools do not currently have enough eligible students in order to participate.

         There are certain tax incentives for parents utilizing child care programs. Section 21 of the Code provides a federal income tax credit ranging from 20% to 30% of certain child care expenses for "qualifying individuals" (as defined therein). The fees paid to the Company for child care services by eligible taxpayers qualify for the tax credit, subject to the limitations of
Section 21. The amount of the qualifying child care expenses is limited to $2,400 for one child and $4,800 for two or more children and, therefore, the maximum credit ranges from $480 to $720 for one child and from $960 to $1,440 for two or more children.

         The Code also allows for exclusion from income up to $5,000 per year in employer-paid qualifying child care expenses (including amounts deducted by the employer pre-tax from employee compensation and used to reimburse employee expenses). The ceiling on expenses against which the tax credit may be claimed is reduced dollar for dollar by employer-paid expenses excluded from income.

         The Company must also comply with the Americans with Disabilities Act ("ADA"), which prohibits discrimination on the basis of disability in public accommodations and employment. Costs incurred to date by the Company to comply with the ADA have not been significant. A determination that the Company is not in compliance with the ADA, however, could result in the imposition of fines or an award of damages to private litigants, and could require significant expenditures by the Company to bring the Company's centers into compliance with the ADA.

Competition

         Competition for attracting and maintaining student enrollment among child care facilities is significant. It is estimated that there are approximately 100,000 licensed facilities for day care/preschool services across the United States; nearly 2,800 of which are owned by the five largest day care/preschool firms, including Kindercare Learning Centers, Inc. and La Petite, Inc. Additional competition comes from small individually owned facilities, small at-home sites and many religious/church sponsored child care, day care or preschool centers. While several of the large national chains have capital and financial resources significantly greater than those of the Company, many of the small religious and other non-profit operated centers benefit from significantly lower, if any, rental costs, and receive private and/or community contributions to subsidize their operating expenses. Curricula are also easily duplicated and are difficult to protect in any meaningful proprietary sense.


         The Company believes that it competes in its markets by maintaining its facilities in a clean, healthy, safe and well-equipped manner, devoting significant resources to training and qualifying all of its personnel and by establishing a highly developed curricula and state of the art age-appropriate learning tools while keeping its prices competitive. The Company's preschool license capacity as of September 30, 1997, was 3,028 enrolled students. The Company provides an enriching education curriculum, teaching a foreign language and basic motor skills to younger pupils. However, despite its successful, competitive, quality programs, there is no assurance that the Company can continue to do so in such a highly competitive environment.


Employees


         As of November 1, 1997, the Company employed approximately 391 persons (including part-time and substitute caregivers), of whom six are employed at corporate headquarters. One is a national field operations director, three are regional directors and the remainder are employed at the Company's child care centers. The Company also employs three field support persons (maintenance, marketing and administrative personnel) at various locations. Center employees include Center Directors and Assistant Directors, regular full-time and part-time caregivers, substitute caregivers and aides and other staff, including cooks and van drivers. All Center Directors and corporate supervisor personnel are salaried; all other employees are paid on an hourly basis or part-time salary basis. The Company does not have an agreement with any labor union and believes that its relations with its employees are good.


         The Company is also subject to the Fair Labor Standards Act, which governs such matters as minimum wages, overtime compensation and working conditions. A portion of the Company's personnel are paid at the Federal minimum wage.

Properties

         The Company's corporate headquarters are located in approximately 1,875 square feet of leased office space in New York City, New York. See "Certain Relationships and Related Transactions." The Company considers this space for its corporate headquarters to be in good condition and adequate for its current needs.

         The Company leases the land and buildings for all of its centers, which are located in Florida, Georgia and North Carolina. Centers leased by the Company are typically leased under "triple net" leases that require the Company to pay real estate taxes, maintenance costs and insurance premiums. See "Certain Relationships and Related Transactions," and "Business -- Phoenix Preschool Centers -- Locations."

Legal Proceedings

         The Company is involved from time to time in routine litigation arising out of the ordinary course of its business, most of which is covered by insurance. In managements's opinion, none of such litigation that the Company is currently involved is material to its financial condition or results of operations.

                                   MANAGEMENT

Executive Officers

         The executive officers of the Company are:

                     Name                          Age                       Office
                    ------                         ----                      ------
Michael C. Koffler............................      42     Chairman of the Board of Directors,
                                                           Chief Executive Officer and President

Michael E. Brown..............................      51     Field Operations Officer

Robert Sloop..................................      42     Chief Financial Officer

         Michael C. Koffler has been President, Chief Executive Officer and Chairman of the Board of Directors of the Company since its formation. Mr. Koffler entered the preschool business in New York in 1986 by founding a facility for preschool age children with special needs, which is now licensed as a "School" by the State of New York. Mr. Koffler received a Bachelor of Science degree in Business Administration from State University of New York at Buffalo. Mr. Koffler manages or is involved in ventures other than the Company, including ventures related to preschool education, principally Williamsburg Developmental School. While Mr. Koffler anticipates spending an average of at least thirty hours a week on Company matters, Mr. Koffler will not devote all of his time to the Company and will devote substantial amounts of time to ventures other than the Company. See "Risk Factors -- Dependence Upon Key Personnel/Conflicts of Interest."

         The Company intends to obtain a $1,000,000 key man life insurance policy on the life of Mr. Koffler within thirty (30) days after the Effective Date.


         Michael E. Brown has been the Field Operation Officer of the Company since June, 1996. From January 1991 to May 1996, Mr. Brown served as a Region Manager for Kindercare Learning Centers, Inc. Mr. Brown has experience in managing child care facilities for 16 years. In addition, Mr. Brown served as a teacher and Assistant Principal in the Charlotte-Mecklenburg School District (Charlotte, NC) for 12 years. Mr. Brown received a Bachelor of Science degree in Education from Appalachian State University and a Masters of Education degree from the University of North Carolina at Charlotte.

         Robert Sloop has been Chief Financial Officer of the Company since December 1996. From March 1996 to December 1996, Mr. Sloop served as a Senior Project Manager for Benchmark Solutions, Inc. From July 1995 to July 1996, Mr. Sloop served as Controller for Whitman Medical Corp./Ultrasound Diagnostic Schools. From January 1991 to July 1995, Mr. Sloop served as Senior Management Consultant for United Services, Inc. Mr. Sloop received a Bachelor of Science and a Masters in Business Administration from Pace University.

Employment Agreement

         The Company and Michael C. Koffler are parties to an employment agreement (the "Employment Agreement"), dated as of September 3, 1997, pursuant to which the Company has agreed to employ Mr. Koffler as the Chief Executive Officer and President of the Company during the three (3) year period commencing on the date of the agreement, unless terminated earlier pursuant to its provisions. Pursuant to such Employment Agreement, Mr. Koffler will receive as compensation 5% of the Company's earnings, if any, before giving effect to interest, taxes, amortization and depreciation. In addition, immediately prior to the Effective Date of the Offering, Mr. Koffler will receive a non-qualified employee stock option for up to 1,000,000 shares of Common Stock at an exercise price of $4.25 per share. Such options vest at a rate of 33 1/3% of the initial award per year commencing on the one year anniversary of the date of grant. The Employment Agreement may terminate early if Mr. Koffler dies, becomes disabled or is dismissed for "cause," which generally includes conviction for any felony, fraud or embezzlement or willful or malicious misconduct. Mr. Koffler may voluntarily terminate the Employment Agreement at any time after the first year of the term upon sixty (60) days notice to the Company. Mr. Koffler has agreed to maintain the confidentiality of the Company's proprietary information and covenanted not to directly compete with the Company during the term of the Agreement. The Company may elect to extend the covenants contained in the Employment Agreement related to confidentiality or competition for a period of one year from the expiration of the term of the Employment Agreement upon payment to Mr. Koffer of an amount equal to the highest annual compensation paid under such agreement. For a more complete discussion, investors should refer to the complete Employment Agreement which has been filed as an exhibit to the Company's Registration Statement.

Board Size and Classification


         The Company's Articles of Incorporation fixes the number of Directors to between one and fifteen as determined by resolution of the Board of Directors. Prior to the Offering, the Board of Directors of the Company was comprised only of Michael C. Koffler. In connection with the Offering, three additional directors have been appointed, with the appointment of one of such directors to be effective upon completion of the Offering. Within 90 days of the closing of the Offering, the Company will have at least two independent directors that are neither employees of, or consultants to, the Company.


         The following table sets forth the composition of the Board of Directors upon the completion of the Offering.

         Name                      Age (1)                    Position
-------------------                -------                    ---------
 Michael C. Koffler                  42            Chairman, President, Chief Executive
                                                   Officer, and Class D Director
 Garo H. Armen, Ph.D.                44            Class A Director
 David Lenefsky, Esq.                59            Class B Director
 Ralph Manela, CPA,                  45            Class C Director


-----------

(1)  Ages are as of September 30, 1997.

(2) Appointment of Mr. Lenefsky as a director will not be effective until immediately after the closing of the Offering.

         Ralph Manela, is a certified public accountant and has been the senior partner of Manela & Company, L.L.P., a New York based accounting and tax counseling firm, for the past fifteen years. Mr. Manela is a member of the AICPA and New York State Society of CPAs, in good standing. Mr. Manela received a B.S. degree from Bernard M. Baruch College of New York.

         David Lenefsky, Esquire, is an attorney representing a wide variety of business interests before New York City, New York State and Federal Governments. He also specializes in litigation in both the state and federal courts. His public policy work currently includes membership on the New York City Board of Correction, and Vice-Chair of the New York City Council on the Environment. From 1981-1989, he served as Chairman of the Brooklyn Navy Yard Development Corporation. From 1983-1994, he served on the Board of the United Nations Association - U.S.A. Mr. Lenefsky has authored many articles for various law reviews, and The New York Law Journal. His Bachelors and Masters of Law Degrees are from New York University School of Law, 1963 and 1964.


         Garo H. Armen, Ph.D., has been the Managing General Partner of Armen Partners, L.P. since 1989. Armen Partners specializes in public and private healthcare investments. He has been the Chairman and Chief Executive Officer of Antigenetics, Inc., a pharmaceutical firm, since 1994. In addition, Dr. Armen has engaged in investment banking and venture capital activities. He sits on the board of a publicly held company, Elan Corporation, plc. Dr. Armen was the architect of the merger between Immunex Corporation and Lederle Oncology (a division of American Cyanamid). He originated and developed the structure for this merger and served as an advisor to both Immunex and American Cynamid. From 1986 to 1989, Dr. Armen was a Senior Vice President of Research at Dean Witter Reynolds, Inc. His responsibilities there included research analysis, investment banking, and merchant banking. From 1981 to 1986, he served as a Vice President at E.F. Hutton & Company. Dr. Armen received his Ph.D. degree in physical chemistry from the City University of New York in 1979. Thereafter he was appointed as a Research Associate at the Brookhaven National Laboratory, in charge of conducting research in the field of Physical Biochemistry. In 1994, Dr. Armen founded Antigenics along with Dr. Pramud Srivastava, Antigenic's founding scientist. Antigenics is a biopharmaceutical company creating an innovative therapeutics for the treatment of cancers and infectious diseases.

         The Company's Articles of Incorporation provide that the Board of Directors shall be divided into four classes designated as Class A, Class B, Class C and Class D. Accordingly, following the close of the Offering, Garo Armen, the initial Class A director will serve until the first annual meeting of stockholders following the Offering; at such first annual meeting of stockholders, the Class A director shall be elected for a term of four years, and after expiration of such term, shall thereafter be elected every four years for four-year terms. David Lenefsky, the initial Class B director shall serve until the second annual meeting of stockholders following the Offering. At the second annual meeting of stockholders following the Offering, the Class B director shall be elected for a term of four years and, after the expiration of such term, shall thereafter be elected every four years for four-year terms. Ralph Manela, the initial Class C director shall serve until the third annual meeting of stockholders after the Offering. At the third annual meeting of stockholders following the Offering, the Class C director shall be elected for a term of four years and after the expiration of such term, shall thereafter be elected every four years for four-year terms. Likewise, Michael Koffler, as the initial Class D director, shall serve until the fourth annual meeting of stockholders after the Offering. At the fourth annual meeting of stockholders following the Offering, the Class D director shall be elected for a term of four years and after the expiration of such term, shall thereafter be elected every four years for four-year terms.

         In addition, pursuant to its underwriting agreement with the Underwriters, the Company has agreed to either use its best efforts to have a designee of the Underwriters elected as a member of the Board of Directors or to engage a designee of the Underwriters as a nonvoting advisor to the Board of Directors for a period of three (3) years following the completion of the Offering. See "Underwriting" and "Management."


Board Committees

         Upon completion of the Offering, the Board of Directors will establish an Audit Committee and a Compensation Committee. The Audit Committee's functions will be to review the services provided by the Company's independent auditors, consult with such auditors and review the need for internal auditing procedures and the adequacy of internal controls. The Compensation Committee's function will be to determine executive compensation and long-term incentive compensation awards and to administer the Company's various compensation and benefit plans.

Compensation of the Board of Directors

         Prior to consummation of the Offering, directors received no compensation for serving on the Board of Directors. Immediately prior to the Effective Date, non-employee Directors, other than Mr. Lenefsky, each will receive options to acquire 10,000 shares of Common Stock under the Company's Amended and Restated Stock Option Plan and may be paid fees in the future.

Compensation of Executive Officers

         The following table sets forth information regarding compensation paid by the Company to the Chief Executive Officer. No executive officer received in excess of $100,000 in compensation for the three fiscal years ended June 30, 1995, 1996 or 1997.

                           Summary Compensation Table

                                                                                            Long Term
                                              Annual Compensation                      Compensation Awards
                                              -------------------                      --------------------
                                                                                         Securities
                                                                            Restricted   Underlying
            Name and              Fiscal                       Other Annual     Stock     Options/      All Other
       Principal Position         Year    Salary     Bonus     Compensation   Award(s)    SARS (#)     Compensation
       ------------------        ------  --------   -------   --------------  --------   -----------  --------------
Michael C. Koffler                1997      -0-       -0-           -0-          -0-         -0-           --
Chairman, Chief Executive         1996      -0-       -0-           -0-          -0-      94,692(2)        --
Officer and President (1)         1995      -0-       -0-           -0-          -0-         -0-           --

----------
(1) Prior to September 3, 1997, the Company had not separately compensated Michael C. Koffler as an officer or director. Pursuant to the terms of his Employment Agreement with the Company, Mr. Koffler will receive 5% of the Company's earnings before interest, taxes, depreciation and amortization and will receive a stock option to purchase 1,000,000 shares of Common Stock. See "Management --Employment Agreement."

(2) Reflects 47,346 incentive stock options with an exercise price of $0.84 per share and 47,346 non-qualified stock options with an exercise price of $0.76 per share granted pursuant to the Amended and Restated Stock Option Plan.


              Aggregated Options/SAR Exercised in Last Fiscal Year
                      and Fiscal Year End Option/SAR Values


                                                                     Number of           Value of Unexercised
                                                               Unexercised Options/          In-the-Money
                                                                      SARs at           Options/SARs at Fiscal
                                   Shares                        Fiscal Year End              Year End
                                 Acquired on         Value         Exercisable/              Exercisable/
              Name               Exercise(#)      Realized($)    Unexercisable (#)       Unexercisable ($)(1)
----------------------------    ------------     ------------  --------------------    ------------------------
Michael C. Koffler
Chairman, Chief Executive
Officer and President                   -0-           -0-           94,692/-0-             $101,162/$202,325


(1) Assumes a fair market value per share on June 30, 1997 of $4.00 per share, although there was no market for the Common Stock on such date and the actual fair market value may have been higher or lower on such date. Reflects an incentive stock option to acquire 47,346 shares at $0.84 per share and non-qualified stock option to acquire 47,346 shares at $0.76 per share. Such options were granted as of January 1, 1996. Those options became exercisable at a rate of 33 1/3% per year commencing on the first anniversary of the grant date.


         No options were granted to Mr. Koffler in fiscal year 1997. See "Employment Agreement" for information regarding options granted to Mr. Koffler in connection with the Offering. No stock appreciation rights ("SARs") have been granted by the Company.

Amended and Restated Stock Option Plan

         In December, 1995, the Company adopted a Stock Option Plan, which was amended and restated in September, 1997 (the "Option Plan"). Pursuant to the Option Plan, stock options may be granted which qualify under the Internal Revenue Code of 1986, as amended, as incentive stock options as well as stock options that do not qualify as incentive options. All officers and key employees of the Company or any current or future subsidiary corporation are eligible to receive options under the Option Plan.

         Incentive stock options for a total of 110,537 shares of Common Stock have been issued by the Company prior to the date of this Prospectus to 33 employees. Set forth below is a summary of the provisions of the Plan. Non-qualified stock options for a total of 1,177,346 shares have been issued by the Company prior to the date of this Prospectus to two employees.

         Immediately preceding the Effective Date, the Company issued a non-qualified employee stock option to acquire up to 130,000 shares of Common Stock to an employee of the Company in consideration for financial advice, acquisition assistance and other services to be rendered by such employee during the two years following the Effective Date. The exercise price under such option is $4.25 per share subject to adjustment. During the two year period commencing on the Effective Date and prior to registration of the Common Stock subject to such option, the holder of the option may reprice the option (up to two times) if the closing sale price of the Common Stock is below $3.40 per share for any ten consecutive trading days. The reset exercise price would be the average sale price per share of Common Stock for the three trading days immediately preceding the day the holder elects to reprice his option.

         Administration. The Option Plan may be administered by the Board of Directors or an Option Committee ("Committee") which is appointed by the Board of Directors and consists only of directors who qualify as non-employee directors within the meaning of Rule 16b-3 of the Commission. The Committee determines, among other things, which officers and key employees receive an option or options under the Plan, the type of option (incentive stock options or non-qualified stock options, or both) to be granted, the number of shares subject to each option, the rate of option exercisability, and, subject to certain other provisions to be discussed below, the option price and duration of the option.

         The Committee may, in its discretion, amend or supplement any of the option terms hereafter described, provided that if an incentive option is granted under the Option Plan, the option as amended or supplemented continues to be an incentive stock option.

         Aggregate Number of Shares. The aggregate number of shares which may be issued upon the exercise of options under the Option Plan is 1,527,277 shares of Common Stock. In the event of any change in the capitalization of the Company, such as by stock dividend, or what the Committee deems in its sole discretion to be similar circumstances, the aggregate number and kind of shares which may be issued under the Option Plan will be appropriately adjusted in a manner determined in the sole discretion of the Committee. Reacquired shares of the Company's Common Stock, as well as unissued shares, may be used for the purpose of the Option Plan. Common Stock of the Company subject to options which have terminated unexercised, either in whole or in part, will be available for future options granted under the Option Plan.

         Option Price. The option price for options issued under the Option Plan must be at least equal to 100% of the fair market value of the Common Stock as of the date the option is granted. Prior to the Offering, the fair market value of the Common Stock was determined by Michael C. Koffler, then the sole member of the Board of Directors. The incentive stock options granted to Michael C. Koffler have an option exercise price equal to 110% of the fair market value of the Common Stock on the date of grant.

         Payment. Payment of the option exercise price on exercise of options granted under the Option Plan may be made in (a) cash, (b) (unless prohibited by the Committee) Common Stock which will be valued by the Secretary of the Company at its fair market value or (c) (unless prohibited by the Committee) any combination of cash and Common Stock of the Company valued as provided in clause
(b).

         Exercisability. Generally, unless otherwise determined by the Committee, options granted under the Option Plan may not be exercised for a period of one year from the date of grant and may thereafter be exercised for up to 33-1/3% of the option shares during the second year, 66-2/3% of the option shares during the third year and 100% of the option shares thereafter.

         In the event of a "change in control" of the Company, as defined in the Option Plan, each optionee may exercise the total number of shares then subject to the option. Consequently, the Option Plan may be deemed to have certain "anti-takeover" and "anti-greenmail" effects. See also "Description of Securities - Certain Articles of Incorporation and Bylaws Provisions".

         The Committee has the authority to provide for a different rate of option exercisability for any optionee.

         Option Expiration and Termination. Stock options granted under the Option Plan expire ten years after the date they are granted (the "scheduled termination date"). Options terminate three months after the date on which employment is terminated (whether such termination be voluntary or involuntary), other than by reason of death or disability, but not later than the scheduled termination date. The option terminates one year from the date of termination due to death or disability, but not later than the scheduled termination date. The incentive stock options granted to Michael C. Koffler expire five years after the date of grant.

         Non-Transferability. Options granted pursuant to the Option Plan are not transferable, except by the will or the laws of descent and distribution in the event of death. During an optionee's lifetime, the option is exercisable only by the optionee, including, for this purpose, the optionee's legal guardian or custodian in the event of disability.

         Amendment or Termination; Option Plan Expiration. The Company's Board of Directors has the right at any time, and from time to time, to amend, supplement, suspend or terminate the Option Plan, without stockholder approval, except to the extent that stockholder approval of the Option Plan amendment or supplement is required by the Internal Revenue Code of 1986, as amended, to permit the granting of incentive stock options under the Option Plan. Any such action will not affect options previously granted. If the Committee voluntarily submits a proposed amendment, supplement, suspension or termination for stockholder approval, such submission will not require any future amendments, supplements, suspensions or terminations (whether or not relating to the same provision or subject matter) to be similarly submitted for stockholder approval.

1996 Non-Employee Stock Option Plan

         The Company adopted in June 1996 a Non-Employee Stock Option Plan and in 1996 granted options for 14,583 shares to one consultant having an option exercise price of $2.53 per share. These options contain terms substantially similar to those contained in non-qualified stock options issued pursuant to the Amended and Restated Stock Option Plan.

Indemnification of Directors and Officers


         As permitted by the Pennsylvania Business Corporation Law, the Company's Bylaws provide that a director shall not be personally liable in such capacity for monetary damages for any action taken, or any failure to take any action, unless the director breaches or fails to perform the duties of his or her office under the BCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions of the Bylaws, however, do not apply to the responsibility or liability of a director pursuant to any criminal statute, or to the liability of a director for the payment of taxes pursuant to local, Pennsylvania or federal law. These provisions offer persons who serve on the Board of Directors of the company protection against awards of monetary damages for negligence in the performance of their duties.

         The Bylaws also provide that every person who is or was a director or executive officer of the Company, or of any corporation which he served as such at the request of the Company, shall be indemnified by the Company to the fullest extent permitted by law against all expenses and liabilities reasonably incurred by or imposed upon him, in connection with any proceeding to which he may be made, or threatened to be made, a party, or in which he may become involved by reason of his being or having been a director or executive officer of the Company, or of such other corporation, whether or not he is a director or executive officer of the Company or such other corporation at the time the expenses or liabilities are incurred. No indemnification shall be provided, however, with respect to: liabilities arising under Section 16(b) of the Securities Exchange Act of 1934, as amended, if a final unappealable judgment or award establishes that such officer or director engaged in self-dealing, willful misconduct or recklessness, for expenses or liabilities which have been paid directly to, or for the benefit of, such person by an insurance carrier or for amounts paid in settlement of actions without the written consent of the Board of Directors. Obligations that the Company may have pursuant to the Bylaws to provide indemnification to its directors and executive officers for liabilities arising under the Securities Act of 1933 may not be enforceable.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, and officers of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or employee connection with the securities being offered hereby, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         From time to time, the Company has engaged in various transactions with its directors, executive officers and other affiliated parties. The following paragraphs summarize certain information concerning certain transactions involving $60,000 or more and relationships which occurred during the last two years or which are presently proposed.

         From inception through September 30, 1997, the Company has borrowed from Michael C. Koffler, President, Chairman, Chief Executive Officer and a stockholder of the Company, $1,798,389 to fund certain of the Company's working capital needs and acquisitions and their related expenses. During the year ended June 30, 1996, outstanding officer loans payable of $616,558 were exchanged for 810,890 shares of Common Stock of PPEC. During the year ended June 30, 1997, $434,000 was repaid with proceeds of the Bridge Financing. In connection with the Reorganization described herein (see "Reorganization"), the Company issued an aggregate of 500,000 shares of Series A Preferred Stock ("Series A Preferred Stock") to Michael C. Koffler in exchange for $500,000 of indebtedness and will also repay Mr. Koffler the balance of the Convertible Note (defined below) which matures on July 1, 1998. The outstanding loan balance of $247,831 at September 30, 1997, represents a non-interest bearing promissory note ("Convertible Note") payable to Michael C. Koffler, which is, at his option, convertible, in whole or in part with respect to any portion of the unpaid balance of the note plus an amount equal to an interest factor (utilized solely for calculating conversion into common stock) of 10% per annum, into shares of common stock of the Company, at a conversion rate of $.76 per share.


         Until December 31, 1996, an affiliate of Michael C. Koffler (i) sublet office space to the Company for its headquarters at cost, (ii) advanced a portion of the Company's salary expenses and (iii) advanced a portion of the Company's medical benefits. For the period from May 3, 1995 (inception) to December 31, 1996, approximately $134,300 was paid by the Company for such rent and expenses. Effective January 1, 1997, the Company leased office space directly from the landlord and directly paid all salary and benefits.

         The Company believes that each of the above transactions were on terms no less favorable to the Company than those which were available through third parties. Future transactions with affiliated parties will be on terms which are no less favorable to the Company than those which could be obtained from unaffiliated third parties and will be approved by a majority of disinterested directors, and any forgiveness of loans from the Company to affiliates will be approved by a majority of the Company's independent directors who will have the benefit of independent counsel at the Company's expense. Since Michael C. Koffler was the sole director of the Company during the relevant periods, none of the foregoing transactions were approved by independent directors.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information concerning the beneficial ownership of the Common Stock immediately prior to and after the Offering by (i) each stockholder known by the Company to be a beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director of the Company, and (iii) all directors and officers as a group.


                                                                                Percentage of Common Stock
                                                                                   Beneficially Owned(1)
                                           Amount and Nature of               -------------------------------------
                    Name                   Beneficial Ownership               Before Offering         After Offering
------------------------------------       --------------------               ----------------        ---------------
Michael C. Koffler                              842,454(2)                         100%                     40%
Chairman, Chief Executive Officer
and President

Robert Sloop
Chief Financial Officer                           6,481(3)                          (5)                     (5)

Michael E. Brown
Field Operations Officer                          4,861(4)                          (5)                     (5)

Garo Armen, Ph.D.
Director                                            -0-(6)                         ---                     ---

David Lenefsky, Esq.
Director                                            -0-                            ---                     ---

Ralph Manela, CPA
Director                                            -0-(6)                         ---                     ---

Directors and Executive
  Officers as a Group                          853,796                            100%                     40%
     (six persons)


------------
(1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated, subject to community property laws, where applicable. The address for each individual indicated is 31st Floor, 150 East 58th Street, New York, New York 10155. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above as of the date of the Prospectus, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Accordingly, the information presented in the foregoing table does not include shares of Common Stock issuable upon (i) conversion of the Series A Preferred Stock (which may not be converted prior to two years after the Effective Date) or (ii) Warrants (which may not be exercised prior to two years after the Effective Date. See "Description of Securities -- Series A Preferred Stock" and "Management -- Stock Option Plan." Shares which may be acquired by Michael C. Koffler pursuant to convertible debt which will be repaid by the Company at Closing are also excluded.

(2) Includes 810,890 shares held directly as well as options to purchase 31,564 shares which are currently exercisable. Excludes options to purchase 1,063,128 shares which are not currently exercisable. Stock options issued under the Option Plan become exercisable at a rate of one-third per year commencing one year from the grant date and an additional one-third each year thereafter. See "Management -- Amended and Restated Stock Option Plan -- Exercisability." Figure excludes 500,000 votes which Mr. Koffler has the right to cast in connection with his ownership of the Series A Preferred Stock.

(3) Consists of options to purchase 6,481 shares which are currently exercisable. Excludes options to purchase 12,963 shares which are not currently exercisable. Stock options issued under the Option Plan become exercisable at a rate of one-third per year commencing one year from the grant date and an additional one-third each year thereafter. See "Management -- Amended and Restated Stock Option Plan -- Exercisability."

(4) Consists of options to purchase 4,861 shares which are currently exercisable. Excludes options to purchase 9,722 shares which are not currently exercisable. Stock options issued under the Company's 1996 Non-employee Stock Option Plan become exercisable at a rate of one-third per year commencing one year from the grant date and an additional one-third each year thereafter. See "Management -- 1996 Non-employee Stock Option Plan -- Exercisability."

(5)      Less than 1%.

(6) Excludes options to purchase 10,000 shares which are not currently exercisable. Stock options issued under the Option Plan become exercisable at a rate of one-third per year commencing one year from the grant date and an additional one-third each year thereafter. See "Management -- Amended and Restated Stock Option Plan -- Exercisability."


                            DESCRIPTION OF SECURITIES


         The Company is offering (a) 1,275,000 shares of Common Stock at a public offering price of $4.25 per share, and (b) on behalf of and for the account of the Selling Securityholders named herein, 1,275,000 Warrants each to acquire one share of Common Stock, at a public offering price of $0.125 per Warrant. Following the Offering it is anticipated that such Common Stock and Warrants will be separately traded. The following is a brief description of the Company's capital stock and the Warrants. The following statements do not purport to be complete or give full effect to statutory or common law, and are subject in all respects to the applicable provisions of the Company's Articles of Incorporation and Bylaws and Pennsylvania law.

Common Stock

         The Company will issue 1,275,000 shares of Common Stock in the Offering and up to up to 1,275,000 shares of Common Stock upon exercise of the Warrants (including Warrants issued pursuant to the Underwriters' Warrant).

         Dividends. Subject to the rights of holders of Preferred Stock, holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors. The Company does not expect to pay dividends on its Common Stock in the foreseeable future, and intends to retain earnings, if any, to finance its operations. See "Dividend Policy".

         Liquidation. Subject to the rights of holders of Preferred Stock, holders of Common Stock are entitled to share ratably in the assets of the Company legally available for distribution to holders of Common Stock in the event of the liquidation, dissolution or winding up of the Company.

         Voting. Subject to the rights of holders of Preferred Stock, holders of Common Stock are entitled to one vote per share on all matters upon which stockholders are entitled to vote.

         No Other Rights. Holders of the Common Stock do not have subscription, redemption, conversion or preemptive rights.

Warrants

         Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at $5.10 per share, subject to adjustment in certain events, described below, for a period of three years commencing two years after the date of the Closing. The exercise price of, and the number of shares of Common Stock issuable upon exercise of, the Warrants are subject to adjustment. The conversion rate will be subject to adjustment upon certain events, including
(i) the issuance of Common Stock as a dividend or distribution on Common Stock,
(ii) the subdivision or reclassification of the outstanding Common Stock into a greater number of shares, (iii) the combination or reclassification of the outstanding Common Stock into a smaller number of shares, or (iv) the outstanding shares of Common Stock are at any time changed into or exchanged for a different number or kind of shares or other security of the Company or of another corporation through reorganization, merger, consolidation, liquidation or recapitalization. The Company is not required to make adjustments of less than $0.05 per share in the exercise price of the Warrants, but any such adjustment not required to he made will be taken into account in the computation of any subsequent adjustment.

         In addition, the Warrants are subject to redemption by the Company, in whole or in part, at a price of $0.05 per warrant, upon not less than 30 days prior written notice at any time commencing two years after the Effective Date, provided the closing sale price of the Common Stock has been at least $7.00 per share for the 20 consecutive trading days ending on the third day prior to the date upon which the notice of redemption is given, as reported on The Nasdaq SmallCap Market (or if the Common Stock is not traded thereon, the closing sale price of the Common Stock on the Nasdaq National Market or other principal securities exchange upon which the Common Stock is then quoted or listed, or such other reporting system that provides closing sale prices for the Common Stock). The Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for the redemption of the warrants in the notice of redemption.

         The Company has authorized and reserved for issuance a number of shares of Common Stock sufficient to provide for the exercise of the Warrants. When issued, each share of Common Stock will be fully paid and nonassessable. Holders of Warrants will not have any voting or other rights as stockholders of the Company unless and until Warrants are exercised and shares of Common Stock are issued upon such exercise.

         In addition to warrants described above, on June 1, 1995, the Company issued a warrant to each of Gerard Cappello and Linda S. Cappello (investors) for 43,835 shares of common stock of the Company and 43,843 shares of common stock of the Company, respectively ("Cappello Warrants"). The exercise price for the Cappello Warrants is $0.63 per share or, if higher, the cost per share of Common Stock to Michael C. Koffler. The Cappello Warrants may be exercised at any time prior to May 1, 1999.

Preferred Stock

         The Company is authorized to issue up to 1,000,000 shares of Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors ("Preferred Stock"). Accordingly, the Board of Directors is empowered, without further stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could decrease the amount of earnings and assets available for distribution to holders of Common Stock or adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. In connection with the Reorganization, the Company issued 500,000 shares of Series A Preferred Stock, par value $.10 per share, to Michael C. Koffler in exchange for certain indebtedness of Phoenix Preschool Education Centers, Inc. See "Certain Relationships and Related Transactions." Except for the Series A Preferred Stock, the Company has no present intention to issue any shares of Preferred Stock. The Company has agreed with the Underwriters that it will not issue any shares of Preferred Stock, or any options, warrants or rights to purchase Preferred Stock, for a period of twenty-four (24) months after the Effective Date, without the prior written consent of the Underwriters.

Series A Preferred Stock


         The Board of Directors issued 500,000 shares of Series A Preferred Stock to Michael C. Koffler in exchange for debt of Phoenix Preschool Education Centers, Inc. to Mr. Koffler in the principal amount of $500,000. The terms of the Series A Preferred Stock, established in a Statement With Respect to Shares filed with the Secretary of the State of the Commonwealth of Pennsylvania are as follows:


         Dividend Rights. Holders of Series A Preferred Stock are entitled to receive dividends when, as and if declared by the Company's Board of Directors, out of funds legally available therefor pro rata with the Common Stock on an as converted basis. The Company does not anticipate payment of dividends on the Common Stock or the Series A Preferred Stock in the foreseeable future. See "Dividend Policy."


         Liquidation Rights. Subject to the prior rights of the Company's creditors and the holders of senior securities, the holders of the Series A Preferred Stock are entitled to receive, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the greater of $1.00 per share, plus accrued and unpaid dividends, or, determined on an as-converted basis, the amount per share which holders of Common Stock are entitled. If, in any such case, the assets of the Company are insufficient to make such payment in full, then the available assets will be distributed among the holders of the Series A Preferred Stock and any other series of Preferred Stock which is in parity with the Series A Preferred Stock, ratably in proportion to the full amount to which each holder would be entitled.

         Conversion Rights. Each share of Series A Preferred Stock is convertible into shares of Common Stock at a conversion rate of (i) one share of Common Stock for each share of Preferred Stock, plus (ii) one Contingent Conversion Right. Contingent Conversion Right means the number of shares of Common Stock (or fraction thereof), if any, which results from the following formula: (a) compute the excess, if any, of the current market price per share (as determined in accordance with the Statement With Respect to Shares) as of the date of conversion over $3.50, (b) multiply the result of clause (a) by 820,674, (c) divide the result of clause (b) by 3.50, and (d) divide the result of clause (c) by 500,000. In no event can Contingent Conversion Rights yield more than 820,674 shares in the aggregate (subject to adjustment). Upon conversion, no payment or allowance will be made in respect of any accrued but unpaid dividends on the Series A Preferred Stock.

         Shares of Series A Preferred Stock may be converted at the election of the holder at any time after the earlier of change in Control (as defined in the Statement with respect to Shares or two years after the original issue date.


         The conversion rate will be subject to adjustment upon certain events, including (i) the issuance of Common Stock as a dividend or distribution on Common Stock, (ii) the subdivision or reclassification of the outstanding Common Stock into a greater number of shares, (iii) the combination or reclassification of outstanding Common Stock into a smaller number of shares, or (iv) the outstanding shares of Common Stock are at any time changed into or exchanged for a different number or kind of shares or other security of the Company or of another corporation through reorganization, merger, consolidation, liquidation or recapitalization. The Company is not required to make adjustments of less than $0.05 per share in the conversion price of the Series A Preferred Stock, but any such adjustment not required to be made will be taken into account in the computation of any subsequent adjustment.

         Voting Rights. The holders of the Series A Preferred Stock will vote, together with the holders of Common Stock (without distinction as to class), on all matters submitted for approval to the holders of Common Stock and shall be entitled to one vote for each share of Common Stock into which such Series A Preferred Stock is then convertible.

Bridge Financing


         In June 1997, the Company sold an aggregate of 25.5 units, each unit consisting of the Company's 8% promissory note (the "Bridge Notes") in the principal amount of $25,000 per unit (or an aggregate of $637,500) and a warrant to acquire up to 50,000 shares of Common Stock. The Bridge Notes are payable upon the earlier of October 9, 1998 or the consummation of an initial public offering or private placement of the Company's debt and/or equity securities resulting in gross proceeds to the Company of at least $5,000,000. Each Bridge Warrant entitled the registered holder thereof to purchase 50,000 shares of Common Stock at an exercise price of $4.50 per share, subject to adjustment in certain events, at any time during the period commencing June 9, 1998 and ending on June 9, 2002. The Bridge Warrants will convert automatically into Warrants on the Effective Date and will be offered pursuant to this Prospectus on behalf of the Selling Securityholders named herein.

Certain Provisions of Pennsylvania Law

         Under the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), subject to certain exceptions, a business combination between a Pennsylvania corporation and a person owning 20% or more of such corporation's voting stock (an "interested person") may be accomplished only if: (i) the business combination is approved by the corporation's directors prior to the date on which such person acquired 20% or more of such stock, or if the board approved such person's acquisition of 20% or more of such stock, prior to such acquisition; (ii) the interested person owns shares entitled to cast at least 80% of the votes all shareholders would be entitled to cast in the election of directors, the business combination is approved by the vote of shareholders entitled to cast a majority of votes that all shareholders would be entitled to cast in an election of directors (excluding shares held by the interested person), which vote may occur no earlier than three months after the interested person acquired its 80% ownership, and the consideration received by shareholders in the business combination satisfies certain minimum conditions;
(iii) the business combination is approved by the affirmative vote of all outstanding shares of common stock; (iv) the business combination is approved by the vote of shareholders entitled to cast a majority of the votes that all shareholders would be entitled to cast in the election of directors (excluding shares held by the interested person), which vote may occur no earlier than five years after the interested person became an interested person. A corporation may exempt itself from this provision by an amendment to its articles of incorporation that requires shareholder approval. The Articles do not provide an exemption from this provision. Pennsylvania has also adopted other anti-takeover legislation from which the Company has elected to exempt itself in the Articles.

         The BCL also provides that the directors of a corporation, in making decisions concerning takeovers or any other matters, may consider, to the extent that they deem appropriate, among other things, (i) the effects of any proposed transaction upon any or all groups affected by such action, including, among others, shareholders, employees, suppliers, customers and creditors, (ii) the short-term and long-term interests of the corporation and (iii) the resources, intent and conduct of the person seeking control.

Certain Articles of Incorporation and Bylaw Provisions

         Certain provisions of the Company's Articles of Incorporation and Bylaws may be deemed to have an anti-takeover effect and may delay, deter or prevent a merger, tender offer, proxy contest or other takeover attempt. The following discussion is a general summary of certain of these provisions which might be determined to have a potential "anti-takeover" effect. Reference should be made in each case to such Articles and Bylaws. See "Additional Information" for information regarding how to obtain a copy of these documents.

         The Company's Articles of Incorporation provides that the stockholders may act only in a meeting that has been duly called and noticed, except that stockholders may approve by written consent any proposal that has already been approved by the Board of Directors.

         The Company's Articles of Incorporation fixes the number of Directors between one and fifteen as determined by resolution of the Board of Directors. The Board of Directors of the Company is currently comprised of four members. The directors were elected to one-year terms.

         The Company's Articles of Incorporation provides that the Board shall be divided into four classes. Accordingly, following the close of the Offering, the initial director of Class A will serve until the first annual meeting of stockholders following the Offering; at such first annual meeting of stockholders, the directors of Class A shall be elected for a term of four years, and after expiration of such term, shall thereafter be elected every four years for four-year terms. The initial director of Class B shall serve until the second annual meeting of stockholders following the Offering. At the second annual meeting of stockholders following the Offering, the directors of Class B shall be elected for a term of four years and, after the expiration of such term, shall thereafter be elected every four years for four-year terms. The initial director of Class C shall serve until the third annual meeting of stockholders after the Offering. At the third annual meeting of stockholders following the Offering, the directors of Class C shall be elected for a term of four years and after the expiration of such term, shall thereafter be elected every four years for four-year terms. The initial Class D director shall serve until the fourth annual meeting of shareholders after the Offering. At such meeting, the Class D director shall be elected for a term of four years and shall thereafter be elected every four years for four-year terms.

         Stockholders are not entitled to cumulate their votes in connection with the election of directors. As a result, a person or a group controlling the majority of shares of Common Stock can elect all of the directors. Following the Offering, members of Board of Directors of the Company will own approximately 810,890 shares of Common Stock constituting approximately 39% (excluding options) of the issued and outstanding Common Stock which may allow it to control actions taken by stockholders, including the election of directors. See "Security Ownership of Certain Beneficial Owners and Management" and "Risk Factors -- Voting Control of the Board of Directors of the Company."

         The Company's Articles of Incorporation provide the Board of Directors latitude in opposing tender offers and enable the Board to negotiate with and sell the Company to a single offeror rather than conducting an auction.

         The Company's Bylaws provide that special meetings of stockholders may only be called by the Board of Directors, the Chairman or by stockholders entitled to cast at least 10% of the votes entitled to be cast at a particular meeting.

         The Articles of Incorporation and Bylaws of the Company contain certain provisions permitted under the Pennsylvania Business Corporation Law relating to the liability of directors. These provisions eliminate the directors' liability for monetary damages for a breach of fiduciary duty, except in certain circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of a law. The Company's Articles of Incorporation and Bylaws also contain provisions which provide for the indemnification of its directors and officers to the fullest extent permitted by the Pennsylvania Business Corporation Law.

              MARKET FOR SECURITIES AND RELATED STOCKHOLDER MATTERS

         The Offering is the initial public offering of Common Stock for the Company. Prior to the Offering, all of the outstanding Common Stock has been held by Michael C. Koffler and there has been no trading market in the Common Stock or Warrants. Sales of substantial amounts of such securities in the public market could adversely affect market prices and make it more difficult for the Company to sell equity securities in the future at a time and price which it deems appropriate.

         The Company has applied to have the Common Stock and Warrants quoted on The Nasdaq SmallCap Market, under the symbols "FENX" and "FENXW," respectively, and listed on the Boston Stock Exchange, under the proposed symbols "FNX" and "FNXW," respectively, upon completion of the Offering. No assurance can be given that the Company will receive approval to have its Common Stock and Warrants listed on the Boston Stock Exchange or quoted on the NASDAQ SmallCap Market. Currently, for continued quotation on the NASDAQ SmallCap Market, a company must have, among other things, total assets of at least 500,000 shares with a market value of $1.0 million, two market makers, at least 300 shareholders, and a minimum bid price of $1.00 per share. Criteria required to be met for continued listing on the Boston Stock Exchange include total assets of at least $1.0 million, a public float of at least 150,000 shares with a market value of $500,000 and at least 250 shareholders. See "Risk Factors - The NASDAQ SmallCap Market/Boston Stock Exchange Maintenance Requirements; Possible Relisting of Securities; Risk of Low Priced Stocks."

         The Company has not paid any dividends since its inception and does not anticipate the payment of dividends in the foreseeable future, as earnings will used to finance operations. See "Dividend Policy." As a Pennsylvania corporation, the Company may not declare and pay dividends on its capital stock if the amount paid exceeds an amount equal to the excess of the Company's net assets over paid-in-capital or, if there is no excess, its net profits for the current and/or immediately preceding fiscal year.

         As of the date hereof, there were 1,322,466 shares of Common Stock subject to options (including 14,583 shares issuable under the Non-Employee Stock Option Plan) and 1,527,277 shares are reserved for issuance under the Amended and Restated Stock Option Plan. The Company increased the number of options reserved for issuance under the Company's Amended and Restated Stock Option Plan by 1,130,000 shares in connection with the Offering.
See "Management."

         The 1,275,000 shares of Common Stock to be sold in the Offering (1,466,250 shares if the Underwriters' over-allotment option is exercised in full), will be available for resale in the public market without restriction or further registration under the Securities Act, except for shares purchased by affiliates of the Company (in general, any person who has a control relationship with the Company), which shares will be subject to the resale limitations of Rule 144 promulgated under the Securities Act ("Rule 144").

         In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated) who has beneficially owned shares for at least one year is entitled to sell, within any three month period, a number of shares which does not exceed the greater of 1% of the then-outstanding shares of the Company's Common Stock (20,859 shares immediately after the Offering assuming no exercise of the Underwriters' over-allotment option) or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 may also be subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. Any person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of the Company at any time during the three months preceding a sale, and who has beneficially owned shares within the definition of "restricted securities" under Rule 144 for at least two years, is entitled to sell such shares under Rule 144(k) without regard to the volume limitation, manner of sale provisions, public information requirements or notice requirements.

         The Company's current stockholder, its directors and executive officers, each holder of an option to acquire Common Stock, and Gerard Cappello and Linda S. Cappello have entered into an agreement with the Underwriters not to offer, sell, contract to sell or grant any option to purchase or otherwise dispose of the shares held by such persons without the prior written consent of the Underwriters for a period of two years from the Effective Date.

                                  UNDERWRITING

         Subject to the terms and conditions of the underwriting agreement (the "Underwriting Agreement"), the Company has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase, (a) 1,275,000 shares of Common Stock and (b) on behalf of the Selling Securityholders named herein, 1,275,000 Warrants. The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent. The Underwriters are committed to purchase all of the Common Stock and Warrants offered hereby, if any are purchased.

         The Underwriters have advised the Company that the Underwriters propose initially to offer the 1,275,000 shares of Common Stock and Warrants to the public at the initial public offering price set forth on the cover page of this Prospectus and that it may allow to select dealers who are members of the NASD concessions not in excess of $__________ per share of Common Stock and $___________ per Warrant, of which not more than $__________ per share of Common Stock and $___________ per Warrant may be re-allowed to certain other dealers.

         The Underwriting Agreement also provides that the Underwriters will receive a non-accountable expense allowance of 3% of the gross proceeds of the Offering, of which $27,300 has been paid by the Company to a previous underwriter to date. The Company also has agreed to pay all expenses in connection with qualifying the shares of Common Stock and the Warrants offered hereby for sale under the laws of such states as the Underwriters may designate, including expenses of counsel retained for such purpose by the Underwriters.

         Pursuant to the Over-allotment Option, which is exercisable for a period of 45 days after the closing of the Offering, the Underwriters may purchase up to fifteen (15%) of the total number of shares of Common Stock and/or Warrants offered hereby, solely to cover over-allotments.

         The Company has agreed to sell to the Underwriters, for nominal consideration, the Underwriters' Warrants to purchase an amount equal to 10% of the number of shares of Common Stock and Warrants sold to the public (excluding the Over-allotment Option). The Underwriters' Warrants shall be exercisable for a period of five years, commencing one year after the Effective Date, at an exercise price equal to 120% of the offering price of the shares of the Common Stock and Warrants sold to the public in the Offering. The Underwriters' Warrants are not transferable prior to such date, except to officers of the Underwriters, members of the selling group and their officers and partners.

         The Company has agreed that, upon written request of the then holder(s) of a majority of the Underwriters' Warrants and the shares of Common Stock issued and/or issuable upon exercise of the Underwriters' Warrants (the "Underwriters' Warrant Shares") which were originally issued to the Underwriters or to their respective designees, made at any time with in the period commencing one year and ending five years after the date of the Prospectus, the Company will file, at its sole expense, no more than once, a registration statement under the Securities Act registering the Underwriters' Warrant Shares. The Company has agreed to use its best efforts to cause the registration statement to become effective. The holders of the Underwriters' Warrants may demand registration without exercising the Underwriters' Warrants and, in fact, are never required to exercise such warrants.

         The Company has also agreed that if, at any time within the period commencing one year and ending five years after the date of the Prospectus, it should file a registration statement with the Commission pursuant to the Securities Act, regardless of whether some of the holders of the Underwriters' Warrants and the Underwriters' Warrant Shares shall have therefore availed themselves of any of the registration rights above, the Company, at its own expense, will offer to said holders (with certain exceptions) the opportunity to register or qualify the Underwriters' Warrant Shares. The objection of a subsequent underwriter to the above "piggyback" registration rights, however, would preclude such inclusion.

         In addition to the demand and "piggyback" registration rights, the Company will cooperate with the then holders of the Underwriters' Warrants and Underwriters' Warrant Shares in the preparation and execution of any registration statement required in order to sell or transfer the Underwriters' Warrant Shares and will supply all information required therefor, but such additional expenses of such registration statement will be pro-rated between the Company and the holders of the Underwriters' Warrants and Underwriters' Warrant Shares according to the aggregate sales price of the securities being issued.

         For the life of the Underwriters' Warrants, the holders thereof are given, at nominal cost, the opportunity to profit from a rise in the market price of the Common Stock with a resulting dilution in the interest of other stockholders. Further, such holders may be expected to exercise the Underwriters' Warrants at a time when the Company would in all likelihood be able to obtain equity capital on terms more favorable than those provided in the Underwriters' Warrants.

         In connection with this Offering, the Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock and Warrants. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Common Stock or Warrants for the purpose of stabilizing their respective market prices. The Underwriters may also create a short position for their respective accounts by selling more shares of Common Stock or Warrants in connection with the Offering than they are committed to purchase from the Company, and in such case may purchase shares of Common Stock or Warrants in the open market following completion of the Offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position by exercising the Over-Allotment Option. In addition, the Underwriters may impose "penalty bids" under contractual arrangements whereby it may reclaim from a dealer participating in the Offering the selling concession with respect to shares of Common Stock and Warrants that are distributed in the Offering but subsequently purchased for the account of the dealer in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Stock and Warrants at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken they may be discontinued at any time.

         The Company has agreed not to issue any shares of Common Stock, preferred stock or any warrants, options or other rights to purchase Common Stock or preferred stock, for a period of two years from the Effective Date without the prior written consent of the Underwriters, except as contemplated by or as disclosed in the Prospectus. Officers, directors and certain security holders of the Company have agreed not to sell, contract to sell or grant any option to purchase Common Stock for a period of two years from the Effective Date without the prior written consent of the Underwriters. See "Market for Securities and Related Stockholder Matters."

         The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriters against liabilities in connection with the Offering, including liabilities under the Securities Act. The Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by the Underwriters in connection with the shares of Common Stock offered hereby, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The Underwriters have informed the Company that they do not expect sales to discretionary accounts to exceed 2% of the shares of Common Stock and Warrants offered hereby.

         While certain of the officers of the Duke & Co., Inc. ("Duke") have significant experience in corporate financing and the underwriting of securities, Duke has previously underwritten only five public offerings. Accordingly, there can be no assurance that Duke's limited public offering experience will not affect the Company's offering of the Common Stock and Warrants and subsequent development of a trading market, if any, in such securities. In addition, Duke is aware that the Commission is investigating certain of Duke's trading practices and mark-ups in connection with the securities of an issuer whose 1995 public offering was underwritten by Duke. There can be no assurance that this investigation will not adversely and materially affect this Offering or subsequent trading in the Common Stock and/or Warrants of the Company.

         Although certain officers of Briarwood Investment Counsel ("Briarwood") have had experience working on public offerings, and other corporate finance matters, Briarwood has not previously served as the sole or managing underwriter of a firm commitment public offering nor has it participated as member of an underwriting syndicate. Since Briarwood's experience in underwriting firm commitment public offerings is limited, there can be no assurance that the lack of experience will not adversely affect the public offering of the Company's Common Stock and Warrants and the subsequent development, if any, of a trading market for the Common Stock and Warrants.

         The Company has agreed that upon closing of the Offering it will, for a period of not less than three (3) years, engage a designee of the Underwriters as a non-voting advisor to the Board. In addition and in lieu of the Underwriters' right to designate an advisor, the Company has agreed, if requested by the Underwriters during such three year period, to nominate and use its best efforts to cause the election of a designee of the Underwriters as a director of the Company. The Underwriters have not yet designated any such person.

         The Underwriters intend to act as market makers for the Common Stock and Warrants after the closing of the Offering.

         The Company will pay the Underwriters a fee of 8% of the exercise price of each Warrant exercised, provided (i) the market price of the Common Stock on the date the Warrant was exercised was equal to or greater than the Warrant exercise price on that date, (ii) the exercise price of the Warrant was solicited by a member of the NASD, (iii) the Warrant was not held in a discretionary account, (iv) the disclosure of compensation arrangements was made in documents provided to the holders of the Warrants, (v) the solicitation of the exercise of the Warrant was not a violation of Rule 101 of Regulation M under the Exchange Act and (vi) the Underwriters are designated in writing as the soliciting NASD member. The Underwriters and any other soliciting broker/dealers will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to the Company's securities during the periods prescribed by Rule 101 of Regulation M before the solicitation of the exercise of any Warrant until the later of the termination of such solicitation activity or the termination of any right the Underwriters and any other soliciting broker/dealer may have to receive a fee for the solicitation of the exercise of the Warrants.

         The Company has agreed to retain the Underwriters, upon closing of the Offering, as management and financial advisors for a period of twenty-four (24) months commencing on the date of the Prospectus at a fee equal to $4,166 per month, which is payable in full at the closing of the Offering. In its capacity as an advisor to the Company, the Underwriters will be obligated to provide general financial advisory services to the Company on an as-needed basis with respect to possible future financing or acquisitions by the Company and related matters. The Underwriters are not obligated to provide any minimum number of hours of advisory services to the Company.

         In addition, the company has agreed to engage a financial public relations firm reasonably satisfactory to the Underwriters. The public relations firm will not be associated with the Underwriters or any of their respective affiliates. Such firm, or an acceptable substitute firm, shall be continuously engaged until a date twenty-four (24) months from the closing of the Offering.

         The initial public offering price of the Common Stock and Warrants offered hereby and the initial exercise price and other terms of the Warrants have been determined by negotiation between the Company and the Underwriters and do not necessarily bear any direct relationship to the Company's assets, earnings, book value per share or other generally accepted criteria of value. Factors considered in determining the offering prices of the Common Stock and Warrants and the exercise price of the Warrants included the business in which the Company is engaged, the Company's financial conditions, an assessment of the Company's management, the general condition of the securities markets and the demand for similar securities of comparable companies.


                                  LEGAL MATTERS

         The law firm Blank Rome Comisky & McCauley, One Logan Square, Philadelphia, Pennsylvania 19103 will render its opinion to the effect that the shares of Common Stock and Warrants offered by the Company, when issued and paid for as contemplated in this Prospectus, will be legally issued, fully paid and nonassessable. Certain legal matters in connection with the Offering will be passed upon for the Underwriters by Gersten, Savage, Kaplowitz & Fredericks, LLP, 101 East 52nd Street, New York, New York 10022-6018.

                                     EXPERTS

         The Consolidated Financial Statements and Financial Statements included in this Prospectus and in the Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the Registration Statement and have been included herein in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.


                          TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the Company's Common Stock and Warrants is Continental Stock Transfer & Trust Company, New York, New York.

                                                   Index to Financial Statements



================================================================================



Phoenix Preschool Holdings, Inc.
      Report of Independent Certified Public Accountants                          F-3
      Consolidated balance sheets as of June 30, 1997
            and September 30, 1997 (unaudited)                                    F-4
      Consolidated statements of operations for the years
            ended June 30, 1997 and 1996 and for the three
            months ended September 30, 1997 and 1996 (unaudited)                  F-5
      Consolidated statements of stockholder's equity for the
            years ended June 30, 1997 and 1996 and for the three
            months ended September 30, 1997 (unaudited)                           F-6
      Consolidated statements of cash flows for the years
            ended June 30, 1997 and 1996 and for the three
            months ended September 30, 1997 and 1996 (unaudited)                  F-7

      Notes to consolidated financial statements                                  F-9

Pollack Enterprises, Inc.
      Report of Independent Certified Public Accountants                         F-28
      Statement of income for the year ended December 31, 1995                   F-29
      Statement of stockholder's equity for the year ended
            December 31, 1995                                                    F-30
      Statement of cash flows for the year ended December 31, 1995               F-31
      Notes to financial statements                                              F-32


                                                   Index to Financial Statements



================================================================================


Libbus, Inc.
      Report of Independent Certified Public Accountants                         F-33
      Statements of income for the year ended December 31,
            1995 and for the nine months ended September 30,
            1996 (unaudited)                                                     F-34
      Statements of stockholder's equity for the year ended
            December 31, 1995 and for the nine months ended
            September 30, 1996 (unaudited)                                       F-35
      Statements of cash flows for the year ended December 31,
            1995 and for the nine months ended September 30,
            1996 (unaudited)                                                     F-36
      Notes to financial statements                                              F-37

TLC Recreation Center, Inc
      Report of Independent Certified Public Accountants                         F-38
      Statement of income for the year ended January 31, 1997                    F-39
      Statement of stockholder's equity for the
            year ended January 31, 1997                                          F-40
      Statement of cash flows for the year
            ended January 31, 1997                                               F-41
      Notes to financial statements                                              F-42



Report of Independent Certified Public Accountants
[The following is the form of the opinion that BDO Seidman, LLP will be in a position to issue upon completion of the Reorganization described in Note 1(l)].


To the Board of Directors
  and Stockholder of
  Phoenix Preschool Holdings, Inc.
New York, New York

We have audited the accompanying consolidated balance sheet of Phoenix Preschool Holdings, Inc. and subsidiary as of June 30, 1997, and the related consolidated statements of operations, stockholder's equity and cash flows for the years ended June 30, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Phoenix Preschool Holdings, Inc. and subsidiary as of June 30, 1997, and the results of their operations and their cash flows for the years ended June 30, 1997 and 1996, in conformity with generally accepted accounting principles.





                                                                BDO SEIDMAN, LLP


Philadelphia, Pennsylvania
August 13, 1997,
  except for Note 1(l) which is
  as of ___________________, 1997

                                                Phoenix Preschool Holdings, Inc.

                                                     Consolidated Balance Sheets



================================================================================


                                                                                  June 30,          September 30,
                                                                                      1997                   1997
-------------------------------------------------------------------------------------------------------------------
                                                                                                        (Unaudited)
Assets

Current
  Cash                                                                       $     159,568        $       117,388
  Accounts receivable (Note 2)                                                     424,697                388,533
  Prepaid expenses and supplies                                                     72,980                 72,538
-------------------------------------------------------------------------------------------------------------------
Total current assets                                                               657,245                578,459

Property and equipment, net (Notes 3 and 5)                                      3,058,587              3,059,036
Intangible assets,
  net of accumulated amortization of $120,886 and $153,453                         576,904                544,337
Deferred financing costs, net                                                      120,510                 96,933
Deferred offering costs                                                            134,554                235,396
Other assets                                                                         5,566                  9,066
-------------------------------------------------------------------------------------------------------------------
                                                                             $   4,553,366        $     4,523,227
===================================================================================================================

Liabilities and Stockholder's Equity

Current liabilities
  Current maturities of long-term debt (Note 5)                              $     440,012        $       466,843
  Accounts payable                                                                 316,548                447,081
  Accrued expenses                                                                 309,921                249,116
  Deferred revenue                                                                  17,095                 14,371
-------------------------------------------------------------------------------------------------------------------

Total current liabilities                                                        1,083,576              1,177,411

Loans payable, officer/stockholder (Note 4)                                        247,831                247,831
Long-term debt (Notes 5 and 8)                                                   2,601,123              2,506,912
-------------------------------------------------------------------------------------------------------------------

Total liabilities                                                                3,932,530              3,932,154
-------------------------------------------------------------------------------------------------------------------

Commitments (Note 7)

Stockholder's equity (Notes 4, 8, 9 and 11)
  Preferred stock, $.10 par value
    Authorized 1,000,000 shares
    Issued and outstanding 500,000 shares                                           50,000                 50,000
  Common stock, $.10 par value
    Authorized 15,000,000 shares
    Issued and outstanding 810,890 shares                                           81,089                 81,089
  Additional paid-in capital                                                       777,514                777,514
  Deficit                                                                         (287,767)              (317,530)
-------------------------------------------------------------------------------------------------------------------
Total stockholder's equity                                                         620,836                591,073
-------------------------------------------------------------------------------------------------------------------
                                                                             $   4,553,366        $     4,523,227
-------------------------------------------------------------------------------------------------------------------



                    See accompanying notes to consolidated financial statements.

                                                Phoenix Preschool Holdings, Inc.

                                           Consolidated Statements of Operations



================================================================================

                                                                                                     Three months
                                                        Year ended June 30,                    ended September 30,
                                                       1997             1996                1997             1996
-------------------------------------------------------------------------------------------------------------------
                                                                                                (Unaudited)
Revenue                                       $   5,608,092     $  2,824,168     $     2,157,081    $   1,122,932

Direct costs                                      3,504,466        1,628,635           1,308,181          636,130
-------------------------------------------------------------------------------------------------------------------

Gross profit                                      2,103,626        1,195,533             848,900          486,802
-------------------------------------------------------------------------------------------------------------------

Operating expenses
  Marketing                                          91,972           41,215              30,180           27,876
  General and administrative                      2,150,563        1,267,268             782,053          499,773
-------------------------------------------------------------------------------------------------------------------

Total operating expenses                          2,242,535        1,308,483             812,233          527,649
-------------------------------------------------------------------------------------------------------------------

(Loss) income from operations                      (138,909)        (112,950)             36,667          (40,847)
-------------------------------------------------------------------------------------------------------------------

Other income (expense)
  Interest expense                                 (150,113)         (89,464)            (66,752)         (48,805)
  Interest income                                     1,255            2,711                 322              692
-------------------------------------------------------------------------------------------------------------------

Total other (expense)                              (148,858)         (86,753)            (66,430)         (48,113)
-------------------------------------------------------------------------------------------------------------------

Net loss                                      $    (287,767)    $   (199,703)    $       (29,763)   $     (88,960)
-------------------------------------------------------------------------------------------------------------------

Net loss per common share                     $        (.33)    $       (.23)    $          (.03)   $        (.10)
-------------------------------------------------------------------------------------------------------------------

Weighted average common
  shares outstanding                                862,811          862,811             862,811          862,811
-------------------------------------------------------------------------------------------------------------------


                    See accompanying notes to consolidated financial statements.

                                                Phoenix Preschool Holdings, Inc.

                                 Consolidated Statements of Stockholder's Equity


================================================================================



                                             Preferred Stock            Common Stock          Additional
                                         ----------------------    -----------------------     Paid-In
                                          Shares        Amount      Shares         Amount      Capital*        Deficit        Total
------------------------------------------------------------------------------------------------------------------------------------

Balance, July 1, 1995                    500,000   $ 50,000        810,890    $    81,089    $  977,217     $        -   $1,108,306

Net loss                                       -          -              -              -      (199,703)             -     (199,703)
------------------------------------------------------------------------------------------------------------------------------------

Balance, June 30, 1996                   500,000    500,000        810,890         81,089       777,514              -      908,603

Net loss                                       -          -              -              -             -       (287,767)    (287,767)
------------------------------------------------------------------------------------------------------------------------------------

Balance, June 30, 1997                   500,000     50,000        810,890         81,089       777,514       (287,767)     620,836

Net loss (unaudited)                           -          -              -              -             -        (29,763)     (29,763)
------------------------------------------------------------------------------------------------------------------------------------

Balance, September 30, 1997
  (unaudited)                            500,000   $ 50,000        810,890    $    81,089    $  777,514     $ (317,530)  $  591,073
------------------------------------------------------------------------------------------------------------------------------------


* Includes net losses through termination of the Company's S Corporation status.



                    See accompanying notes to consolidated financial statements.

                                                Phoenix Preschool Holdings, Inc.

                                           Consolidated Statements of Cash Flows

================================================================================


                                                                                                   Three months
                                                          Year ended June 30,                 ended September 30,
                                                         1997            1996                1997            1996
-------------------------------------------------------------------------------------------------------------------
                                                                                             (Unaudited)
Cash flows from operating activities
  Net loss                                      $    (287,767)   $   (199,703)   $        (29,763)    $   (88,960)
  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities
      Depreciation and amortization                   343,640         178,860             129,824          70,789
      Loss on sale of equipment                         3,193          20,735                   -               -
      Amortization of intangible assets and
        deferred costs                                104,340          20,642              56,169          20,724
      (Increase) decrease in
        Receivables                                  (232,257)       (192,440)             36,164         (61,957)
        Other assets                                      (94)         (4,437)             (3,500)            (94)
        Prepaid expenses and supplies                 128,375          13,378                 442          67,517
      Increase (decrease) in
        Accounts payable and
         accrued expenses                             517,137          96,308              69,728          19,806
        Deferred revenue                                8,889           8,206              (2,724)         (8,206)
-------------------------------------------------------------------------------------------------------------------

Net cash provided by (used in)
  operating activities                                585,456         (58,451)            256,340          19,619
-------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities
  Acquisitions of property and equipment             (315,063)        (59,475)            (81,427)        (55,000)
  Proceeds from sale of property
    and equipment                                       2,807           7,400                   -               -
  Cash payments for assets of
    acquired businesses                              (659,000)       (215,000)                  -        (225,000)
  Organization costs                                        -         (16,855)                  -               -
  Deferred offering costs                            (134,554)              -            (100,867)              -
-------------------------------------------------------------------------------------------------------------------

Net cash (used in)
  investing activities                             (1,105,810)       (283,930)           (188,294)       (280,000)
-------------------------------------------------------------------------------------------------------------------

                                                Phoenix Preschool Holdings, Inc.

                                           Consolidated Statements of Cash Flows



================================================================================

                                                                                                    Three months
                                                          Year ended June 30,                 ended September 30,
                                                         1997            1996                1997            1996
-------------------------------------------------------------------------------------------------------------------
                                                                                             (Unaudited)

Cash flows from financing activities
  Repayments of long-term debt                  $    (311,570)   $   (200,684)   $       (110,226)    $   (69,658)
  Proceeds of officer/stockholder loan                303,288         592,326                   -         227,316
  Proceeds of long-term debt                          656,683               -                   -               -
  Deferred financing costs                           (125,750)              -                   -               -
-------------------------------------------------------------------------------------------------------------------

Net cash provided by
  (used in) financing activities                      522,651         391,642            (110,226)        157,658
-------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash                         2,297          49,261             (42,180)       (102,723)

Cash, beginning of period                             157,271         108,010             159,568         157,271
-------------------------------------------------------------------------------------------------------------------

Cash, end of period                             $     159,568    $    157,271    $        117,388     $    54,548
-------------------------------------------------------------------------------------------------------------------

Supplemental disclosures of cash flow information
  Cash paid during the period for
    Interest                                    $     145,001    $     89,464    $         60,833     $    48,805
-------------------------------------------------------------------------------------------------------------------

  Noncash transactions
    Acquisition of financed assets              $   1,291,000    $    750,389    $         42,846     $   440,000
-------------------------------------------------------------------------------------------------------------------



                    See accompanying notes to consolidated financial statements.

                                                Phoenix Preschool Holdings, Inc.

                                      Notes to Consolidated Financial Statements
                         (Information as of September 30, 1997 and for the three
                          months ended September 30, 1997 and 1996 is unaudited)


================================================================================


1.    Summary of      a) Business
      Significant
      Accounting         Phoenix Preschool Holdings, Inc. ("Phoenix" or the
      Policies           "Company") provides for-profit preschool educational
                         services and childcare centers located in Florida, North Carolina and Georgia through its wholly-owned subsidiary, Phoenix Preschool Education Centers, Inc.
                         ("PPEC"). These centers are set up in classroom style and staffed by licensed teachers and administrative directors. The corporate offices are located in New
                         York City. At September 30, 1997 and 1996, the Company was operating 22 and 13 centers, respectively.

                      b) Basis of Financial Statement Presentation

                         The consolidated financial statements have been prepared as if Phoenix and PPEC had operated as a single consolidated group since inception of PPEC. Any intercompany balances and transactions have been eliminated.

                      c) Revenue Recognition

                         Revenue from preschool and daycare services is recognized when the service has been provided. Non-subsidized students are billed on a weekly basis in advance. Governmental agencies acting on behalf of subsidized students are billed on a monthly basis in arrears.

                      d) Depreciation and Amortization

                         Property and equipment are stated at cost or at fair values assigned to the assets at the time of business acquisition.

                         Depreciation of leasehold improvements is computed on the straight-line method over the lives of the related leases. Furniture, equipment and vehicles are depreciated using the straight-line method over 5-7 years.

                         Intangible assets, which consist of customer lists, restrictive covenants, organization costs and goodwill, all principally arising from acquisitions, are being amortized over a five year period using the straight-line method.

                                                Phoenix Preschool Holdings, Inc.

                                      Notes to Consolidated Financial Statements
                         (Information as of September 30, 1997 and for the three
                          months ended September 30, 1997 and 1996 is unaudited)


================================================================================


                         The Company adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS 121") "Accounting for the impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" during the year ended June 30, 1996. SFAS 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of.

                         The Company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. As of September 30, 1997, there has been no impairment of asset carrying values.

                      e) Deferred Offering Costs

                         Direct costs incurred in connection with a proposed initial public offering have been deferred and will be charged to additional paid-in capital upon completion of the offering or expensed if the offering is unsuccessful.

                      f) Deferred Financing Costs

                         Direct costs incurred in connection with Bridge Financing (see Note 8) are being amortized over the sixteen month term of the related debt.

                      g) Cash Equivalents

                         For purposes of the statements of cash flows, cash and cash equivalents are highly liquid investments with an original maturity of three months or less.

                      h) Income Taxes

                         Prior to July 1, 1996, the Company had elected S corporation status under the Internal Revenue Code and the tax regulations in the states which it operates and, accordingly, the Company's tax losses were reported on the personal income tax returns of the stockholder rather than at the corporate level. As of July 1, 1996, the Company terminated its S corporation status and began accounting for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for

                                                Phoenix Preschool Holdings, Inc.

                                      Notes to Consolidated Financial Statements
                         (Information as of September 30, 1997 and for the three
                          months ended September 30, 1997 and 1996 is unaudited)


================================================================================


                         Income Taxes" ("SFAS 109"). SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS 109 generally considers all expected future events other than enactments of changes in the tax law or rates. A valuation allowance is established to reduce deferred tax assets when it is "more likely than not" that some portion or all of the deferred tax assets will not be realized. The termination of the Company's S corporation status did not result in any deferred tax assets or liabilities being recorded at July 1, 1996, since any differences in the financial statement and income tax basis of assets and liabilities were immaterial at that date.

                      i) Use of Estimates

                         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      j) Credit Risk

                         The Company maintains its cash balances at high quality financial institutions. At times, such amounts may be in excess of the FDIC insurance limits.

                         The majority of the Company's accounts receivable balances are with government agencies which pose relatively low credit risks.

                      k) Fair Value of Financial Instruments

                         Financial instruments of the Company include long-term debt. Based upon current borrowing rates available to the Company, estimated fair values of these financial instruments approximate their recorded amounts.

                                                Phoenix Preschool Holdings, Inc.

                                      Notes to Consolidated Financial Statements
                         (Information as of September 30, 1997 and for the three
                          months ended September 30, 1997 and 1996 is unaudited)


================================================================================

                      l) Reorganization

                         In connection with the Company's proposed initial public offering of common stock (see Note 11), certain events have occurred or will occur (the "Reorganization"). Prior to, or simultaneously with the effective date of the proposed Offering, the Company, Michael C. Koffler (sole shareholder) and PPEC will undertake a reorganization transaction in accordance with Section 351 of the Internal Revenue Code of 1986, as amended, pursuant to the Plan of Reorganization, dated as of July 7, 1997 (amended on August 30, 1997 and November 18, 1997), among Mr. Koffler, PPEC and the Company. Mr. Koffler will contribute all of the 1,600,000 issued and outstanding shares of common stock of PPEC to the Company, together with $500,000 in debt owed to him by PPEC. In exchange, the Company will deliver to Mr. Koffler 810,890 shares of Common Stock and 500,000 shares of the Company's Series A Convertible Preferred Stock. In addition, PPEC will pay to Mr. Koffler the balance of its debt to him equal to approximately $248,000. As a result of the Reorganization, the Company will own all of PPEC's issued and outstanding shares and PPEC will become a wholly-owned subsidiary of the Company. The Company will assume the obligations of PPEC under all outstanding warrants and options.

                         The reorganization transaction as described in the previous paragraph has been reflected historically in the accompanying financial statements.

                      m) Earnings Per Share

                         Net income per share is based on the weighted averaged number of shares of common stock outstanding during each period, as adjusted for the effects of the application of Securities and Exchange Commission (SEC) Staff Accounting Bulletin (SAB) No. 83 ("SAB No. 83"). Pursuant to SAB No. 83, common stock issued by the Company at a price less than the proposed initial public offering price during the twelve months immediately preceding the initial filing of an offering, together with common stock purchase warrants and options issued during such period with an exercise price less than the initial public offering price, are treated as outstanding for all periods presented. Net income per share is computed using a treasury stock method, under which the number of shares outstanding reflects an assumed use of the proceeds from the issuance of such shares and from the assumed exercise of such

                                                Phoenix Preschool Holdings, Inc.

                                      Notes to Consolidated Financial Statements
                         (Information as of September 30, 1997 and for the three
                          months ended September 30, 1997 and 1996 is unaudited)


================================================================================

                         warrants and options, to repurchase shares of the Company's common stock at the initial public offering price.

                      n) Recent Accounting Pronouncements

                         In March 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings Per Share ("SFAS 128"). SFAS 128 provides a different method of calculating earnings per share than is currently used in Accounting Principle Board Opinion 15. SFAS 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to existing fully diluted earnings per share. The Company believes adopting SFAS 128 will not have a material effect on its calculation of earnings per share. The Company will adopt the provisions for computing earnings per share set forth in SFAS 128 for its quarter ending December 31, 1997.

                         Statement of Financial Accounting Standards No. 129, Disclosure of Information about Capital Structure ("SFAS 129") effective for periods ending after December 15, 1997, establishes standards for disclosing information about an entity's capital structure. SFAS 129 requires disclosure of the pertinent rights and privileges of various securities outstanding (stock, options, warrants, preferred stock, debt and participation rights) including dividend and liquidation preferences, participant rights, call prices and dates, conversion or exercise prices and redemption requirements. Adoption of SFAS 129 will have no effect on the Company as it currently discloses the information specified.

                         In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"). SFAS 123 is effective for transactions entered into in fiscal years beginning after December 15, 1995. During fiscal year 1997, the Company adopted only the disclosure provisions of SFAS 123 and accounted for stock-based compensation using the intrinsic value method set forth in Accounting Principle Board Opinion 25.

                                                Phoenix Preschool Holdings, Inc.

                                      Notes to Consolidated Financial Statements
                         (Information as of September 30, 1997 and for the three
                          months ended September 30, 1997 and 1996 is unaudited)


================================================================================

                         In June 1997, the Financial Accounting Standards Board issued two new disclosure standards. Results of operations and financial position will be unaffected by implementation of these new standards.

                         Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

                         SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

                         SFAS 130 and 131 are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Due to the recent issuance of these standards, management has been unable to fully evaluate the impact, if any, they may have on future financial statement disclosures.

                      o) Interim Financial Information

                         The consolidated financial information as of September 30, 1997 and for the three months ended September 30, 1997 and 1996 is unaudited. In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for such periods. Results for interim periods are not necessarily indicative of results to be expected for an entire year.

                                                Phoenix Preschool Holdings, Inc.

                                      Notes to Consolidated Financial Statements
                         (Information as of September 30, 1997 and for the three
                          months ended September 30, 1997 and 1996 is unaudited)


================================================================================


2.    Accounts
      Receivable          Accounts receivable are detailed as follows:

                                                      June 30,     September 30,
                                                        1997           1997
                          ------------------------------------------------------


                          Governmental agencies     $ 398,077        $  337,570
                          Non-subsidized students      26,620            50,963
                          ------------------------------------------------------


                          Total                     $ 424,697        $  388,533
                          ------------------------------------------------------


3.    Property            Property and equipment consist of:
      and
      Equipment
                                                      June 30,     September 30,
                                                        1997           1997
                          ------------------------------------------------------
                          Furniture and equipment   $ 1,579,386      $1,636,809
                          Vehicles                      508,642         561,668
                          Leasehold improvements      1,499,707       1,519,531
                          Other                           1,500           1,500
                          -----------------------------------------------------


                                                      3,589,235       3,719,508
                          Less accumulated
                          depreciation
                          and amortization              530,648         660,472
                          ------------------------------------------------------


                                                     $3,058,587      $3,059,036
                          ======================================================


4.    Related             From inception through September 30, 1997, PPEC
      Party               borrowed from Michael C. Koffler, President, Chairman,
      Transactions        Chief Executive Officer and sole stockholder,
                          $1,798,389 to fund working capital needs and acquisitions. During the year ended June 30, 1996, outstanding officer loans payable of $616,558 were exchanged for 810,890 shares of PPEC common stock.
                          During the year ended June 30, 1997, $434,000 was repaid with proceeds of the Bridge Financing described in Note 8. Of the remaining outstanding loans of $747,831 at September 30, 1997, $247,831 represents a noninterest bearing promissory note payable to Michael
                          C. Koffler, which is, at his

                                                Phoenix Preschool Holdings, Inc.

                                      Notes to Consolidated Financial Statements
                         (Information as of September 30, 1997 and for the three
                          months ended September 30, 1997 and 1996 is unaudited)


================================================================================

                         option, convertible, in whole or in part with respect to any portion of the unpaid balance of the note plus an amount equal to an interest factor (utilized solely for calculating conversion into common stock) of 10% per annum, into shares of common stock of the Company, at a price of $.76 per share. The note may not be converted prior to the first closing date of an initial public offering. Pursuant to the Reorganization described in Note 1(l) to the financial statements, the accompanying financial statements reflect the exchange of the remaining $500,000 of indebtedness to Mr. Koffler for 500,000 shares of Series A Convertible Preferred Stock. In addition, PPEC will pay to Mr. Koffler the balance of its debt to him equal to approximately $248,000. Officer loans mature on July 1, 1998.

                         Until December 31, 1996, an affiliate of Michael C. Koffler (i) sublet office space to the Company for its headquarters at cost, (ii) advanced a portion of the Company's salary expenses and (iii) advanced a portion of the Company's medical benefits. For the period from May 3, 1995 (inception) to December 31, 1996, approximately $134,300 was paid on behalf of the Company for such rent and expenses. Effective January 1, 1997, the Company leased office space directly from the landlord and directly paid all salary and benefits.

                         The Company and Michael C. Koffler entered into an Employment Agreement, pursuant to which the Company has agreed to employ Mr. Koffler as the Chief Executive Officer and President of the Company during the three
                         (3) year period commencing on September 3, 1997, unless terminated earlier pursuant to its provisions. Pursuant to such Employment Agreement, Mr. Koffler will receive as compensation 5% of the Company's earnings, if any, before giving effect to interest, taxes, amortization and depreciation. In addition, upon an initial public offering by the Company, the Company will issue Mr. Koffler a nonqualified stock option to acquire up to 1,000,000 shares of common stock at an exercise price of $4.25 per share.

                                                Phoenix Preschool Holdings, Inc.

                                      Notes to Consolidated Financial Statements
                         (Information as of September 30, 1997 and for the three
                          months ended September 30, 1997 and 1996 is unaudited)


================================================================================



5.    Long-Term          Long-term debt is detailed as follows:
      Debt


                                                         June 30,  September 30,
                                                          1997          1997
                         -------------------------------------------------------


                         Notes are payable to finance
                         companies in various monthly
                         installments with annual
                         interest rates ranging from
                         10.05% to 11.9%. The final
                         payment is due in August 2000
                         The notes are collateralized
                         by vehicles                      $118,078     $141,736

                         A ten-year note is payable to
                         a corporation in quarterly
                         principal installments of
                         $16,500 plus interest at 9%
                         per annum. The final payment
                         is due February 1, 2006
                         The note is collateralized
                         by the assets of three
                         acquired preschool
                         centers in North
                         Carolina                          577,500      561,000

                         A five-year note is payable
                         to a corporation in quarterly
                         principal installments
                         of $37,500 plus interest at
                         9% per annum. The final
                         payment is due June 1, 2000
                         The note is collateralized
                         by the assets of eight
                         acquired preschool
                         centers in Florida                450,000      412,500

                                                Phoenix Preschool Holdings, Inc.

                                      Notes to Consolidated Financial Statements
                         (Information as of September 30, 1997 and for the three
                          months ended September 30, 1997 and 1996 is unaudited)


================================================================================


                                                         June 30,  September 30,
                                                           1997         1997
                         -------------------------------------------------------


                         An eight-year note is
                         payable to a corporation
                         in quarterly principal
                         installments of $7,813
                         plus interest at 8% per
                         annum. The final payment
                         is due August 1, 2004
                         The note is collateralized
                         by the assets of two acquired
                         preschool centers
                         in North Carolina                  $226,563    $218,750

                         A ten-year note is payable
                         to a corporation in quarterly
                         principal installments
                         of $4,750 plus interest at 8%
                         per annum. The final payment
                         is due October 1, 2006. The
                         note is collateralized by the
                         assets of three acquired
                         preschool centers in
                         North Carolina                      180,500     175,750

                         A ten-year note is payable
                         to a corporation in quarterly
                         principal installments of
                         $2,150 plus interest at 8%
                         per annum. The final payment
                         is due May 1, 2007. The note
                         is collateralized by the assets
                          of an acquired preschool center
                         in Georgia                           86,000      83,850

                         A ten-year note is payable to
                         a corporation in quarterly
                         principal installments of
                         $1,875 plus interest of 8%
                         per annum. The final payment
                         is due May 1, 2007. The note
                         is collateralized by the
                         assets of an acquired
                         preschool center in Florida          75,000      73,125

                                                Phoenix Preschool Holdings, Inc.

                                      Notes to Consolidated Financial Statements
                         (Information as of September 30, 1997 and for the three
                          months ended September 30, 1997 and 1996 is unaudited)


================================================================================

                                                         June 30,  September 30,
                                                           1997         1997
                         -------------------------------------------------------



                         A ten-year note is payable
                         to a corporation in
                         quarterly principal
                         installments of $1,125
                         plus interest at 7.5%
                         per annum. The final payment
                         is due May 1, 2007. The note
                         is collateralized by the
                         assets of an acquired
                         preschool center in
                         North Carolina                   $   45,000  $   43,895

                         An eight-year note is
                         payable to a corporation
                         in monthly principal
                         installments of $5,365
                         plus interest at 8% per
                         annum. The final payment
                         is due June 1, 2005. The
                         note is collateralized
                         by the assets of an
                         acquired preschool center
                         in Florida                          515,000     498,905

                         A ten-year note is payable
                         to a corporation in
                         quarterly principal
                         installments of $3,250
                         plus interest at 8.5% per
                         annum. The final payment
                         is due June 1, 2007. The
                         note is collateralized by
                         the assets of two acquired
                         preschool centers in Georgia        130,000     126,750

                         Notes are payable to
                         individuals in connection
                         with the bridge financing
                         described in Note 8. The
                         entire principal amount plus
                         accrued interest at 8% per
                         annum is payable on the
                         earlier of October 9, 1998
                         or the consummation of an
                         initial public offering
                         or private placement                637,494     637,494
                         -------------------------------------------------------


                                                           3,041,135   2,973,755
                         Less current maturities             440,012     466,843
                         -------------------------------------------------------



                                                          $2,601,123   2,506,912
                         =======================================================

                                                Phoenix Preschool Holdings, Inc.

                                      Notes to Consolidated Financial Statements
                         (Information as of September 30, 1997 and for the three
                          months ended September 30, 1997 and 1996 is unaudited)


================================================================================



                         At September 30, 1997, long-term debt matures as follows:

                         Year ending June 30,
                         -------------------------------------------------------


                         1998                      $  340,483
                         1999                       1,051,459
                         2000                         387,132
                         2001                         217,019
                         2002                         214,230
                         Thereafter                   763,432
                         -------------------------------------------------------

                                                   $2,973,755
                         -------------------------------------------------------


6.    Acquisitions       Operations of acquired entities, which are described
                         below, are included in the accompanying financial statements from the dates of acquisition. The costs of the acquisitions were allocated among the fair market value of the current assets, property and equipment and intangible assets acquired. Cash down payments were provided through stockholder loans with the balances of the purchase acquisition costs financed through seller notes (see Notes 4 and 5).

                         o In June 1995, the Company acquired the assets of Phoenix Preschool Education Centers, Inc. in a business combination accounted for as a purchase. The total cost of the acquisition was $1,000,000, which was financed by a $250,000 cash deposit and a $750,000 five year note payable with interest at 9% per annum.

                         o In January 1996, the Company acquired the assets of Pollack Enterprises, Inc. in a business combination accounted for as a purchase. The total cost of the acquisition was $875,000, which was financed by a $215,000 cash deposit and a $660,000 ten year note payable with interest at 9% per annum.

                         o In July 1996, the Company acquired the assets of Coastal Kiddie College, Inc. in a business combination accounted for as a purchase. The total cost of the acquisition was $365,000, which was financed by a $115,000 cash

                                                Phoenix Preschool Holdings, Inc.

                                      Notes to Consolidated Financial Statements
                         (Information as of September 30, 1997 and for the three
                          months ended September 30, 1997 and 1996 is unaudited)


================================================================================

                             deposit and a $250,000 eight year note payable with interest at 8% per annum.

                         o In September 1996, the Company acquired the assets of Libbus, Inc. in a business combination accounted for as a purchase. The total cost of the acquisition was $300,000, which was financed by a $110,000 cash deposit and a $190,000 ten year note payable with interest at 8% per annum.

                         o In April 1997, the Company acquired the assets of Brighter Day Care Center, Inc. in a business combination accounted for as a purchase. The total cost of the acquisition was $130,000, which was financed by a $44,000 cash payment and an $86,000 ten-year note payable with interest at 8% per annum.

                         o In May 1997, the Company acquired the assets of Gingham Goose School, Inc. in a business combination accounted for as a purchase. The total cost of the acquisition was $100,000, which was financed by a $25,000 cash payment and a $75,000 ten-year note payable with interest at 8% per annum.

                         o In May 1997, the Company acquired the assets of Reelsboro Christian Day Care, Inc. in a business combination accounted for as a purchase. The total cost of the acquisition was $60,000, which was financed by a $15,000 cash payment and a $45,000 ten-year note payable with interest at 7.5% per annum.

                         o In May 1997, the Company acquired the assets of TLC Recreation Center, Inc. in a business combination accounted for as a purchase. The total cost of the acquisition was $815,000, which was financed by a $300,000 cash payment and a $515,000 eight-year note payable with interest at 8% per annum.

                         o In June 1997, the Company acquired the assets of Humpty Dumpty Play School, Inc. in a business combination accounted for as a purchase. The total cost of the acquisition was $180,000, which was financed by a

                                                Phoenix Preschool Holdings, Inc.

                                      Notes to Consolidated Financial Statements
                         (Information as of September 30, 1997 and for the three
                          months ended September 30, 1997 and 1996 is unaudited)


================================================================================

                            $50,000 cash payment and a $130,000 eight-year note
                             payable with interest at 8.5% per annum.

                         The following unaudited pro forma results gives effect to significant acquisitions prior to June 30, 1997 as if they had occurred on July 1, 1995:

                         (in thousands, except common per share amounts)

                         Year ended June 30,              1997           1996
                         -------------------------------------------------------


                         Revenue                        $ 6,610        $ 4,669
                         Net loss                          (331)          (346)
                         Net loss per common share         (.38)          (.40)

                         The pro forma results include certain adjustments such as additional amortization expense as a result of goodwill and other intangible assets and increased interest expense on acquisition debt. The pro forma results are not necessarily indicative of what the actual results of operations might have been if the acquisitions had been effective at the beginning of fiscal 1996 or of future operations of the combined companies under the ownership and management of the Company.

7.    Commitments        The Company leases space for its corporate headquarters
                         and its preschool center facilities under operating leases with initial lease terms of 5-10 years, which expire through September 30, 2006. All leases contain a minimum 5-year renewal option. Rent expense for the years ended June 30, 1997 and 1996 was approximately
                         $614,000 and $336,000, respectively. Rent expense for the three months ended September 30, 1997 and 1996 was approximately $217,000 and $115,000, respectively.

                                                Phoenix Preschool Holdings, Inc.

                                      Notes to Consolidated Financial Statements
                         (Information as of September 30, 1997 and for the three
                          months ended September 30, 1997 and 1996 is unaudited)



================================================================================


                         Future minimum rental payments as of June 30, 1997 are approximately as follows:

                         Year ending June 30,
                         -------------------------------------------------------


                         1998                             $ 811,000
                         1999                               835,000
                         2000                               829,000
                         2001                               766,000
                         2002                               753,000
                         Thereafter                       2,082,000
                         -------------------------------------------------------

                                                         $6,076,000
                         -------------------------------------------------------


8.    Bridge             In June 1997, the Company sold an aggregate of 25.5
      Financing          units, each unit consisting of the Company's 8%
                         promissory note (the "Bridge Notes") in the principal amount of $25,000 per unit and a warrant to acquire up to 50,000 shares of common stock. The net proceeds of Bridge financing were approximately $555,000 and were used primarily to repay stockholder loans used to finance preschool center acquisitions (see Note 4). The
                         Bridge Notes are payable upon the earlier of October 9, 1998 or the consummation of an initial public offering
                         ("IPO") or private placement of the Company's debt and/or equity securities resulting in gross proceeds to the Company of at least $5,000,000. Each Bridge Warrant entitles the registered holder thereof to purchase one share of common stock at an exercise price of $4.50 per share, subject to adjustment in certain events, at any time during the period commencing June 9, 1998 and ending June 9, 2002. As of the effective date of an IPO, the Bridge warrants will automatically be converted into the warrants issued in the offering.

9.    Stockholder's   a) Organization
      Equity
                         The Company was organized on July 2, 1997. The Company's Board of Directors has authorized the issuance of up to 15,000,000 shares of $.10 par value common stock.

                                                Phoenix Preschool Holdings, Inc.

                                      Notes to Consolidated Financial Statements
                         (Information as of September 30, 1997 and for the three
                          months ended September 30, 1997 and 1996 is unaudited)


================================================================================

                         In addition, the Board of Directors have authorized the issuance of up to 1,000,000 shares of preferred stock in one or more series. In connection with the Reorganization (see Note 1(l)), the Company authorized the issuance of 500,000 shares of Series A Preferred Stock, which is convertible into between 500,000 and 1,320,674 shares of Common Stock.

                      b) Stock Options and Warrants

                         An employee stock option plan dated December 1995 (amended and restated during September 1997) permits the granting of options to purchase shares of common stock. The plan provides for the granting of both incentive stock options, as defined in Section 422 of the Internal Revenue Code (the "Code"), and options that do not qualify as options defined by Section 422 of the Code ("Non-qualified options"). The aggregate number of shares which may be issued under the plan is 1,527,277.

                         The plan is administered by the Company's Board of Directors ("Board"), which grants all options and determines their terms. Options are non-transferable and are only granted to officers and key employees to be determined by the Board. The maximum term of any option under the plan is ten years and future grants will be at a price not less than 100% of the fair market value of the Company's common stock on the date the option is granted.

                         In December 1996, the Company adopted a non-employee stock option plan. These options contain terms substantially similar to those contained in options issued pursuant to the 1995 Employee Stock Option Plan.

                                                Phoenix Preschool Holdings, Inc.

                                      Notes to Consolidated Financial Statements
                         (Information as of September 30, 1997 and for the three
                          months ended September 30, 1997 and 1996 is unaudited)


================================================================================

Employee Stock Options
                                                                                   Weighted
                                                                                   Average
                                                                   Option           Option      Remaining
                                                                    Price           Price       Average
Incentive                         Number of                          Per             Per       Contractual
Options                             Shares                          Share           Share          Life
-----------------------------------------------------------------------------------------------------------


Balance, June 30, 1995                  -
Granted                            71,651                       $.76 to 1.27        $   .83
-------------------------------------------


Balance, June 30, 1996             71,651                       $.76 to 1.27        $   .83
Granted                            55,901                      $2.53 to 3.55        $  2.93
Canceled                          (13,368)                      $.76 to 1.27        $   .85
-------------------------------------------


Balance, June 30, 1997            114,184                       $.76 to 3.55        $  1.86
Granted                             7,290                       $       3.55        $  3.55
Canceled                          (10,937)                      $.76 to 3.55        $  2.79
-------------------------------------------


Balance, September 30, 1997       110,537                       $.76 to 3.55        $  1.89        9 yrs.
------------------------------------------------------------------------------------------------------------


                                Number of
Non-Qualified Options             Shares
-------------------------------------------------------------------------------------------------------------


Balance, June 30, 1995                  -
Granted                            47,346                       $        .76        $   .76
-------------------------------------------


Balance, June 30, 1996             47,346                       $        .76        $   .76
Granted                                 -
-------------------------------------------



Balance, June 30, and
      September 30, 1997           47,346                       $        .76        $   .76       8.3 yrs.
--------------------------------------------------------------------------------------------------------------



Non-Employee Stock Options
--------------------------------------------------------------------------------------------------------------



Balance, June 30, 1995                  -
Granted                             4,861                        $      2.53        $ 2.53
-------------------------------------------



Balance, June 30, 1996              4,861                        $      2.53        $ 2.53
Granted                             9,722                        $      2.53        $ 2.53
-------------------------------------------



Balance, June 30, and
      September 30, 1997           14,583                        $      2.53        $ 2.53       9.3 yrs.
------------------------------------------------------------------------------------------------------------------

                                                Phoenix Preschool Holdings, Inc.

                                      Notes to Consolidated Financial Statements
                         (Information as of September 30, 1997 and for the three
                          months ended September 30, 1997 and 1996 is unaudited)


================================================================================


                         The options become fully exercisable over a three year period with 33 1/3% exercisable on the later of (a) one year from date of grant or (b) the first closing date of an initial public offering of the stock. An additional 33 1/3% become exercisable each year thereafter. At September 30, 1997, none of the options were exercisable.

                         On June 1, 1995, the Company issued warrants to purchase 87,678 shares of its common stock at $.63 per share, subject to adjustment. The warrants are exercisable at anytime through May 1, 1999.

                         Immediately preceding the effective date of an initial public offering, the Company will issue a nonqualified employee stock option to acquire up to 130,000 shares of Common Stock to an employee of the Company in consideration for financial advice, acquisition assistance and other services to be rendered by such employee during the two years following this effective date. The exercise price under such option is $4.25 per share subject to adjustment. During the two-year period commencing on the effective date and prior to registration of the Common Stock subject to such option, the holder of the option may reprice the option subject to certain conditions.

                         Additionally, the Company intends to issue an option to acquire up to 10,000 shares of common stock at the initial public offering price to each of two nonemployee directors upon their appointment to the board.

                         The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". Accordingly, no compensation has been recognized in the accompanying financial statements for the stock option plans. Had compensation cost for the stock option plans been determined based on the fair value at the grant date consistent with the provisions of SFAS No. 123, the

                                                Phoenix Preschool Holdings, Inc.

                                      Notes to Consolidated Financial Statements
                         (Information as of September 30, 1997 and for the three
                          months ended September 30, 1997 and 1996 is unaudited)


================================================================================


                         Company's net loss and loss per share would have been increased to the pro forma amounts indicated below:

                         Year ended June 30,                1997           1996
                         -------------------------------------------------------


                         Net loss - as reported        $(287,767)  $ (199,703)
                         Net loss - pro forma          $(815,457)  $ (614,003)
                         Net loss per
                          common share - as reported   $    (.17)  $     (.16)
                         Net loss per common share -
                          pro forma                    $    (.49)  $     (.49)

                         The minimum value of an option is the excess of the fair value of the stock at the date of grant (utilized proposed public offering price of $4.25) over the present value of both the exercise price and the expected dividend payments (assumed none), each discounted at the risk-free rate (6%), over the expected exercise life of the option.

10.   Income Taxes       At June 30, 1997, the Company had a tax net operating
                         loss carryforward of approximately $200,000 for federal income tax purposes which expires in 2011. A valuation allowance was established for the full amount of the estimated tax benefit upon realization of the carryforward since the Company has not determined the deferred tax asset to be more likely than not realizable at this time.

11.   Proposed Initial   The Company's proposed IPO calls for the Company to
      Public Offering    offer for public sale (a) 1,275,000 shares of its
                         common stock at $4.25 per share and (b) on behalf of the holders of the bridge notes described in Note 8, 1,275,000 redeemable stock purchase warrants at $.125 per warrant to acquire one share of common stock. The warrants are exercisable at an exchange price of $5.10 per share for a period of three years commencing two years from the effective date of the Company's
                         Registration Statement. The exercise price of the warrants is subject to change in certain events. The warrants are subject to redemption by the Company, in whole or in part, at $.05 per warrant, at any time commencing two years after the effective date, provided that the closing sale price of the common stock has been at least $7.00 for the twenty consecutive trading days ending on the third day prior to the date on which the Company gives notice of redemption. The warrants will remain exercisable until the close of business on the day immediately preceding the date fixed for redemption.

Report of Independent Certified Public Accountants



Pollack Enterprises, Inc.
Morehead City, North Carolina

We have audited the accompanying statements of income, stockholder's equity and cash flows of Pollack Enterprises, Inc. for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Pollack Enterprises, Inc. for the year ended December 31, 1995, in conformity with generally accepted accounting principles.





                                                                BDO SEIDMAN, LLP


Philadelphia, Pennsylvania
June 9, 1997

                                                       Pollack Enterprises, Inc.

                                                             Statement of Income


================================================================================



Year ended December 31,                                                    1995
--------------------------------------------------------------------------------


Net revenue                                                         $ 1,014,130

Operating expenses                                                      966,605
--------------------------------------------------------------------------------


Operating income                                                         47,525

Interest expense                                                          2,362
--------------------------------------------------------------------------------


Net income                                                          $    45,163
--------------------------------------------------------------------------------



                                 See accompanying notes to financial statements.

                                                       Pollack Enterprises, Inc.

                                               Statement of Stockholder's Equity



================================================================================





--------------------------------------------------------------------------------


                                         Common       Retained
                                          Stock       Earnings           Total
--------------------------------------------------------------------------------


Balance, January 1, 1995              $   5,000    $         -     $     5,000

Net income                                    -         45,163          45,163

Stockholder distributions                     -        (31,000)        (31,000)
--------------------------------------------------------------------------------


Balance, December 31, 1995            $   5,000    $    14,163     $    19,163
--------------------------------------------------------------------------------



                                 See accompanying notes to financial statements.

                                                       Pollack Enterprises, Inc.

                                                         Statement of Cash Flows



================================================================================

Year ended December 31,                                                    1995
--------------------------------------------------------------------------------


Cash flows from operating activities
  Net income                                                         $   45,163
  Adjustments to reconcile net income to net cash
    provided by operating activities
      Depreciation                                                       14,416
      Changes in assets and liabilities
        Decrease in receivables                                             380
        Increase in accounts payable and accruals                        39,245
--------------------------------------------------------------------------------


Net cash provided by operating activities                                99,204
--------------------------------------------------------------------------------


Cash flows from investing activities
  Capital expenditures                                                  (19,896)
--------------------------------------------------------------------------------


Cash flows from financing activities
  Proceeds of shareholder loans                                          12,500
  Repayments of shareholder loans                                       (36,500)
  Proceeds from issuance of long-term debt                               27,647
  Principal payments on long-term debt                                  (12,843)
  S-corp distributions to stockholder                                   (31,000)
--------------------------------------------------------------------------------


Net cash (used in) financing activities                                 (40,196)
--------------------------------------------------------------------------------


Net increase in cash                                                     39,112

Cash, beginning of year                                                  11,100
--------------------------------------------------------------------------------


Cash, end of year                                                    $   50,212
--------------------------------------------------------------------------------



                                 See accompanying notes to financial statements.

                                                       Pollack Enterprises, Inc.
                                                   Notes to Financial Statements




================================================================================

1.    Summary of         Business
      Significant
      Accounting         Pollack Enterprises, Inc. (the "Company") provided
      Policies           for-profit preschool educational and daycare services
                         in three childcare centers located in North Carolina.
                         These centers are set up in classroom style and staffed by licensed teachers and administrative directors.

                         Depreciation and Amortization

                         Property and equipment are stated at cost. Depreciation is computed using accelerated methods for financial statement and income tax purposes.

                         Income Taxes

                         The Company elected S corporation status under the Internal Revenue Code and state tax regulations. As a result, the Company's income or loss is reported on the personal income tax returns of the stockholder and, accordingly, no income tax is imposed on the Company.

                         Use of Estimates

                         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reports in the financial statements and accompanying notes.

2.    Related Party      The Company leased facilities for $10,947 per month
      Transaction        from the shareholder. Total rent expense in 1995 was
                         $131,364.

3.    Subsequent         In January 1996, the assets of the Company were sold to
      Event              Phoenix Preschool Education Centers, Inc. for $875,000.

Report of Independent Certified Public Accountants



Libbus, Inc.
Cary, North Carolina

We have audited the accompanying statements of income, stockholder's equity and cash flows of Libbus, Inc. for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Libbus, Inc. for the year ended December 31, 1995, in conformity with generally accepted accounting principles.






                                                                BDO SEIDMAN, LLP


Philadelphia, Pennsylvania
June 20, 1997

                                                                    Libbus, Inc.

                                                            Statements of Income





================================================================================

                                                       Year        Nine months
                                                      ended             ended
                                                December 31,       September 30,
                                                       1995              1996
-------------------------------------------------------------------------------


                                                                    (Unaudited)

Net revenue                                     $   536,842        $  353,556

Operating expenses                                  482,431           308,367
-------------------------------------------------------------------------------


Operating income                                     54,411            45,189

Interest expense                                      9,047             7,549
-------------------------------------------------------------------------------


Net income                                      $    45,364        $   37,640
-------------------------------------------------------------------------------



                                 See accompanying notes to financial statements.

                                                                    Libbus, Inc.

                                              Statements of Stockholder's Equity





================================================================================


--------------------------------------------------------------------------------


                                             Common      Retained
                                              Stock      Earnings        Total
--------------------------------------------------------------------------------


Balance, January 1, 1994                   $  5,000    $  149,387    $ 154,387

Net income                                        -        45,364       45,364

Stockholder distributions                         -       (97,000)     (97,000)
--------------------------------------------------------------------------------


Balance, December 31, 1995                    5,000        97,751      102,751

Net income (unaudited)                            -        37,640       37,640
--------------------------------------------------------------------------------


Balance, September 30, 1996 (unaudited)    $  5,000    $  135,391    $ 140,391
--------------------------------------------------------------------------------



                                 See accompanying notes to financial statements.

                                                                    Libbus, Inc.

                                                        Statements of Cash Flows





================================================================================

                                                           Year     Nine months
                                                          ended          ended
                                                    December 31,   September 30,
                                                           1995          1996
--------------------------------------------------------------------------------


                                                                     (Unaudited)

Cash flows from operating activities
  Net income                                         $    45,364     $ 37,640
  Adjustments to reconcile net income to net cash
    provided by operating activities
      Depreciation                                        32,059       11,882
      Changes in assets and liabilities
        Decrease in receivables                            3,747            -
        Increase (decrease) in accounts payable
          and accruals                                     1,978       (3,443)
-------------------------------------------------------------------------------


Net cash provided by operating activities                 83,148       46,079
-------------------------------------------------------------------------------


Cash flows from investing activities
  Capital expenditures                                   (23,455)     (27,525)
-------------------------------------------------------------------------------


Cash flows from financing activities
  Repayment of shareholder loans                         (23,461)           -
  Principal payments on long-term debt                    (4,942)      (4,451)
  S-corp distributions to stockholder                    (97,000)           -
-------------------------------------------------------------------------------


Net cash (used in) financing activities                 (125,403)      (4,451)
-------------------------------------------------------------------------------


Net (decrease) increase in cash                          (65,710)      14,103

Cash, beginning of year/period                            69,295        3,585
-------------------------------------------------------------------------------


Cash, end of year/period                             $     3,585     $ 17,688
-------------------------------------------------------------------------------



                                 See accompanying notes to financial statements.

                                                                    Libbus, Inc.

                                                   Notes to Financial Statements





================================================================================

1.    Summary of         Business
      Significant
      Accounting         Libbus, Inc. (the "Company") provided for-profit
      Policies           preschool educational services in three childcare
                         centers located in North Carolina. These centers are set up in classroom style and staffed by licensed teachers and administrative directors.

                         Depreciation and Amortization

                         Property and equipment are stated at cost. Depreciation is computed using accelerated methods for financial statement and income tax purposes.

                         Income Taxes

                         The Company elected S corporation status under the Internal Revenue Code and state tax regulations. As a result, the Company's income or loss is reported on the personal income tax returns of the stockholder and, accordingly, no income tax is imposed on the Company.

                         Use of Estimates

                         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reports in the financial statements and accompanying notes. Actual results could differ from those estimates.

                         Interim Financial Information

                         The financial information as of September 30, 1996 and for the nine months then ended is unaudited. In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the period. Results for interim periods are not necessarily indicative of results to be expected for an entire year.

2.    Related Party      The Company leased facilities for $6,200 per month from
      Transaction        the sole shareholder. Total rent expense in 1995 was
                         $74,400.




3.    Subsequent         In October 1996, the assets of the Company were sold to
      Event              Phoenix Preschool Education Centers, Inc. for $300,000.

Report of Independent Certified Public Accountants



TLC Recreation Center, Inc.
Fort Walton Beach, Florida

We have audited the accompanying statements of income, stockholder's equity and cash flows of TLC Recreation Center, Inc. for the year ended January 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of TLC Recreation Center, Inc. for the year ended January 31, 1997, in conformity with generally accepted accounting principles.





                                                                BDO SEIDMAN, LLP


Philadelphia, Pennsylvania
August 27, 1997

                                                     TLC Recreation Center, Inc.

                                                             Statement of Income





================================================================================





Year ended January 31,                                                    1997
--------------------------------------------------------------------------------


Net revenue                                                      $     891,226

Operating expenses                                                     831,875
--------------------------------------------------------------------------------


Operating income                                                        59,351

Interest expense                                                        25,261
--------------------------------------------------------------------------------


Income before taxes                                                     34,090

Income tax expense                                                       5,846
--------------------------------------------------------------------------------


Net income                                                       $      28,244
--------------------------------------------------------------------------------



                                 See accompanying notes to financial statements.

                                                     TLC Recreation Center, Inc.

                                               Statement of Stockholder's Equity





================================================================================





--------------------------------------------------------------------------------


                                     Common         Retained
                                      Stock         Earnings             Total
--------------------------------------------------------------------------------


Balance, February 1, 1996        $      500        $ 178,602        $  179,102

Net income                                -           28,244            28,244
--------------------------------------------------------------------------------


Balance, January 31, 1997        $      500        $ 206,846        $  207,346
--------------------------------------------------------------------------------



                                 See accompanying notes to financial statements.

                                                     TLC Recreation Center, Inc.

                                                         Statement of Cash Flows






================================================================================


Year ended January 31,                                                    1997
--------------------------------------------------------------------------------


Cash flows from operating activities
  Net income                                                          $ 28,244
  Adjustments to reconcile net income to net cash
    provided by operating activities
      Depreciation and amortization                                     17,498
      Changes in assets and liabilities
        Decrease in receivables                                          3,555
        Decrease in prepaid expense                                     11,853
        (Decrease) in accounts payable                                    (577)
--------------------------------------------------------------------------------


Net cash provided by operating activities                               60,573
--------------------------------------------------------------------------------


Cash flows from investing activities
  Repayment of shareholder loans                                        17,323
--------------------------------------------------------------------------------


Cash flows from financing activities
  Principal payments on long-term debt                                 (46,255)
--------------------------------------------------------------------------------


Net increase in cash and cash equivalents                               31,641

Cash and cash equivalents, beginning of year                            74,634
--------------------------------------------------------------------------------


Cash and cash equivalents, end of year                                $106,277
--------------------------------------------------------------------------------


Supplemental disclosures of cash flow information
  Cash paid during the year for
    Interest                                                          $ 25,261
    Income taxes                                                      $  3,000
--------------------------------------------------------------------------------



                                 See accompanying notes to financial statements.

                                                     TLC Recreation Center, Inc.

                                                         Statement of Cash Flows






================================================================================

1.    Summary of         Business
      Significant
      Accounting         TLC Recreation Center, Inc. (the "Company") provided
      Policies           for-profit preschool educational and daycare services
                         in a childcare center located in Florida. The center is set up in classroom style and staffed by licensed teachers and administrative directors.

                         Depreciation and Amortization

                         Property and equipment are stated at cost. Depreciation is computed using accelerated methods for financial statement and income tax purposes.

                         Use of Estimates

                         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reports in the financial statements and accompanying notes.

                         Cash Equivalents

                         For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

                         Income Taxes

                         The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns.

2.    Related Party      The Company leased facilities for $93,484 from the
      Transaction        shareholder during the year.

3.    Subsequent         In June 1997, the assets of the Company were sold to
      Event              Phoenix Preschool Education Centers, Inc. for $800,000.

================================================================================
No person is authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made in connection herewith shall, under any circumstances, create any implication that there has been no change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof. This Prospectus, does not constitute an offer to sell or solicitation of any offer to buy the Common Stock by anyone in any jurisdictions in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation of any offer to buy the Common Stock is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation.


                            -------------------

                             TABLE OF CONTENTS


                                                               Page
                                                              ------

      Available Information.....................................(i)
      Prospectus Summary..........................................1
      Cautionary Statement Regarding Forward Looking Statements...6
      Risk Factors................................................6
      Reorganization.............................................15
      Use of Proceeds............................................16
      Capitalization.............................................18
      Dividend Policy............................................18
      Dilution...................................................19
      Selling Securityholders....................................22
      Certain Federal Income Tax Consequences....................20
      Selected Financial Data....................................22
      Management's Discussion and Analysis of
       Financial Condition and Results of Operations.............23
      Business.................................................. 28
      Management.................................................40
      Certain Relationships and Related Transactions.............46
      Security Ownership of Certain Beneficial
       Owners and Management.....................................48
      Description of Securities..................................49
      Market for Securities and Related Stockholder Matters......54
      Underwriting...............................................55
      Legal Matters..............................................58
      Experts....................................................58
      Transfer Agent and Registrar...............................58



         Until _____________, 1997, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================






                        1,275,000 Shares of Common Stock

                                       and

                               1,275,000 Warrants
                  (each to acquire one share of Common Stock)




                               PHOENIX PRESCHOOL
                                 HOLDINGS, INC.






                                     [LOGO]


                                 -------------
                                   PROSPECTUS
                                 -------------


                                DUKE & CO., INC.


                          BRIARWOOD INVESTMENT COUNSEL





                              _______________, 1997





================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.


         Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law of 1988 (the "BCL") contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

         Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Under Section 1743, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding if the appropriate standards of conduct are met.

         Section 1742 provides for indemnification in derivative actions except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

         Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by the board of directors (i) by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or (iii) by the shareholders. Section 1745 provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.


         Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17D of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders of disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office.

         Section 1747 also grants to a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him or her in his or her capacity as officer or director, whether or not the corporation would have the power to indemnify him or her against the liability under Subchapter 17D of the BCL.

         Section 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17D of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

         Section 1750 provides that the indemnification and advancement of expense provided by, or granted pursuant to, Subchapter 17D of the BCL, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

         The Company's Bylaws provide in general that the Company shall indemnify its officers and directors to the fullest extent authorized by law.


         The Company has obtained insurance to cover the Company's directors and executive officers for liabilities which may be incurred in connection with the offer, sale and registration of the Common Stock.

Item 25. Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses to be incurred in connection with the offering of the Company's Units (consisting of Common Stock and Warrants), other than underwriting discounts and commissions, all of which will be paid by Phoenix:


SEC Registration Fee ...................................   $    6,669
NASD Filing Fee ........................................        2,700
NASDAQ SmallCap Market .................................       10,000
Non-accountable Expense Allowance of Underwriter........      165,750
Printing and Engraving .................................       80,000
Legal Fees and Expenses (other than blue sky)...........      175,000
Accounting Fees and Expenses............................      125,000
Transfer Agent and Warrant Agent Fees and Expenses......        5,000
Blue Sky Fees and Expenses..............................       35,000
Investment Advisor Fees.................................       99,984
Miscellaneous...........................................        4,897
                                                             --------
                  TOTAL.................................     $710,000
                                                             ========


Item 26. Recent Sales of Unregistered Securities.

         On June 9, 1997, Phoenix Preschool Education Centers, Inc. closed a private offering of 25.5 units, each of which consisted of an 8% Promissory Note (each in the principal amount of $25,000) and a warrant to purchase 50,000 shares of Common Stock of the Company. Exemption from registration for the issuance described above was claimed pursuant to Section 4(2) and 4(6) of the Securities Act and Regulation D promulgated under Section 4(2) of the Securities Act, in reliance upon the fact that such sales did not involve a public offering because offers and sales were not made to investors other than accredited investors. Therefore, such securities are subject to certain transfer restrictions.

Item 27. Financial Statements and Exhibits

         The following documents were filed as part of this Registration Statement.

         (a)      Financial Statements:

Phoenix Preschool Holdings, Inc.

         Report of Independent Certified Public Accountants

         Consolidated balance sheets as of June 30, 1997 and September 30, 1997 (unaudited)

         Consolidated statements of operations for the years ended June 30, 1997 and 1996 and for the three months ended September 30, 1997 and 1996 (unaudited)

         Consolidated statements of stockholder's equity for the years ended
                  June 30, 1997 and 1996 and for the three months ended September 30, 1997 (unaudited)

         Consolidated statements of cash flows for the years ended June 30, 1997 and 1996 and for the three months ended September 30, 1997 and 1996 (unaudited)

         Notes to consolidated financial statements


Pollack Enterprises, Inc.

         Report of Independent Certified Public Accountants

         Statement of income for the year ended December 31, 1995

         Statement of stockholder's equity for the year ended
                  December 31, 1995

         Statement of cash flows for the year ended December 31, 1995

         Notes to financial statements

Libbus, Inc.

         Report of Independent Certified Public Accountants

         Statements of income for the year ended December 31, 1995 and for the nine months ended September 30, 1996 (unaudited)

         Statements of stockholder's equity for the year ended December 31, 1995 and for the nine months ended September 30, 1996 (unaudited)

         Statements of cash flows for the years ended December 31, 1995 and for the nine months ended September 30, 1996 (unaudited)

         Notes to financial statements

TLC Recreation Center, Inc.

         Report of Independent Certified Public Accountants

         Statement of income for the year ended January 31, 1997

         Statement of stockholder's equity for the year ended January 31, 1997

         Statement of cash flows for the year ended January 31, 1997

         Notes to financial statements

         (b)      Exhibits:


     Regulation S-B
     Exhibit Number             Description
     ----------------           -------------
              1.1              Form of Underwriting Agreement
              1.2              Form of Advisory Agreement
              2.1              Form of Amended Plan of Reorganization
              2.2              Articles of Merger
              3.1              Articles of Incorporation
              3.2              Bylaws
              4.1              Specimen Common Stock Certificate
              4.2              Form of Warrant Agreement and Certificate
              4.3              Form of 8% Promissory Note*
              4.4              Form of Bridge Warrant*
              4.5              Form of Underwriter's Warrant
              5                Opinion of Blank Rome Comisky & McCauley
              10.1             Form of Non-employee Stock Option** (previously filed)
              10.2             Amended and Restated Stock Option Plan**
              10.3             Form of Lock-up Agreement***
              10.4             Asset Purchase  Agreement,  by and between Coastal Kiddie College,  Inc. and Phoenix
                               Preschool Education Centers, Inc.*
              10.5             Asset  Purchase  Agreement,  by and between  Libbus,  Inc. and Phoenix  Preschool  Education
                               Centers, Inc.*
              10.6             Asset Purchase  Agreement,  by and between TLC Recreation Center, Inc. and Phoenix Preschool
                               Education Centers, Inc.*
              10.7             Asset Purchase  Agreement,  by and between Pollack  Enterprises,  Inc. and Phoenix Preschool
                               Education Centers, Inc.*
              10.8             Form of Employment Agreement**(previously filed)
              10.9             Non-qualified Stock Option granted to Michael C. Koffler
              21               Subsidiaries*
              23.1             Consent of Blank Rome Comisky & McCauley (See Exhibit 5)
              23.2             Consent of BDO Seidman, LLP
              24               Power of attorney (included on signature page)
              27               Financial Data Schedule*
              99               Consents of Directors to be Appointed*

----------
*   Previously filed.
**  Compensatory Plan
*** To be filed by amendment

              Exhibit numbers correspond to the exhibits required by Item 601 of Regulation S-B for a Registration Statement on Form SB-2.

Item 28.      Undertakings.

         (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (b)      The undersigned hereby undertakes:

                  (1) that for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

                  (2) that for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and that offering of such securities at that time shall be deemed as the initial bona fide offering of those securities.

         (c) The Company will provide to the underwriters at the Closing specified in the Underwriting Agreement, certificates registered in such names and in such denominations as required by the underwriters to permit prompt delivery to each purchaser.

         (d) The undersigned small business issuer hereby undertakes that it will:

                  (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                           (i) Include any prospectus required by section 10(a)(3) of the Securities Act.

                           (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registrant statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) Include any additional or changed material information on the plan of distribution.

                  (2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of such securities at that time to be the initial bona fide offering thereof.

                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Philadelphia, Commonwealth of Pennsylvania on November 20, 1997.




                                           PHOENIX PRESCHOOL HOLDINGS, INC.


Date:  November 20, 1997                By: /s/ Michael C. Koffler
                                           -----------------------------------
                                           Michael C. Koffler, Chairman, Chief
                                           Executive Officer and President
                                           (Duly Authorized Officer)


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael C. Koffler and Robert Sloop, his true and lawful attorney-in-fact and agent with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates stated.


                  Signature                                   Capacity                              Date
                 -----------                                 ----------                            ------

    /s/ Michael C.  Koffler                Chairman, Chief Executive Officer and                 November 20, 1997
   ----------------------------            President, Chief Operating Officer (Principal
    Michael C. Koffler                     Executive and Operating Officer) and Director

     /s/ Robert Sloop                       Chief Financial Officer (Principal Financial         November 20,1997
    ---------------------------             and Accounting Officer)
    Robert Sloop

                                  EXHIBIT INDEX


S-B Exhibit Numbers                 Description
---------------------               -------------
           1.1                      Form of Underwriting Agreement
           1.2                      Form of Advisory Agreement
           2.1                      Form of Amended Plan of Reorganization
           2.2                      Articles of Merger
           3.1                      Articles of Incorporation
           3.2                      Bylaws
           4.1                      Specimen Common Stock Certificate
           4.2                      Form of Warrant Agreement and Certificate
           4.3                      Form of 8% Promissory Note*
           4.4                      Form of Bridge Warrant*
           4.5                      Form of Underwriter's Warrant
           5                        Opinion of Blank Rome Comisky & McCauley
           10.1                     Form of Non-Employee Stock Option** (previously filed)
           10.2                     Amended and Restated Stock Option Plan**
           10.3                     Form of Lock-up Agreement***
           10.4                     Asset Purchase Agreement, by and between Coastal Kiddie College, Inc. and
                                    Phoenix Preschool Education Centers, Inc.*
           10.5                     Asset Purchase Agreement, by and between Libbus, Inc. and Phoenix Preschool
                                    Education Centers, Inc.*
           10.6                     Asset Purchase Agreement, by and between TLC Recreation Center, Inc. and
                                    Phoenix Preschool Education Centers, Inc.*
           10.7                     Asset Purchase Agreement, by and between Pollack Enterprises, Inc. and Phoenix
                                    Preschool Education Centers, Inc.*
           10.8                     Form of Employment Agreement** (previously filed)
           10.9                     Non-qualified Stock Option granted to Michael C. Koffler
           21                       Subsidiaries*
           23.1                     Consent of Blank Rome Comisky & McCauley (See Exhibit 5)
           23.2                     Consent of BDO Seidman, LLP
           24.1                     Power of attorney (included on signature page)
           27                       Financial Data Schedule*
           99                       Consents of Directors to be Appointed*



-----------
  *  Previously filed
 **  Compensatory Plan
***  To be filed by amendment